SHAREHOLDERS AGREEMENT*
August 15, 2007

CanWest MediaWorks Inc.

AND

4414616 Canada Inc.

AND

GS Capital Partners VI Fund, L.P.

AND

GSCP VI AA One Holding S.àr.l

AND

GSCP VI AA One Parallel Holding S.àr.l

AND

CW Investments Co.

*
Certain material has been omitted from this Shareholders Agreement pursuant to a request for confidential treatment and such omitted material has been filed separately with the U.S. Securities and Exchange Commission.  Material omitted from this agreement is replaced by an asterisk.

SCHEDULE 1.1(A) EBITDA

SCHEDULE 1.1(B) GS RATE OF RETURN

SCHEDULE 1.1(C) MEDIA PARTIES

SCHEDULE 3.1 CORPORATE STRUCTURE

SCHEDULE 5.1 MERGER AGREEMENT

SCHEDULE 6.1 FORM OF COUNTERPART AND ACKNOWLEDGEMENT

SCHEDULE 6.9 REGISTRATION RIGHTS

SCHEDULE 7.1 FINANCIAL CALCULATIONS

SHAREHOLDERS AGREEMENT

THIS AGREEMENT is made as of August 15, 2007

BETWEEN:

CANWEST MEDIAWORKS INC., a corporation governed by the laws of Manitoba (“CanWest”),

- and -

4414616 CANADA INC., a corporation governed by the laws of Canada (“CanWest Holdco”),

- and -

GS CAPITAL PARTNERS VI FUND, L.P., a limited partnership governed by the laws of Delaware (“GSCP”),

- and -

GSCP VI AA ONE HOLDING S.àr.l, a corporation governed by the laws of Luxembourg (“GS Shareholder Holdco One”),

- and -

GSCP VI AA ONE PARALLEL HOLDING S.àr.l, a corporation governed by the laws of Luxembourg (“GS Shareholder Holdco Two”),

- and -

CW INVESTMENTS CO., an unlimited liability company governed by the laws of Nova Scotia (the “Corporation”).

RECITALS:

A.	CanWest Holdco and the GS Holdcos together own, directly or indirectly, all of the issued and outstanding shares in the capital of the Corporation.

B.	CanWest Holdco is a wholly-owned Subsidiary of CanWest.

C.	Each of GS Shareholder Holdco One and GS Shareholder Holdco Two is Controlled by GSCP and its affiliated funds.

D.
CanWest, CanWest Holdco, GSCP, GS Shareholder Holdco One, GS Shareholder Holdco Two and the Corporation have entered into this Agreement to record their agreement as to the manner in which the affairs of the Corporation and its Subsidiaries shall be conducted and to grant to each other certain rights and obligations with respect to the ownership, directly and indirectly, of the shares of the Corporation.

THEREFORE, the parties agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Whenever used in this Agreement, the following terms shall have the meanings set out below:

“Acceptable Participant” means a Person that is not a Media Party and that is:

(i)
a financial investor that does not have a significant interest in any Media Party (for this purpose, a Person will be deemed to have such a significant interest if it owns or Controls, directly or indirectly, 10% or more of the equity interests in such Media Party, and any securities convertible or exchangeable into equity interests will be deemed to be equity interests equivalent to the equity interests into which they may be converted or exchanged); or

(ii)	another Person acceptable to CanWest, acting reasonably;

“Acceptance Notice” has the meaning set out in Section 6.8(c);

“Acquired Competing Business” has the meaning set out in Section Error! Reference source not found.;

“Act” means the Companies Act (Nova Scotia);

“Affiliate” means, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such specified Person; provided that, with respect to the CanWest Parties, “Affiliate” means any such Affiliate of the CanWest Parties other than the Corporation and its Subsidiaries, and provided further that, with respect to the GS Parties, “Affiliate” means any such Affiliate of the GS Parties other than the Corporation and its Subsidiaries;

“Agreement” means this Shareholders Agreement, including all schedules and all amendments or restatements as permitted, and references to “Article” or “Section” mean the specified article or section of this Agreement;

“Ancillary Agreements” has the meaning set out in the Separation Agreement;

“Appeal Arbitrator” has the meaning set out in Section 9.3(c);

“Appeal Respondent” has the meaning set out in Section 9.3(c);

“Appellant” has the meaning set out in Section 9.3(c);

“Arbitration Act” has the meaning set out in Section 9.3(a);

“Arm’s Length” has the meaning that it has for purposes of the Tax Act;

“Arrangement Agreement” means the Arrangement Agreement between AA Acquisition Corp. (formerly 6681859 Canada Inc.) and Alliance Atlantis Communications Inc. dated January 10, 2007, as amended on February 26, 2007 and July 30, 2007;

“Asset Transfer Agreement” means the asset transfer agreement substantially in the form attached as a schedule to the Merger Agreement;

“Auditor” means the auditor of the Corporation appointed from time to time;

“Board” means the board of directors of the Corporation;

“Business” means, until the Combination Date the specialty television and related businesses carried on by the Corporation and its Subsidiaries and from and after the Combination Date means those businesses combined with the Contributed Business;

“Business Day” means any day, other than a Saturday or Sunday, on which the principal commercial banks in Toronto, Winnipeg and New York are open for commercial banking business during normal banking hours;

“CanWest Call” has the meaning set out in Section 6.6(a);

“CanWest Call Price” means, subject to Section 6.7(c), the Equity Value divided by the total number of issued and outstanding Shares as of the date of exercise of the CanWest Call, First GS Put or Second GS Put, as applicable, where for purposes of calculating Equity Value, (a) Combined EBITDA (for purposes of calculating the TEV) shall be calculated for the 12-month period ended March 31st of the year in which the CanWest Call, First GS Put or Second GS Put, as applicable, was exercised, (b) Net Debt shall be calculated as of March 31st of the year in which the CanWest Call, First GS Put or Second GS Put, as applicable, was exercised, (c) Combined EBITDA (for purposes of calculating TEV) shall be calculated as the greater of actual Combined EBITDA and the applicable Floor Amount and (d) the TEV shall be calculated without applying the Minimum TEV;

“CanWest Parties” means CanWest and CanWest Holdco and any permitted transferees of either of them pursuant to Section 6.5;

“Cash” means cash and cash equivalents as determined in accordance with GAAP;

“CBCA” means the Canada Business Corporations Act;

“Combination Date” means the date on which the Combination Transaction is consummated;

“Combination Transaction” has the meaning set out in Section 5.2(a);

“Combined EBITDA” means, for the applicable 12-month period, (a) if the Combination Transaction has not occurred prior to the beginning of such 12-month period, (i) for the portion of such 12-month period prior to the completion of the Combination Transaction, the aggregate of the EBITDA of (x) the Corporation and its Subsidiaries, plus (y) the Contributed Business, plus (ii) for the portion of such 12-month period (if any) after the completion of the Combination Transaction, the EBITDA of the Corporation and its subsidiaries or (b) if the Combination Transaction has occurred prior to the beginning of such 12-month period, the EBITDA of the Corporation and its Subsidiaries;

“Common Shares” means the Class A Common Shares and the Class B Common Shares in the capital of the Corporation and includes all such shares of the Corporation currently authorized as well as any additional common shares in the capital of the Corporation that may be created, but does not include any such shares for which other securities may be exercised or exchanged or into which other securities may be converted unless and until such rights have been exercised and such shares issued;

“Competing Business” has the meaning set out in Section Error! Reference source not found.;

“Confidential Arbitration Information” has the meaning set out in Section 9.3(e);

“Confidential Information” has the meaning set out in Section 9.1(a);

“Contributed Business” has the meaning set out in the Asset Transfer Agreement, provided that from and after the completion of the transactions contemplated by the Asset Transfer Agreement, “Contributed Business” shall mean the Contributed Entity and its Subsidiaries;

 “Control” means:

(i)
in relation to a corporation, the beneficial ownership at the relevant time of shares of such corporation carrying more than 50% of the voting rights ordinarily exercisable at meetings of shareholders of the corporation where such voting rights are sufficient to elect a majority of the directors of the corporation;

(ii)
in relation to a Person that is a partnership, limited liability company or joint venture, the beneficial ownership at the relevant time of more than 50% of the ownership interests of such partnership, limited liability company or joint venture in circumstances where it can reasonably be expected that the Person can direct the affairs of the partnership, limited liability company or joint venture;

(iii)	in relation to a trust, the beneficial ownership at the relevant time of more than 50% of the property settled under the trust; and

(iv)	in relation to an investment fund, the management of such fund;

and the words “Controlled by”, “Controlling” and similar words have corresponding meanings; the Person who Controls a Controlled Person shall be deemed to Control a corporation, partnership, limited liability company, joint venture or trust which is Controlled by the Controlled Person, and so on;

“CRTC” means the Canadian Radio-television and Telecommunications Commission, or any successor to it;

“CRTC Regulations” means the Broadcasting Act (Canada), the regulations enacted under that Act, the Direction to the CRTC (Ineligibility of Non Canadians) (SOR/97 192, April 18, 1997 as amended by SOR/98 378, July 15, 1998), all rulings, decisions and licence conditions of, and any other law, regulation or published policy of, or administered by, the CRTC;

“CW Media” means CW Media Inc., a corporation governed by the laws of Canada (including any successor entity or resulting entity from the Combination Transaction);

“CW Media Board” has the meaning set out in Section 4.8(a);

“Director” means a member of the Board;

“Dispute” has the meaning set out in Section 9.3(a);

“Equity Value” means the TEV less Net Debt;

“EBITDA” means EBITDA determined in accordance with Schedule 1.1(b);

“Estimated Price” has the meaning set out in Section 7.2(e);

“Financial Calculations” has the meaning set out in Section 7.1(a);

“Financial Statements” means the audited consolidated balance sheets of CanWest as of August 31, 2006 and August 31, 2005 and the related consolidated statements of earnings (loss), retained earnings and cash flows for each of the three years in the period ended August 31, 2006 and all notes to those financial statements as reported upon by PricewaterhouseCoopers LLP, Chartered Accountants;

“First Call Period” has the meaning set out in Section 6.6(a);

“First GS Put” has the meaning set out in Section 6.7(a);

“First Put Period” has the meaning set out in Section 6.7(a);

“First Put Shares” has the meaning set out in Section 6.7(a);

“Floor Amount” means, (i) if the CanWest Call is exercised in 2011, $230 million; (ii) if the CanWest Call is exercised in 2012, $250 million; and (iii) if the CanWest Call is exercised in 2013, $280 million;

“Force Majeure Event” means any natural, technological, political, governmental, regulatory, market (including financial, banking or capital market) or similar event, circumstance or condition, occurring after the date of this Agreement which is beyond the reasonable control of the Corporation and its Subsidiaries and the CanWest Parties, for the avoidance of doubt excluding (a) any event, circumstance or condition to the extent caused by the negligence or wilful act of the Corporation, its Subsidiaries or any of the CanWest Parties and (b) the inability to obtain financing (except if a separate Force Majeure Event caused the financing to be unavailable);

“GAAP” has the meaning set out in Section 1.5;

“Governmental Entity” means any (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (ii) any subdivision, agent, commission, board or authority of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, including the Toronto Stock Exchange or any other stock exchange;

“GS Additional Investment” means $52.5 million and the amount of any additional capital contributions made to the Corporation by the GS Parties in accordance with Section 3.5(a);

“GS Equity Value” means ●  [DEFINITION REDACTED*];

“GS Holdcos” means GS Shareholder Holdco One and GS Shareholder Holdco Two and any permitted transferees of either of them pursuant to Section 6.5;

“GS Initial Interest” means the number of Shares held by the GS Holdcos as at the date of this Agreement (as appropriately adjusted from time to time for any share dividend, split, consolidation, reorganization, redemption or similar event occurring after the date of this Agreement);

“GS Initial Investment” means $428,287,353;

“GS Parties” means GSCP, GS Shareholder Holdco One and GS Shareholder Holdco Two and any permitted transferees of any of them pursuant to Section 3.3 or Section 6.5;

“GS Post-Combination Percentage Interest” has the meaning set out in Section 5.4(a);

“GS Put Price” means, subject to Section 6.7(c), an amount equal to the CanWest Call Price, except that for purposes of calculating Equity Value, Combined EBITDA shall be calculated as the actual Combined EBITDA without any reference to any Floor Amount and, in the case of the GS Put Price for the First GS Put (but not the Second GS Put or the Shortfall Put), the TEV shall not be less than the Minimum TEV;

*	The material has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the U.S. Securities and Exchange Commission.

“GS Rate of Return” means the annual rate of return determined in accordance with the provisions of Schedule 1.1(b);

“GS Shares” has the meaning set out in Section 6.6(a);

“Guaranteed Parties” has the meaning set out in Section 6.11(b);

“Guaranteeing Parties” has the meaning set out in Section 6.11(b);

“Indebtedness” means, in respect of any Person, the amount of all debts and liabilities in respect of:

(i)	money borrowed or raised, including any related premiums and all capitalized interest;

(ii)	debentures, bonds, promissory notes or similar debt instruments; and

(iii)	obligations under leases of real or personal property to the extent that such obligations would be capitalized on a balance sheet prepared in accordance with GAAP;

determined, without duplication, on a consolidated basis in accordance with GAAP but, for the avoidance of doubt, not including any trade payables or accrued liabilities (including, by way of example, in respect of pension or post-retirement obligations, payables in respect of any television programs or films or CRTC-related obligations);

“Indemnified Party” has the meaning set out in Section 6.11(a);

“Indemnifying Party” has the meaning set out in Section 6.11(a);

“Indemnity Agreement” means the Indemnity Agreement between the CanWest Parties and the GS Parties dated on or about the date of this Agreement;

“Independent Auditor” means one of the “big four” national auditing firms that is not the Auditor and that is independent with respect to each of the Parties under applicable generally accepted auditing standards, selected at random, or if none of such auditing firms so qualifies, another nationally recognized auditing firm to which both CanWest and GSCP consent;

“Insolvency Event” means in respect of a Person:

(i)
the commencement by the Person of any proceedings under any bankruptcy, arrangement, reorganization, dissolution, liquidation, insolvency, winding-up or similar law of any jurisdiction for the relief from or otherwise primarily affecting the rights of creditors of the Person, including under the Bankruptcy and Insolvency Act (Canada) (the “BIA”), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) or the United States Bankruptcy Code (each an “Insolvency Proceeding”);

(ii)	the commencement of an Insolvency Proceeding against or in respect of the Person which is not contested and dismissed within 90 days of such commencement;

(iii)
the Person (i) making a general assignment for the benefit of its creditors, including any assignment made pursuant to the BIA, (ii) acknowledging its insolvency in writing or (iii) being declared bankrupt or insolvent;

(iv)
any receiver, receiver-manager, interim receiver, monitor, liquidator, assignee, custodian, trustee, sequestrator or other similar entity being lawfully appointed in respect of the Person or all or substantially all of the Person’s property, assets or undertaking following proper notice to the Person where the Person is not contesting such appointment in good faith; and

(v)
any holder of any security interest, mortgage, lien, charge, claim or encumbrance lawfully taking possession, management or control of all or substantially all of the Person’s property, assets or undertaking following proper notice to the Person where the Person is not contesting such action in good faith;

“IRR Adjustment” has the meaning set out in Section 6.7(c);

“Later Call Period” has the meaning set out in Section 6.6(a);

“Leverage Cap” means 6.5 times the Combined EBITDA for the applicable 12-month period;

“Management Agreement” means the Management and Administrative Services Agreement between CanWest and CW Media dated on or about the date of this Agreement;

 “Media Party” means any Person referred to on Schedule 1.1(c) and any Affiliate of any such Person;

“Merger Agreement” has the meaning set out in Section 5.2(a);

“Minimum TEV” means $2.5 billion;

“Modified Acceptance Notice” has the meaning set out in Section 6.8(f);

“Modified Offer Period” has the meaning set out in Section 6.8(f);

“Modified Terms” has the meaning set out in Section 6.8(f);

“Net Debt” means, as of the applicable measurement date, all Indebtedness of the Corporation and its Subsidiaries, less Cash of the Corporation and its Subsidiaries;

“Notice” has the meaning set out in Section 9.9;

“Notice of Appeal” has the meaning set out in Section 9.3;

“Notice of Modification” has the meaning set out in Section 6.8(f);

“Notice of Sale” has the meaning set out in Section 6.8(b);

“Objection Notice” has the meaning set out in Section 7.1(d);

“Offered Shares” has the meaning set out in Section 6.8(b);

“Offer Period” has the meaning set out in Section 6.8(c);

“Offer Price” has the meaning set out in Section 6.8(b);

“Parent” means a Person who Controls, directly or indirectly, a Shareholder; CanWest is the Parent of CanWest Holdco;

“Parties” means, collectively, CanWest, CanWest Holdco, GSCP, GS Shareholder Holdco One, GS Shareholder Holdco Two, the Corporation and any other Person that becomes a party to this Agreement, and “Party” means any one of them;

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, limited liability company, unlimited liability company, government, government regulatory authority, governmental department, agency, commission, board, tribunal, dispute settlement panel or body, bureau, court and,  where the context requires, any of the foregoing when acting as trustee, executor, administrator or other legal representative;

“Pledged Shares” has the meaning set out in Section 6.4;

“Proceeding” means any court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal or criminal), arbitration or other dispute settlement procedure, investigation, audit, assessment, inquiry, request for information, warrant, charge, suit or claim, or any similar matter or proceeding;

“Process Agent” has the meaning set out in Section 9.10;

“Put Shortfall Price” has the meaning set out in Section 6.7(c);

“Reporting Committee” has the meaning set out in Section 4.8(b);

“Second GS Put” has the meaning set out in Section 6.7(d);

“Second Put Period” has the meaning set out in Section 6.7(d);

“Second Put Shares” has the meaning set out in Section 6.7(d);

“Section 116 Certificate” has the meaning set out in Section 7.4(a);

“Senior Notes” means the 8% senior subordinated notes of CanWest due 2012 or any refinancing or replacement or exchange of such notes;

“Separation Affiliate” has the meaning set out in Section 6.11(a);

“Separation Agreement” means the separation and distribution agreement dated as of the date of this Agreement among CW Media and certain other parties;

“Separation Indemnity” has the meaning set out in Section 6.11(a);

“Shares” means the Common Shares, the Voting Shares and the Class B non-voting preferred shares in the capital of the Corporation and includes all such shares of the Corporation currently authorized as well as any additional shares in the capital of the Corporation that may be created, but does not include any such shares for which other securities may be exercised or exchanged or into which other securities may be converted unless and until such rights have been exercised and such shares issued;

“Shareholders” means, collectively, CanWest Holdco and each GS Holdco together with such other Persons as may become Parties to this Agreement as a shareholder of the Corporation, and “Shareholder” means any one such Person;

“Shortfall Put” has the meaning set out in Section 6.7(c);

“Subsidiary” means with respect to any Person (i) a body corporate 50% or more of the voting or capital stock of which is, as of the time in question, directly or indirectly owned by such Person and (ii) any other Person in which such Person, directly or indirectly, owns 50% or more of the equity economic interest of such other Person or has the power to elect or direct the election of 50% or more of the members of the governing body of such other Person or otherwise has control over such entity (e.g., as the managing partner of a partnership); provided that, with respect to the CanWest Parties, “Subsidiary” means any Subsidiary of the CanWest Parties other than the Corporation and its Subsidiaries, and provided further that, with respect to the GS Parties, “Subsidiary” means any such Subsidiary of the GS Parties other than the Corporation and its Subsidiaries;

“Tax Act” means the Income Tax Act (Canada);

“Tax Shelter Agreement” means the Shelterco Shareholders Agreement between CanWest Global Communications Corp., GSCP and certain other parties dated on or about the date of this Agreement;

“TEV” means the product of (a) Combined EBITDA, multiplied by (b) 12, provided that, except as otherwise provided in this Agreement, the TEV shall not be less than the Minimum TEV;

“Third Party Sale Agreement” has the meaning set out in Section 6.8(f);

“Third Party Sale Period” has the meaning set out in Section 6.8(f);

“Threshold Amount” means:

(i)           $15 million with respect to any financial year of the Corporation prior to completion of the Combination Transaction; and

(ii)	$22.5 million with respect to any financial year of the Corporation during which the Combination Transaction is completed or any subsequent financial year of the Corporation;

“Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of security interest or other arrangement by which possession, legal title or beneficial ownership passes from one Person to another or to the same Person in a different capacity, whether or not voluntary and whether or not for value, and any agreement to effect any of the foregoing; and the words “Transferred”, “Transferring” and similar words have corresponding meanings;

“Transition Services Agreement” means the transition services agreement between CW Media and certain other parties dated as of the date of this Agreement that is one of the Ancillary Agreements;

“Transfer Closing” has the meaning set out in Section 7.2(a);

“Transferred Shares” has the meaning set out in Section 6.11(a);

“Trustee” means James B. Macdonald or his successor as Trustee under the Voting Trust Agreement;

“Unallocated Expenses” has the meaning set out in the Separation Agreement;

“Voting Shares” means the Class A voting preferred shares in the capital of the Corporation and includes all such shares of the Corporation currently authorized as well as any additional such shares in the capital of the Corporation that may be created, but does not include any such shares for which other securities may be exercised or exchanged or into which other securities may be converted unless and until such rights have been exercised and such shares issued; and

“Voting Trust Agreement” means the voting trust agreement dated as of the date of this Agreement between CW Media and James B. Macdonald.

1.2	Additional Definitions

Unless there is something inconsistent in the subject matter or context, or unless otherwise provided in this Agreement, all other words and terms used in this Agreement that are defined in the CBCA shall have the meanings that they have for purposes of the CBCA.

1.3	Certain Rules of Interpretation

In this Agreement:

(a)	Time - Time is of the essence in the performance of the Parties’ respective obligations.

(b)	Currency - Unless otherwise specified, all references to money amounts are to the lawful currency of Canada.

(c)	Headings - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(d)
Consent - Whenever a provision of this Agreement requires an approval or consent and such approval or consent is not delivered within the applicable time period, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its consent or approval.

(e)
Time Periods - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

(f)
BusinessDay - Whenever any payment to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following.

(g)
Governing Law - This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

(h)	Including - Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(i)
No Strict Construction - The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(j)	Number and Gender - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(k)
Severability - If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(l)	Statutory References - A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation that amends, supplements or supersedes any such statute or any such regulation.

1.4	Entire Agreement

This Agreement, the Ancillary Agreements and the agreements and other documents required to be delivered pursuant to this Agreement constitute the entire agreement between the Parties, and set out of all the covenants, promises, warranties, representations, conditions and agreements between the Parties, in connection with the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise, including the Joint Venture Term Sheet entered into by CanWest and GS Capital Partners AA Investment LLC on January 10, 2007.  There are no covenants, promises, warranties, representations, conditions or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral, whether statutory or otherwise, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and the Ancillary Agreements and any document required to be delivered pursuant to this Agreement.

1.5	Accounting Principles

Unless otherwise specified, wherever in this Agreement reference is made to generally accepted accounting principles (“GAAP”), such reference shall be deemed to be to the generally accepted accounting principles as defined as at the date of this Agreement by the Accounting Standards Board of the Canadian Institute of Chartered Accountants in the Handbook of the Canadian Institute of Chartered Accountants.

1.6	Schedules

The Schedules to this Agreement, as listed below, are an integral part of this Agreement:

Article 2
PURPOSE, SCOPE and compliance

2.1	Not a Unanimous Shareholder Agreement

This Agreement is not intended to be a unanimous shareholder agreement within the meaning of the CBCA and similar corporate legislation in respect of either the Corporation or any Subsidiary of the Corporation.  Any provision of this Agreement that purports to restrict the powers of directors to manage or supervise the management of the business and affairs of the Corporation or any of its Subsidiaries is intended instead, and shall be construed, as an agreement to vote and act as shareholders and to use all reasonable efforts to cause to occur the intent of such provision, subject to applicable laws.

2.2	Compliance with Agreement

(a)
Each Shareholder agrees to vote and act as a shareholder of the Corporation to fulfil the provisions of this Agreement and in all other respects to comply with, and use all reasonable efforts to cause the Corporation to comply with, this Agreement and give effect to the intent of this Agreement, and to the extent, if any, that may be permitted by law, each shall cause its respective nominees as Directors of the Corporation to act in accordance with this Agreement.

(b)
CanWest agrees to cause CanWest Holdco (or any other Affiliate of CanWest that holds Shares) to comply with this Agreement and hereby guarantees and warrants to each of the other Parties the due performance by CanWest Holdco of all of its obligations pursuant to this Agreement.  The foregoing guarantee and warranty of CanWest is absolute, unconditional, present and continuing and is in no way conditional or contingent upon any event, circumstance, action or omission which might in any way discharge a guarantor or surety.

(c)
GSCP agrees to cause each of the GS Holdcos to comply with this Agreement and hereby guarantees and warrants to each of the other Parties the due performance by each GS Holdco of all of its obligations pursuant to this Agreement.  The foregoing guarantee and warranty of GSCP is absolute, unconditional, present and continuing and is in no way conditional or contingent upon any event, circumstance, action or omission which might in any way discharge a guarantor or surety.

2.3	Compliance by Corporation

The Corporation undertakes to carry out and be bound by the provisions of this Agreement to the full extent that it has the capacity and power at law to do so, and to vote and act as a shareholder and use all reasonable efforts to cause each of its Subsidiaries to comply with this Agreement and give effect to the intent of this Agreement.

2.4	Compliance with CRTC Regulations

The Parties acknowledge and agree that any action contemplated under this Agreement that requires any notification to or approval of the CRTC pursuant to the CRTC Regulations is subject to such notification or approval having been made or obtained.  The Parties shall cooperate in good faith in a timely manner in connection with any such required notification or approval and shall use commercially reasonable efforts to do all things reasonably necessary to make such notification or obtain such approval, provided that a Party shall not be required to take any action or do any thing to the extent that the terms of such notification or approval are not reasonably acceptable to such Party.  The Parties intend that the Corporation and its Subsidiaries will comply at all times with all applicable CRTC Regulations.

ARTICLE 3

FINANCIAL PARTICIPATION IN THE CORPORATION

3.1	Equity Participation

(a)	The GS Parties jointly and severally represent and warrant to each of the CanWest Parties that:

(i)	as of the date hereof, the GS Holdcos are the sole legal and beneficial owners of the following Shares:

	Class A Preferred Shares	Class B Common Shares
GS Shareholder Holdco One	222	563,964
GS Shareholder Holdco Two	111	83,050	; and

(ii)	each GS Holdco is Controlled by GSCP and its affiliated funds.

(b)	The CanWest Parties jointly and severally represent and warrant to each of the GS Parties that:

(i)
as of the date hereof, CanWest Holdco is the sole legal and beneficial owner of 666 Class A Preferred Shares and 352,986 Class A Common Shares, acquired by it in consideration for an aggregate subscription price of $262.3 million; and

(ii)	CanWest Holdco is Controlled by CanWest.

(c)	The Parties acknowledge and agree that the corporate structure of the Corporation and its Subsidiaries as at the date of this Agreement is as set out in Schedule 3.1.

3.2	Additional Capital

Subject to Section 3.5, except as otherwise unanimously agreed, none of the Parties shall be obligated to acquire additional Shares, make capital contributions to or make loans to or guarantee the indebtedness of the Corporation or any of its Subsidiaries.  Subject to Section 3.5, it is the intention of the Parties that further funds required by the Corporation from time to time will be obtained, to the extent possible, by borrowings without guarantee by the Shareholders.

3.3           GS Syndication

(a)	GSCP may elect to Transfer (or cause its Affiliates to Transfer) any of the securities they hold in any GS Holdco to one or more investment funds or partnerships Controlled by GSCP or its Affiliates.

(b)
Subject to Section 3.3(d), GSCP may elect to Transfer (or cause its Affiliates to Transfer) any securities that they hold in the GS Holdcos to one or more Acceptable Participants during the 15-month period after the date of this Agreement, provided that:

(i)	GSCP has given prior Notice to CanWest no less than 10 Business Days prior to the date of such Transfer, specifying the date of the proposed Transfer and the identity of the proposed transferee;

(ii)	GSCP or an Affiliate of GSCP continues to Control each GS Holdco;

(iii)	each such Acceptable Participant agrees not to Transfer its interests in any GS Holdco to any Person that is not an Acceptable Participant; and

(iv)	GSCP uses commercially reasonable efforts to ensure that each such Acceptable Participant complies with procedures designed to achieve the same result as those set out in this Section 3.3(b).

(c)	Subject to Section 3.3(d), each GS Holdco may elect to Transfer certain of its Shares to one or more Acceptable Participants during the 15-month period after the date of this Agreement, provided that:

(i)	GSCP has given prior Notice to CanWest no less than 10 Business Days prior to the date of such Transfer, specifying the date of the proposed Transfer and the identity of the proposed transferee;

(ii)	such Acceptable Participants hold the Shares indirectly through an investment vehicle that is Controlled by GSCP or an Affiliate of GSCP;

(iii)
each such investment vehicle agrees in writing to become a Party to and be bound by the terms of this Agreement, including all of the rights and obligations under the Agreement applicable to the GS Holdcos, by executing a form of counterpart and acknowledgement that is acceptable to the Corporation and substantially in the form attached as Schedule 6.1;

(iv)	GSCP uses commercially reasonable efforts to ensure that each such Acceptable Participant complies with procedures designed to achieve the same result as those set out in Section 3.3(b).

(d)
The GS Parties shall not effect any Transfer pursuant to Sections 3.3(b) or 3.3(c) to the extent that it would cause the aggregate interests, direct or indirect, in the equity of the Corporation acquired by Acceptable Participants pursuant to

Sections 3.3(b) and 3.3(c), to exceed ●% [PERCENTAGE REDACTED*] of the GS Initial Interest.

(e)
GSCP will use commercially reasonable efforts to ensure that each Acceptable Participant complies with procedures designed to ensure persons who individually or in aggregate held 10% or more of any class of shares of Alliance Atlantis Communications Inc., Southhill Strategy Inc. or Sumac Corporation Limited in the period from December 15, 2006 to the date of this Agreement do not acquire “substituted property” for property of Alliance Atlantis Communications Inc. for purposes of paragraph 88(1)(c) of the Tax Act.

(f)
The GS Holdcos and the permitted transferees thereof shall collectively exercise the rights of the GS Parties under this Agreement and no such Transfer shall have the effect of enlarging any rights of any of the GS Parties under this Agreement or conferring any additional rights under this Agreement to any such permitted transferees.  For all purposes of this Agreement, any such permitted transferees holding Shares shall, together with the GS Holdcos, be treated as a single Shareholder and GS Shareholder Holdco One shall exercise all rights of such single Shareholder pursuant to this Agreement (by way of example, GS Shareholder Holdco One shall be the sole representative of the GS Parties at any meeting of shareholders of the Corporation).  The Corporation and the CanWest Parties may rely upon any action taken or decision made by GS Shareholder Holdco One or GSCP as contemplated by this Agreement without regard to the views of any such permitted transferee with respect to such action or decision.

3.4	Covenant Support

The Contributed Business (or, at CanWest’s option, CanWest or one or more of its Subsidiaries) shall make an equity contribution to the Corporation (which will be treated by the Corporation as contributed surplus and will not alter the respective direct or indirect equity interests in the Corporation of the GS Holdcos or CanWest Holdco), which will in turn make an equity contribution directly to CW Media Holdings Inc. and indirectly to CW Media (which will be recognized under CW Media Holdings Inc.’s covenants to its lenders in its Credit Agreement dated the date of  this Agreement by and among CW Media Holdings Inc., the Corporation, the lenders from time to time party to such agreement, Credit Suisse, Cayman Islands Branch as Term Loan Administrative Agent, Credit Suisse, Toronto Branch as Revolving Credit Administrative Agent, Credit Suisse, Toronto Branch as Collateral Agent, Goldman Sachs Credit Partners L.P., as sole lead arranger and sole book runner, and the other agents party to such agreement (the “Credit Agreement”) as additional “EBITDA”, as defined under such covenants in the Credit Agreement, for the year) in 2008 and subsequent years to the extent that CW Media Holdings Inc. requires such contribution to match the “EBITDA” levels required under such covenants in the Credit Agreement, up to a maximum contribution of $12.5 million in 2008, $25 million in 2009 and $25 million for each year thereafter; provided, however, that such obligation shall cease with respect to the years following the Combination Date to the extent that the

*	The material has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the U.S. Securities and Exchange Commission.

Contributed Business (or the assets thereof) is transferred to CW Media or a Subsidiary of CW Media in the Combination Transaction.

3.5	Additional Capital Contributions

(a)
GSCP shall or shall cause the GS Holdcos to make one or more capital contributions to the Corporation in an aggregate amount equal to 62.5% of the excess of (i) the aggregate amount of all Unallocated Expenses over (ii) $● million [DOLLAR AMOUNT REDACTED*], as and when required by the Corporation to fund payment of such excess Unallocated Expenses.

(b)
CanWest shall or shall cause CanWest Holdco to make one or more capital contributions to the Corporation in an aggregate amount equal to 37.5% of the excess of (i) the aggregate amount of all Unallocated Expenses over (ii) $● million [DOLLAR AMOUNT REDACTED*], as and when required by the Corporation to fund payment of such Unallocated Expenses.

3.6	Excess Funding

For the avoidance of doubt, to the extent that the GS Parties have, through inadvertence or otherwise, provided equity funding to the Corporation on or about the date of this agreement in excess of $480,787,353 (being the sum of the GS Initial Investment and that portion of the GS Additional Investment to be funded as at the date of this Agreement), such excess shall be returned to the GS Parties in Canadian funds as soon as reasonably practicable and such excess shall not constitute either GS Initial Investment or GS Additional Investment (● [PARENTHESES REDACTED*]).

ARTICLE 4

MANAGEMENT AND GOVERNANCE OF THE CORPORATION

4.1	Board of Directors

(a)	The Board shall consist of five Directors. Each of the Directors shall be qualified to serve as a director in accordance with the Act and applicable CRTC Regulations.

(b)	CanWest shall be entitled to nominate,

*	The material has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the U.S. Securities and Exchange Commission.

*	The material has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the U.S. Securities and Exchange Commission.

*	The material has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the U.S. Securities and Exchange Commission.

(i)	for so long as GSCP and its Affiliates, including the GS Holdcos, continue to hold Shares that represent at least 50% of the GS Initial Interest, three individuals to the Board, or

(ii)	for so long as GSCP and its Affiliates, including the GS Holdcos, continue to hold Shares that represent less than 50% of the GS Initial Interest, four individuals to the Board,

each of whom shall be a Canadian citizens ordinarily resident in Canada, and CanWest shall be entitled to remove and replace its nominees from time to time as provided in Section 4.2.

(c)	GSCP shall be entitled to nominate,

(i)
for so long as GSCP and its Affiliates, including the GS Holdcos, continue to hold Shares that represent at least 50% of the GS Initial Interest, two individuals to the Board (one of whom shall be a Canadian citizen ordinarily resident in Canada), or

(ii)
for so long as GSCP and its Affiliates, including the GS Holdcos, continue to hold Shares that represent less than 50% of the GS Initial Interest, one individual to the Board (it being understood and agreed that (x) such individual may be a non-Canadian and (y) in case such individual is a non-Canadian, the CanWest Parties and the Corporation shall ensure that there are four other Directors on the Board, each of whom shall be Canadian), each of whom shall be an officer or employee of GSCP or of an Affiliate of GSCP, or such other individual acceptable to CanWest, acting reasonably.  GSCP shall be entitled to remove and replace its nominees from time to time as provided in Section 4.2.

(d)	Each Shareholder shall vote its Shares to elect the Directors nominated in accordance with this Agreement.

At least 15 days before any meeting of Shareholders at which Directors are to be elected or, in the case of a vacancy on the Board, at least 15 days before the effective date of any appointment of a Director to fill such vacancy, any Party entitled to nominate and elect a nominee to the Board shall give notice to the other Parties stating the name of the nominee or nominees proposed by such Party.  In the case of the nominee or nominees of GSCP, unless the nominee is already a Director or an officer or employee of GSCP or of an Affiliate of GSCP, CanWest shall be entitled, acting reasonably, before the expiry of a period of seven days after receiving such notice, to give notice to GSCP that it does not accept any one or more of the specified nominees, in which case GSCP shall give a further notice to CanWest stating the name of its proposed alternative nominee or nominees, who again shall be subject to CanWest approval, and so on.  Any individual who has been proposed to be nominated by GSCP and whose nomination has been rejected by CanWest as provided in this Section shall not again be nominated during the term of this Agreement.

(e)	The initial members of the Board shall be as follows:

CanWest Nominees	GSCP Nominees
Leonard Asper	Gerry Cardinale
Thomas Strike	Tim Hodgson
Peter Viner

4.2	Removal and Replacement of Nominees

Any Shareholder entitled to nominate a Director pursuant to Section 4.1(b) or 4.1(c) shall be entitled to remove any such Director by notice to such Director, the other Shareholders and the Corporation.  Any vacancy occurring on the Board by reason of the death, disqualification, inability to act, resignation or removal of any Director shall, subject to Section 4.1, be filled only by a further nominee of the Shareholder whose nominee was so affected so as to maintain a Board consisting of the numbers of nominees specified in Sections 4.1(b) and 4.1(c).  The Parties shall use all reasonable efforts to provide for the prompt replacement of Directors pursuant to this Section 4.2.

4.3	Meetings of Board

The Board shall meet at least once in every financial quarter of the Corporation during the term of this Agreement, and if a meeting of the Board is not held during any financial quarter of the Corporation, any Director may call a meeting of the Board on five Business Days’ prior notice to the other Directors.  Each meeting of the Board (including the regular quarterly meetings) shall require five Business Days’ prior notice thereof to each Director.  Any notice of a meeting at which any matters described in Section 4.7(b) are to be passed upon shall include a prominent reference that Section 4.7(b) matters will be considered at such meeting.  At each meeting of the Board, unless waived unanimously by the Board, the officers of the Corporation shall report fully to the Board with respect to the current status of the operations of the Corporation and its Subsidiaries and with respect to all major developments or planned action involving the Corporation and its Subsidiaries and shall present to the Board current financial information with respect to the Corporation and its Subsidiaries and such other information as the Board may reasonably request.

4.4	Quorum

A quorum for meetings of the Board shall consist of a majority of the members of the Board.  If a quorum is not obtained at any meeting, the meeting shall be adjourned and may be reconvened upon five days’ notice to the Directors (or upon five Business Days’ notice if any matters described in Section 4.7(b) are to be passed upon at such meeting), at which reconvened meeting the quorum shall be a majority of the Directors.

4.5           Telephone Meetings

Any or all Directors may participate in a meeting of the Board by means of such telephone, electronic or other communication facilities as permit all Persons participating in the meeting to hear and communicate with each other simultaneously and a Director participating in such a meeting by such means is deemed to be present at the meeting.

4.6	Auditor

PricewaterhouseCoopers LLP shall be appointed as the initial Auditor.

4.7	Board Approval of Matters

(a)
The Board shall have full power and responsibility to manage or supervise the management of the Corporation, subject to the Management Agreement.  Subject to Section 4.7(b), decisions of the Board shall be made by a simple majority of the Directors participating in the meeting at which the decision is to be made or by written resolution signed by the Directors.

(b)
Notwithstanding any other provision of this Agreement, the Management Agreement or the Act, no obligation of the Corporation or of its Subsidiaries will be entered into, no decision will be made and no action taken by or with respect to the Corporation or any of its Subsidiaries (or any of their respective properties or assets) with respect to the following matters without the approval of each of the Directors (except to the extent that such matter or transaction was or is expressly contemplated by this Agreement or the Ancillary Agreements, including the Combination Transaction (effected in accordance with this Agreement and the Merger Agreement) and the consummation of the CanWest Call, the First GS Put or the Second GS Put in accordance with this Agreement):

(i)	any change in the articles or by-laws (or similar organizational documents) of the Corporation or of any of its Subsidiaries;

(ii)	any change in the authorized or issued capital of the Corporation or of any of its Subsidiaries;

(iii)	any allotment, issuance, redemption or repurchase of any equity securities of the Corporation or of any of its Subsidiaries;

(iv)	any action that may lead to or result in a material change in the nature of the business of the Corporation or any Subsidiary;

(v)
the incurrence of any Indebtedness in excess of the Threshold Amount in any financial year of the Corporation, other than short term borrowings in the ordinary course of business and Indebtedness incurred to finance the acquisition of the GS Shares in accordance with Section 6.6 or 6.7 (to the extent permitted or required thereby);

(vi)	the incurrence of any material liability other than Indebtedness (subject to clause 4.7(b)(v)), other than in the ordinary course of business or as contemplated by clause 4.7(b)(v);

(vii)	the commencement of Insolvency Proceedings with respect to the Corporation or any of its Subsidiaries;

(viii)
any liquidation, merger or amalgamation of the Corporation or any of its Subsidiaries (other than with a wholly owned Affiliate), or the sale of all or substantially all of the assets of the Corporation and its Subsidiaries;

(ix)
the acquisition of or investment in any business or assets where the aggregate of the acquisition price and the amount of any Indebtedness assumed as part of the transaction, or the amount of such investment where the transaction is not an acquisition, exceeds the Threshold Amount, other than acquisitions of assets in the ordinary course of business;

(x)
the sale or disposition of (A) any business or assets of the Corporation with a value in excess of the Threshold Amount, other than assets sold or disposed of in the ordinary course of business, (B) any television channel with a value in excess of $10 million or (C) Alliance Atlantis Media Sales Inc. (or any other entity that engages in media sales) or the assets or business thereof;

(xi)
any material change in tax policy or tax elections except the entering into of an agreement under section 191.3 of the Tax Act under which the Corporation is the “transferor corporation”, as defined in that section provided that the Corporation does not as a result of such agreement become liable for tax under Part I of the Tax Act;

(xii)	any change in the Auditors, other than to one of the “big four” national auditing firms;

(xiii)	any other fundamental change that would require shareholder approval pursuant to Part XV of the CBCA;

(xiv)	any Transfer of shares of the Corporation or CW Media, as the case may be, other than a Transfer specifically permitted by this Agreement;

(xv)	the taking of any steps to wind up or terminate the corporate existence of the Corporation or of any of its Subsidiaries;

(xvi)	any amendment or modification to the Management Agreement or any waiver of any rights under the Management Agreement by the Corporation or CW Media;

(xvii)	any acquisition of an Acquired Competing Business pursuant to Schedule 9.2; and

(xviii)	any commitment or agreement to do any of the foregoing.

4.8	CW Media Board and Reporting Committee

(a)
The Corporation shall cause the board of directors of CW Media (the “CW Media Board”) from time to time to be composed of the same nominees as comprise the Board, and the Corporation shall vote and act as a shareholder and use all reasonable efforts to cause CW Media and the CW Media Board to be governed and managed in a manner that is consistent with the provisions of this Article 4.

(b)	The Corporation shall cause the CW Media Board to appoint and maintain a reporting committee (the “Reporting Committee”) in accordance with Sections 4.8(c) and 4.8(d).

(c)	CanWest shall be entitled to nominate,

(i)	for so long as GSCP and its Affiliates, including GS Holdco, continue to hold Shares that represent at least 50% of the GS Initial Interest, at least five members, or

(ii)	for so long as GSCP and its Affiliates, including GS Holdco, continue to hold Shares that represent less than 50% of the GS Initial Interest, at least six members,

of the Reporting Committee, and shall be entitled to remove and replace its nominees from time to time.

(d)	GSCP shall be entitled to nominate,

(i)	for so long as GSCP and its Affiliates, including GS Holdco, continue to hold Shares that represent at least 50% of the GS Initial Interest, no more than two members, or

(ii)	for so long as GSCP and its Affiliates, including GS Holdco, continue to hold Shares that represent less than 50% of the GS Initial Interest, no more than one member,

of the Reporting Committee, and shall be entitled to remove and replace its nominees from time to time.  Each of GSCP’s nominees to the Reporting Committee shall be an officer or employee of GSCP or of an Affiliate of GSCP, or such other individual acceptable to CanWest, acting reasonably.

(e)	The initial members of the Reporting Committee shall be as follows:

CanWest Nominees	GSCP Nominees
Leonard Asper	Gerry Cardinale
Thomas Strike	Tim Hodgson
Peter Viner
John Maguire
Richard Leipsic

(f)
Any Party entitled to nominate any member of the Reporting Committee shall also be entitled to nominate an individual to serve as an alternate to such member, provided that such individual would qualify for appointment as a member of the Reporting Committee.  Any such individual so nominated as an alternate shall be entitled to attend and participate in any meetings of the Reporting Committee in lieu of the member for whom such individual has been nominated as an alternate.

(g)
The Reporting Committee shall be responsible for monitoring the business of CW Media and its Subsidiaries and the Contributed Business, and for reporting to the GS Parties and the CanWest Parties in respect of such businesses.  The Reporting Committee shall have no authority to make any decisions with respect to the business of CW Media and its Subsidiaries or the Contributed Business.

(h)
The Reporting Committee shall meet at least once in every financial quarter of the Corporation during the term of this Agreement, and if a meeting of the Reporting Committee is not held in any financial quarter of the Corporation, any member of the Reporting Committee may call such a meeting on five Business Days’ prior notice to the other members.

(i)
At each meeting of the Reporting Committee, the Reporting Committee will receive and review the most recently available quarterly financial information for CW Media as well as such other information relating to the operations of the Business and the Contributed Business as any member of the Reporting Committee may reasonably request, and the Corporation shall cause such information to be so provided.

4.9	Control of Subsidiaries

With respect to any matters that relate to the operations of a Subsidiary, subject to the Voting Trust Agreement the Corporation shall vote and act as a shareholder of such Subsidiary so as to carry out the intention of the Board.

4.10	Reimbursement of Expenses

The Corporation and its Subsidiaries shall not reimburse directors or members of the Reporting Committee (or their alternates) for any of their expenses incurred in attending meetings.

4.11	Indemnification

The Corporation shall indemnify each Director and his or her heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative proceeding to which he or she is made a party by reason of being or having been a Director of the Corporation provided that (i) he or she acted honestly and in good faith with a view to the best interests of the Corporation; and (ii) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

4.12	Transactions with Affiliates

Any transaction between the Corporation or any of its Subsidiaries and CanWest or any of its Affiliates, other than transactions between the Corporation or any of its Subsidiaries and the Contributed Business and other than transactions pursuant to and in accordance with the Ancillary Agreements:

(a)	shall be on Arm’s Length terms in all material respects; and

(b)	shall be approved by GSCP, acting reasonably, if such transaction is material (including any transaction or series of related transactions with a value in excess of $1,000,000).

4.13	Conflict of Interest

(a)	The Corporation and the Shareholders acknowledge and agree that notwithstanding:

(i)	the interests of the Shareholders in the Corporation;

(ii)	the nomination by the Shareholders of one or more Directors; and

(iii)	the participation by one or more officers or directors of any Shareholder or of its Affiliates as director or officer of the Corporation or any of its Subsidiaries;

the provision of any products or services pursuant to the Management Agreement or any of the Transition Services Agreements, the provision of any products or services between the Corporation and its Subsidiaries and the Contributed Business or any other products or services approved by the Board in accordance with this Agreement or provided pursuant to any transaction that is in compliance with Section 4.12, by any Shareholder or any of its Affiliates or any of their directors, officers, employees or agents to the Corporation or any of its Subsidiaries shall not be restricted, limited or prohibited, or deemed wrongful or improper or a conflict of interest of any of the obligations of any director or officer nominated by any Shareholder, and the Corporation and each Party hereby waives to the fullest extent permitted by applicable law any and all such claims that any of them may have in connection with any such relationship.

(b)
Except as expressly provided pursuant to Section 9.2, the Corporation and its Subsidiaries shall have no right, interest or expectancy with respect to any investments in competing businesses, or any commercial activities that compete with the Corporation or its Subsidiaries, undertaken by any Shareholder or its

Affiliates, such investments or activities shall not be deemed wrongful or improper, and no Shareholder, and no director or officer of any Shareholder or its Affiliates, shall be obligated to communicate, offer or present to the Corporation or its Subsidiaries any potential transaction, matter or opportunity relating to such investments or activities even if such potential transaction, matter or opportunity is of a character that, if presented to the Corporation or any of its Subsidiaries, could be taken by the Corporation or one or more of its Subsidiaries.

(c)
The Corporation and CanWest acknowledge and agree that GSCP, provided that the GS Parties hold at least 10% of the Shares, shall have status to enforce the rights of the Corporation or any of its Subsidiaries, as the case may be, on behalf of the Corporation or any of its Subsidiaries, as applicable, (“Derivative Status”) against CanWest or its Affiliates pursuant to the Management Agreement, the Asset Transfer Agreement, the Merger Agreement and the Indemnity Agreement, in the event of any breach or alleged breach by CanWest of such agreements or in the event the Corporation or any of its Subsidiaries does not exercise in full any of its rights under such agreements, provided that GSCP first notifies the Corporation and CanWest in writing of any such alleged breach or non-exercise and first provides a reasonable opportunity to (i) CanWest to remedy such alleged breach, and (ii) the Corporation or any of its Subsidiaries to exercise such rights in full.  On any application by GSCP for recognition of its Derivative Status as contemplated by this Section 4.13(c), the Corporation and its Subsidiaries and CanWest and its Affiliates shall not oppose the granting of Derivative Status to GSCP, provided that nothing in this Section 4.13(c) shall prevent or restrict CanWest and its Affiliates from otherwise providing a vigorous defence to any action relating to any such alleged breach or non-exercise.

(d)
To the fullest extent permitted by applicable law, each of the Parties hereby waives any claims that any of them may have against a Director or any member of the CW Media Board in connection with any Director or any member of the CW Media Board acting in the interests of the Shareholder or Shareholders which nominated such Director or member rather than in the interests of the Corporation or CW Media, as the case may be, or those of its Subsidiaries.

4.14	Shareholder Quorum

A quorum for meetings of Shareholders shall consist of each Shareholder being present by representative or proxy.  If a quorum is not obtained at any meeting, the meeting shall be adjourned and may be reconvened upon three days’ notice to the Shareholders, at which reconvened meeting the quorum shall be the Shareholder or Shareholders present.

4.15	Rights Under ERISA

To the extent that GSCP and its advisors determine that the applicable fund(s) of GSCP is required to satisfy the requirements of a “venture capital operating company” as defined in U.S. Department of Labor Regulation section 2510.3-101(d) with respect to the Corporation or its Subsidiaries or the assets of the Business in order to comply with the “plan asset regulations” under U.S. Department of Labor Regulation 2510-101 et al., appropriate rights as outlined in section 2510.3-101(d)(3)(ii) of such Regulation and guidance issued under that section shall be provided to the applicable fund(s) of GSCP, but, for the avoidance of doubt, such rights shall not provide GSCP with any right to direct, manage or control the Corporation or any of its Subsidiaries.

4.16	Rights Under Indemnity Agreement

The Corporation will, at the request of any Director nominated by GSCP, enforce its indemnity rights under the Indemnity Agreement, the Merger Agreement or the Asset Transfer Agreement against the CanWest Parties.

ARTICLE 5

COMBINATION TRANSACTION

5.1	Completion of the Asset Transfer

CanWest shall (and shall cause its applicable Affiliates to) complete the transactions contemplated by the Asset Transfer Agreement no later than December 31, 2009.

5.2	Combination Transaction

(a)
Subject to Section 5.3, CanWest shall (and shall cause its applicable Affiliates to), and the Corporation shall (and shall cause its applicable Affiliates to), consummate the Combination Transaction no later than the earlier of:

(i)	the fourth anniversary of the date of this Agreement; and

(ii)
such earlier date, no earlier than May 31, 2011, as is reasonably necessary to ensure that any financing required for the purchase of GS Shares pursuant to the CanWest Call during the First Call Period or the First GS Put can be completed in time to effect the completion of such CanWest Call or First GS Put on the fourth anniversary of the date of this Agreement.

The applicable Parties shall enter into, or cause their applicable Affiliates to enter into, and complete an agreement substantially in the form attached as Schedule 5.1 (the “Merger Agreement”), which provides for the combination of the Contributed Business with the Business of CW Media and its Subsidiaries and the acquisition of an equity interest in the Corporation (the “Combination Transaction”).

(b)
CanWest or its applicable Affiliates and the Corporation will file a joint election under section 85(1) of the Tax Act and corresponding provincial legislation in respect of the Transfer of the Contributed Business to the Corporation so that the Transfer of the Contributed Business occurs on a tax-deferred basis to CanWest or its applicable Affiliates.  The Parties will work in good faith to attempt to obtain a step up in basis for U.S. tax purposes for the assets of the Contributed Business provided that doing so would not have any adverse consequences to CanWest, its Affiliates or the Corporation and its Subsidiaries.

(c)
To the extent that the Parties agree or are otherwise required to Transfer any assets of the Contributed Business to a third party at the time of or immediately following the Combination Transaction, the proceeds of the Transfer of such assets (net of tax and all transaction expenses) will constitute assets of the Contributed Business and become assets of the Corporation or CW Media.

(d)
CanWest agrees to repurchase its Senior Notes prior to May 31, 2011 or, in the alternative, obtain waivers from the holders of the Senior Notes or take such other action short of repurchasing the Senior Notes in order to remove any impediments to the consummation of the Combination Transaction, so that the existence of such Senior Notes do not impair or restrict the ability of the Parties to consummate the Contribution Transaction in a timely manner or otherwise materially adversely affect the Corporation or Contributed Business.

(e)
From the date of this Agreement through the Combination Date, CanWest agrees that (i) neither it nor any of its Affiliates will enter into any new financing (or refinance existing debt or capital) if the terms of such new financing or refinancing would restrict, prevent or otherwise materially adversely affect the ability of the Parties to consummate the Combination Transaction or such new financing or refinancing would otherwise be reasonably expected to materially adversely affect the ability of the Parties to consummate the Combination Transaction and (ii) neither it nor any of its Affiliates nor the Corporation or its Subsidiaries will take any action that would reasonably be expected to materially adversely affect the ability of the Parties to consummate the Combination Transaction, provided that entering into any contract, or acquiring any assets, in the ordinary course of business that under the terms of such contract, or under the terms to which such assets are subject, would require the consent of any third party in connection with the consummation of the Combination Transaction will be deemed for this purpose not to be taking any such action (provided, however, that CanWest, the Corporation and their respective Affiliates, as applicable, shall use their respective commercially reasonable efforts to attempt to have such terms omitted from such contracts or acquisitions).

(f)
The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the Combination Transaction, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of the Combination Transaction, whether before or after the Combination Date.

5.3	Conditions Precedent

(a)
The Parties’ obligations to effect the Combination Transaction shall be subject to the satisfaction of, or compliance with, at or before the Combination Date, each of the following conditions precedent (provided, however, that such conditions shall not apply to the extent that the non-satisfaction of such conditions is due to the breach of a Party of its covenants in this Agreement (including the covenants in Section 5.1)):

(i)
All required regulatory approvals necessary for the implementation of the Combination Transaction shall have been obtained, including any required notifications to and approvals of the CRTC pursuant to the CRTC Regulations.

(ii)	There shall be no order, injunction, decree, ruling or award issued enjoining, delaying, restricting or preventing the consummation of the Combination Transaction.

5.4	Ownership Interests in the Corporation

The respective holdings of Shares of the Shareholders in the Corporation following the completion of the Combination Transaction shall be as follows:

(a)
The GS Holdcos shall collectively own, directly or indirectly, that percentage of the Common Shares that is equal to the GS Equity Value divided by the Equity Value multiplied by 100, with TEV, Net Debt and Combined EBITDA being calculated as, of and for the 12-month period ending, March 31, 2011, as applicable (the “GS Post-Combination Percentage Interest”);

(b)	CanWest and its Affiliates shall collectively own, directly or indirectly, that percentage of the Common Shares that is equal to 100% less the GS Post-Combination Percentage Equity Interest;

(c)	The GS Holdcos shall collectively own, directly or indirectly, 33 1/3% of the Voting Shares; and

(d)	CanWest and its Affiliates shall collectively own, directly or indirectly, 66 2/3% of the Voting Shares.

To the extent that the Combination Transaction and the provisions of this Section 5.4 require the issuance of additional Shares to CanWest and its Affiliates, such Shares shall consist of Class A Common Shares in the capital of the Corporation issued in consideration for the completion of the Combination Transaction.

5.5	Covenants of CanWest

From the date of this Agreement to the Combination Date (except with respect to the covenant in clause (b) of this Section 5.5, which shall apply until such time as the GS Holdcos no longer hold any Shares), the CanWest Parties agree:

(a)
to operate and manage CW Media and its Subsidiaries and the Contributed Business in a manner consistent with their past practices in operating and managing the Contributed Business and to use commercially reasonable efforts to operate and manage the Contributed Business and CW Media and its Subsidiaries in a manner so as to maximize the economic value of the Business and the Contributed Business;

(b)	to keep GSCP informed, on a current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Contributed Business, CW Media or any of its Subsidiaries, so that GSCP, its members and its Affiliates will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such investigation or action (including by coordinating and providing assistance in meeting with regulators);

(c)
without the prior written consent of GSCP, subject to Section 5.5(d), in any year not to sell, lease, transfer or otherwise dispose of any property or assets of the Contributed Business (including, for the avoidance of doubt, any of the television stations of the Contributed Business) with a value in excess of $15,000,000, other than in the ordinary course of business;

(d)
without the prior written consent of GSCP, from April 1, 2010 through the Combination Date, not to sell, lease, transfer or otherwise dispose of (A) any property or assets of the Contributed Business (including, for the avoidance of doubt, any of the television stations of the Contributed Business) with a value in excess of $15,000,000 or that contributed in any way to the generation of Combined EBITDA for such year, other than in the ordinary course of business or (B) any television channel of the Contributed Business with a value in excess of $10,000,000;

(e)
without the prior written consent of GSCP, with respect to the Contributed Business, not to acquire any business or assets, by merger or consolidation, purchase of assets or equity interests, or by any other manner, in a single transaction or a series of related transactions, other than purchases of assets in the ordinary course of business, where such business or assets include material liabilities other than liabilities in the ordinary course of business under contracts or otherwise;

(f)
without the prior written consent of GSCP, with respect to the Contributed Business, make any material change in any method of accounting or auditing practice other than changes required as a result of changes in GAAP or applicable Laws;

(g)
without the prior written consent of GSCP, settle or compromise any Proceeding which would result in any material obligation or liability (or restrictive covenant) of the Contributed Business that would not be satisfied or extinguished prior to the Combination Date and that would become an obligation or liability of CW Media; and

(h)
without the prior written consent of GSCP, cause the Contributed Business to enter into (or agree to enter into) any transaction (other than immaterial transactions) with CanWest or its Affiliates (for the avoidance of doubt, other than the Contributed Business or the Corporation or its Subsidiaries) that is not on Arm’s Length terms.

5.6	Notice of Repayment of Senior Notes

CanWest will notify GSCP in writing of:

(i)	the repayment in full of the Senior Notes, or

(ii)	any waiver, refinancing, replacement or exchange of or in respect of the Senior Notes that eliminates any restrictions on CanWest and its Affiliates completing the Combination Transaction,

in each case no later than 10 days following such event.

ARTICLE 6

DEALING WITH SHARES

6.1	Restrictions on Transfer of Shares

(a)
Except as expressly provided in this Agreement, including pursuant to Section 3.3, or as may otherwise be unanimously agreed by the Parties, no Party shall, directly or indirectly, Transfer any Shares held by it, any direct or indirect equity interests in a Shareholder or any of its rights or obligations under this Agreement, to any Person.  No Party shall be obligated to complete any Transfer of Shares if such Transfer would not be in compliance with applicable securities laws, and in such circumstances, each of the other parties to the Transfer shall be relieved of their respective obligations to complete such Transfer.  In addition, except as otherwise specifically provided in this Agreement, no Shareholder shall Transfer any Shares if such Transfer would require the qualification for distribution or registration of, or would cause the Corporation to be required to qualify or register, the Shares or such Transfer pursuant to any applicable securities laws.

(b)
Notwithstanding anything else contained in this Agreement, every Transfer of Shares held by a Shareholder, in addition to the requirements of the Corporation’s articles and the other requirements of this Agreement, shall be subject to the condition that the proposed transferee, if not already bound by the terms of this Agreement, shall first agree, in writing, to become a Party to and be bound by the terms of this Agreement by executing a form of counterpart and acknowledgement acceptable to the Corporation and substantially in the form attached as Schedule 6.1.

(c)	For the avoidance of doubt, notwithstanding anything else contained in this Agreement, any direct or indirect change in the Control of CanWest or GSCP shall be deemed not to be a Transfer of Shares.

6.2	Endorsement on Certificates

Share certificates of the Corporation shall bear the following language either as an endorsement or on the face of such share certificate:

“The shares represented by this certificate are subject to the terms and conditions of an agreement made as of August 15, 2007, as it may be amended, which agreement contains, among other things, restrictions on the right of the holder hereof to transfer or sell the shares.  A copy of such agreement is on file at the registered office of the Corporation.”

6.3	Issue of Additional Equity Securities

If the Corporation issues any additional equity securities that are not Shares, the Parties shall, prior to such issuance, give due consideration to any changes that they may wish to make to this Agreement, particularly the provisions relating to the rights and obligations that relate to Shares.

6.4	Pledge of Shares

Notwithstanding the provisions of Section 6.1, any Shareholder may pledge, charge, mortgage or otherwise encumber any of its Shares (the “Pledged Shares”) to a bank or other financial institution for the purpose of securing any borrowings by such Shareholder or an Affiliate of such Shareholder, provided that such bank or financial institution acknowledges to the Parties in writing that:

(a)
the pledge, charge, mortgage or encumbrance of such Shares shall at all times be subject to all of the terms and conditions of this Agreement, including the prohibition against Transferring such Shares contained in Section 6.1, except as permitted pursuant to this Article 6; and

(b)
the security interest in respect of the Pledged Shares shall be discharged as against the interest of the pledgor Shareholder upon the sale by the pledgor Shareholder of any of the Pledged Shares to one or more of the other Shareholders pursuant to this Agreement (but such discharge shall apply only to the number of Pledged Shares subject to such sale), if the proceeds due on closing to the pledgor Shareholder (net of applicable costs of and any taxes applicable to such sale) are paid to the bank or other financial institution and any other secured parties having a security interest in the Pledged Shares in order of their respective priorities, and the balance, if any, shall be paid to the pledgor Shareholder.

6.5	Permitted Transferees

(a)
Notwithstanding Section 6.1, each Shareholder shall be entitled to Transfer Shares to a Parent of the Shareholder or to a corporation that is Controlled by the Shareholder or by a Parent of the Shareholder, provided that such Shareholder shall continue to be bound by all of its obligations under this Agreement.  No such Transfer shall be effective until the transferee executes and delivers to the Corporation a counterpart to this Agreement in compliance with Section 6.1(b).

(b)
Notwithstanding Section 6.1, a Party shall be entitled to Transfer a direct or indirect equity interest in a Shareholder to a Parent of the Shareholder or to a corporation that is Controlled by a Parent of the Shareholder.  No such Transfer shall be effective until the transferee executes and delivers to the Corporation a counterpart to this Agreement in compliance with Section 6.1(b).

(c)
If the Person to which Shares or a direct or indirect equity interest in a Shareholder are Transferred pursuant to Section 6.1(a) or 6.1(b) ceases to be a Parent of the Shareholder or Controlled by a Parent of the Shareholder, then the Shares or equity interest Transferred pursuant to Section 6.1(a) or 6.1(b) shall be deemed to have been Transferred back to the Party which had originally so Transferred such Shares or equity interest to such Person effective immediately prior to such event, and the applicable Parties will do all such things and provide all such further assurances as shall be necessary or desirable to give further effect to such Transfer back.

(d)
If any Shareholder Transfers less than all of its Shares to any transferee permitted under this Section 6.5 or Transfers its Shares to more than one such permitted transferee, such Shareholder and such permitted transferees shall collectively exercise the rights of such Shareholder under this Agreement and no such Transfer shall have the effect of enlarging any Shareholder’s rights under this Agreement.  Similarly, if any Party Transfers less than all of its direct or indirect equity interest in a Shareholder to any transferee permitted under this Section 6.5 or Transfers such interest to more than one such permitted transferee, such Party and such permitted transferee shall collectively exercise the rights of such Party under this Agreement and no such Transfer shall have the effect of enlarging any Party’s rights under this Agreement.

6.6	CanWest Call

(a)
CanWest shall have the right at any time during (i) the 30 day period following March 31, 2011 (the “First Call Period”), and (ii)  the 30 day period following each of March 31, 2012 and March 31, 2013 (each a “Later Call Period”) to give Notice to GSCP that it requires the GS Holdcos to Transfer to CanWest (or as CanWest may direct, subject to Section 6.6(b) and subject to the restriction on Transfers to parties other than Affiliates of CanWest) up to 100% of the Shares held by the GS Parties (“GS Shares”), free and clear of all encumbrances, at a purchase price per GS Share equal to the CanWest Call Price (each, a “CanWest Call”).

(b)
In connection with any exercise of a CanWest Call, CanWest may direct the Corporation to purchase the GS Shares so called provided that (i) all outstanding GS Shares are subject to such CanWest Call, or (ii) it may do so without thereby causing the Net Debt of the Corporation to exceed the Leverage Cap (with Cash and Combined EBITDA measured as of, and for the twelve months ending, on the end of the month immediately prior to the month in which the relevant CanWest Call is exercised (provided that, for the avoidance of doubt, any Cash raised as part of the financing of the purchase of such Shares but not used to purchase such Shares would be included in Cash for this purpose, without duplication, but that any Cash that cannot be applied to purchase such Shares or to repay any Indebtedness of the Corporation or its Subsidiaries shall not be deducted in calculating Net Debt for such purpose)).

(c)
The closing of the acquisition of the GS Shares to be acquired pursuant to a CanWest Call shall occur (i) in the case of the exercise of the CanWest Call during the First Call Period, on the date that is the fourth anniversary of the date of this Agreement, and (ii) in any other case, within 15 days of the Notice by CanWest of the exercise of the CanWest Call; provided, however, that, in either such case, if the closing is delayed beyond either such date (due to a delay with respect to the financing thereof or for any other reason (other than to the extent caused by any GS Party or resulting from a Force Majeure Event)), the purchase price to be paid to the GS Holdcos shall increase and accrue (compounded annually) from such date (or, to the extent such closing is delayed as a result of a Force Majeure Event, from the time at which such Force Majeure Event is no longer in effect) until the date the GS Shares are actually purchased and paid for, at the GS Rate of Return that was applicable pursuant to Section 5.4 (except, in the case of any Put Shortfall Shares, to the extent such GS Rate of Return is already taken into account in the price to be paid for such shares through the IRR Adjustment).

(d)
If the GS Shares are held by more than one GS Party, then on any exercise of a CanWest Call in respect of less than all of the then outstanding GS Shares, CanWest shall acquire GS Shares pursuant to such exercise from the applicable GS Parties:

(i)	subject to clause (ii) of this Section 6.6(d), pro rata in relation to the number of GS Shares held by such GS Parties; or

(ii)
as determined by GSCP, provided that any such determination that differs from the pro rata allocation contemplated by clause (i) of this Section 6.6(d) would have no adverse effect in relation to the Corporation and its Subsidiaries or the CanWest Parties.

(e)
Notwithstanding Section 6.6(d), on any exercise of a CanWest Call in respect of less than all of the outstanding GS Shares, CanWest shall acquire such numbers of Common Shares and Voting Shares as are pro rata to the aggregate numbers of Common Shares and Voting Shares held by the GS Parties.

(f)
The Parties agree to cooperate with one another and use reasonable commercial efforts to structure any transaction contemplated by this Section 6.6 other than as a direct acquisition of Shares by the Corporation.

6.7	GS Put

(a)
If CanWest has not provided Notice of its intention to acquire at least 50% of the GS Shares by way of a CanWest Call within the First Call Period, GSCP may provide Notice to CanWest and the Corporation within the 30 day period immediately following the First Call Period (the “First Put Period”) that it requires the Corporation to acquire a number of GS Shares specified by GSCP that does not exceed the excess of (i) 50% of the GS Initial Interest, over (ii) that number of GS Shares, if any, that were subject to the exercise of the CanWest

Call during the First Call Period (the “First Put Shares”), free and clear of all encumbrances, at a purchase price per share equal to the GS Put Price (the “First GS Put”).

(b)
In connection with the exercise of the First GS Put, the Corporation shall on the date specified in Section 6.7(f) acquire all of the First Put Shares that it is able to acquire at the GS Put Price without thereby causing the Net Debt of the Corporation to exceed the Leverage Cap (with Cash and Combined EBITDA measured as of, and for the twelve months ending, on the end of the month immediately prior to the month in which the First GS Put is exercised (provided that, for the avoidance of doubt, any Cash raised as part of the financing of the purchase of such Shares but not used to purchase such Shares would be included in Cash for this purpose, without duplication, but that any Cash that cannot be applied to purchase such Shares or to repay any Indebtedness of the Corporation or its Subsidiaries shall not be deducted in calculating Net Debt for such purpose)).  Any excess First Put Shares that the Corporation is not thereby able to acquire are referred to as the “Put Shortfall Shares”.  For the avoidance of doubt, the Put Shortfall Shares shall rank equally with the other Common Shares or Voting Shares, as the case may be, on any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or on any other return of capital or distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

(c)
The GS Put Price, CanWest Call Price or other sale price applicable on any future sale of the Put Shortfall Shares by the GS Parties shall be no less than the GS Put Price originally applicable in respect of such Put Shortfall Shares (the “Put Shortfall Price”) plus a return on the Put Shortfall Price, compounded annually, at a rate equal to the GS Rate of Return corresponding to the Combined EBITDA used in the calculation of the Put Shortfall Price, from the time at which the Put Shortfall Shares would have been purchased but for the application of the Leverage Cap pursuant to Section 6.7(b) to the time of their sale by the GS Parties (the “IRR Adjustment”).  To the extent that there are any Put Shortfall Shares, GSCP may provide notice to CanWest and the Corporation within the 30 day period immediately following the Later Call Period occurring in 2012 that it requires the Corporation to acquire any Put Shortfall Shares not acquired by CanWest pursuant to its exercise of the CanWest Call during the Later Call Period occurring in 2012, free and clear of all encumbrances, at the Put Shortfall Price plus the IRR Adjustment (the “Shortfall Put”).  In connection with the exercise of the Shortfall Put, the Corporation shall on the date specified in Section 6.7(f) acquire all of the Put Shortfall Shares subject to the Shortfall Put that it is able to acquire at the Put Shortfall Price plus the IRR Adjustment without thereby causing the Net Debt of the Corporation to exceed the Leverage Cap (with Cash and Combined EBITDA measured as of, and for the twelve months ending, on the end of the month immediately prior to the month in which the Shortfall Put is exercised (provided that, for the avoidance of doubt, any Cash raised as part of the financing of the purchase of such Shares but not used to purchase such Shares would be included in Cash for this purpose, without duplication, but that any Cash that cannot be applied to purchase such Shares or to repay any Indebtedness of the Corporation or its Subsidiaries shall not be deducted in calculating Net Debt for such purpose)).  Any excess Put Shortfall Shares that the Corporation is not thereby able to acquire shall be deemed to continue to be Put Shortfall Shares.  For the avoidance of doubt, on any exercise by CanWest of the CanWest Call during the Later Call Period occurring in 2012, CanWest shall be deemed first to acquire any Put Shortfall Shares to the extent of the Shares subject to such CanWest Call and the price to be paid by CanWest in respect of such Put Shortfall Shares on the exercise of such CanWest Call shall be equal to the greater of (i) the Put Shortfall Price plus the IRR Adjustment or (ii) the CanWest Call Price otherwise applicable to such exercise (without taking into account the formula in clause (i) of this sentence).

(d)
GSCP may provide notice to CanWest and the Corporation within the 30 day period immediately following the Later Call Period occurring in 2013 (the “Second Put Period”) that it requires the Corporation to acquire up to 100% of the remaining GS Shares (the “Second Put Shares”), free and clear of all encumbrances, at the Put Purchase Price (the “Second GS Put”).

(e)	Upon the exercise of the Second GS Put, the Corporation shall on the date specified in Section 6.7(f) acquire all of the Second Put Shares that it is able to acquire at the GS Put Price.

(f)
The closing of any acquisition of GS Shares to be acquired pursuant to the First GS Put shall (subject to Section 6.7(b)) occur on the fourth anniversary of the date of this Agreement and the closing of any acquisition of GS Shares to be acquired pursuant to the Shortfall Put or the Second GS Put shall occur effectively within 15 days of the exercise of the Shortfall Put or the Second GS Put, as the case may be; provided, however, that, in either such case, if the closing is delayed beyond either such date (due to a delay with respect to the financing thereof or for any other reason (other than to the extent caused by any GS Party or resulting from a Force Majeure Event)), the purchase price to be paid to the GS Holdcos shall increase and accrue (compounded annually) from such date (or, to the extent that such closing is delayed as a result of a Force Majeure Event, from the time at which such Force Majeure Event is no longer in effect) until the date the GS Shares are actually purchased and paid for, at the GS Rate of Return that was applicable pursuant to Section 5.4 (except, in the case of any Put Shortfall Shares, to the extent that such GS Rate of Return is already taken into account in the price to be paid for such Shares through the IRR Adjustment); provided further, however, that GSCP shall have the option with respect to the Second GS Put to extend the closing date by up to an additional 60 days if such purchase was not consummated within the 15 day period referred to in this Section 6.7(f); if, however, GSCP exercises such option to so extend the closing date, the purchase price shall not increase or accrue at such GS Rate of Return during the period of such extension (except with respect to the Put Shortfall Shares).

(g)	If the GS Shares are held by more than one GS Party, then on any exercise of the First GS Put, the Shortfall Put or the Second GS Put in respect of less than all outstanding GS Shares, the Corporation shall acquire GS Shares pursuant to such exercise from the applicable GS Parties:

(i)	subject to clause (ii) of this Section 6.7(g), pro rata in relation to the number of GS Shares held by such GS Parties; or

(ii)
as determined by GSCP, provided that any such determination that differs from the pro rata allocation contemplated by clause (i) of this Section 6.7(g) would have no adverse effect in relation to the Corporation and its Subsidiaries or the CanWest Parties.

(h)
Notwithstanding Section 6.7(g), on any exercise of the First GS Put, the Shortfall Put or the Second GS Put in respect of less than all of the outstanding GS Shares, the Corporation (or CanWest or its Affiliates if CanWest so elects) shall acquire such numbers of Common Shares and Voting Shares as are pro rata to the aggregate number of Common Shares and Voting Shares held by the GS Parties.

(i)
To the extent that the Corporation is unable to acquire all of the Second Put Shares upon the exercise by GSCP of the Second GS Put, provided that such inability has not been caused by a breach by CanWest or the Corporation of its other covenants in this Agreement, the only remedy of the GS Parties shall be to exercise GSCP’s rights under Sections 6.8 and 6.9.

(j)
On the exercise of any or all of the First GS Put, the Shortfall Put and the Second GS Put, CanWest may at its sole option elect that it or any of its Affiliates that it may designate, rather than the Corporation, will acquire the GS Shares subject to such exercise; provided, however, that the Corporation shall remain liable for the performance of such obligations to the extent not performed by CanWest or any such Affiliates; and provided further, however, that, in the case of the First GS Put and the Shortfall Put, to the extent that any of the funds used for such purchase will be obtained from the Corporation or its Subsidiaries or from financing relating to such entities, such use of such funds or such financing shall not cause the Leverage Cap to be exceeded unless all of the outstanding GS Shares are being purchased thereby.

(k)
Subject only to (x) the application to the Corporation of the Leverage Cap (with respect to the exercise of the First GS Put and the Shortfall Put only) and (y) a permanent, non-appealable legal prohibition from consummating its obligations under this Section 6.7 that is not caused by the breach of this Agreement by the Corporation, CanWest or its Affiliates,  the Corporation and its Subsidiaries (or, in the case that CanWest elects to purchase the GS Shares pursuant to Section 6.7(j), CanWest and its Subsidiaries) shall use their best efforts to obtain, in a timely manner, the financing necessary to satisfy their obligations under this Section 6.7 and use their best efforts to take such other actions as are necessary to satisfy its obligations under this Section 6.7 in a timely manner.

(l)	From the date of this Agreement through the June 30, 2013 (or earlier, to the extent that the GS Holdcos have sold all of their Shares), CanWest agrees that (i)

neither it nor any of its Affiliates will enter into any new financing (or refinance existing debt or capital) if the terms of such new financing or refinancing would restrict, prevent or otherwise materially adversely affect the ability of the Corporation to satisfy its obligations under this Section 6.7 or such new financing or refinancing would otherwise be reasonably expected to materially adversely affect the ability of the Corporation to satisfy its obligations under this Section 6.7 and (ii) neither it nor any of its Affiliates nor the Corporation or its Subsidiaries will take any action that would reasonably be expected to materially adversely affect the ability of the Corporation to satisfy its obligations under this Section 6.7, provided that entering into any contract, or acquiring any assets, in the ordinary course of business that under the terms of such contract, or under the terms to which such assets are subject, would require the consent of any third party in connection with the consummation of the Combination Transaction will be deemed for this purpose not to be taking any such action (provided, however, that CanWest, the Corporation or their respective Affiliates, as applicable, shall use their respective commercially reasonable efforts to attempt to have such terms omitted from such contracts or acquisitions).

(m)
For the avoidance of doubt, none of the GS Parties shall have any recourse to CanWest or any of its Affiliates (other than the Corporation and its Subsidiaries) with respect to the obligation to purchase the First Put Shares, the Put Shortfall Shares or the Second Put Shares, unless CanWest so elects pursuant to Section 6.7(j).

(n)
The Parties agree to cooperate with one another and use reasonable commercial efforts to structure any transaction contemplated by this Section 6.7 other than as a direct acquisition of Shares by the Corporation.

6.8	Right of First Offer

(a)	If,

(i)	during the Second Put Period the GS Parties still own any GS Shares and the Combined EBITDA for the last twelve months ended March 31, 2013 is less than $● million [DOLLAR AMOUNT REDACTED*], or

(ii)
following the end of the Second Put Period the Corporation (or CanWest or any of its Affiliates as the case may be) has not acquired all of the Second Put Shares upon due exercise by GSCP of the Second GS Put in respect of 100% of its remaining GS Shares, as contemplated by Section 6.7(i), then GSCP shall have the right to require the sale of the Corporation in accordance with the process outlined in this Section 6.8 by providing notice in writing to that effect (a “Notice of Sale”) to CanWest either,

*	The material has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the U.S. Securities and Exchange Commission.

(iii)           during the Second Put Period as an alternative to exercising the Second GS Put, or

(iv)	within 60 days following the Second Put Period in the circumstances described in clause (ii) of Section 6.8(a), or such longer period as GSCP and CanWest may agree.

(b)
In the Notice of Sale, the GS Parties shall irrevocably offer to sell all of their Shares (the “Offered Shares”), for cash, free and clear of all encumbrances (other than encumbrances pursuant to this Agreement and under applicable laws) to CanWest at the price (the “Offer Price”) and on the other terms and conditions set forth in the Notice of Sale.

(c)
Within 30 days after the Notice of Sale is deemed (pursuant to Section 9.9) to have been received by CanWest (the “Offer Period”) CanWest may give to GSCP a notice in writing (an “Acceptance Notice”) accepting the offer contained in the Notice of Sale.  If CanWest gives an Acceptance Notice within the Offer Period confirming its agreement to purchase all of the Offered Shares, the sale of the Offered Shares to CanWest shall be completed within 60 days of the expiry of the Offer Period and any financial advisory fees associated with such sale (other than those of any financial advisor retained by CanWest or the Corporation) shall be borne by GSCP.

(d)
If GSCP does not receive an Acceptance Notice from CanWest within the Offer Period confirming its agreement to purchase all of the Offered Shares, CanWest’s rights to purchase the Offered Shares shall, subject to Section 6.8(f), cease at the end of the Offer Period and the GS Parties may cause all of the Shares to be sold to any bona fide Arm’s Length third party or parties (provided that such parties may include entities in which GSCP and its Affiliates hold less than 10% of an equity interest) within 180 days after entering into a definitive agreement with respect to such a sale (which agreement must be entered into no later than 180 days after the expiry of the Offer Period) (the “Third Party Sale Period”), for a price in cash that is no less than the Offer Price and on other terms and conditions no more favourable to the purchaser or purchasers than those set out in the Notice of Sale (a “Third Party Sale”).  The GS Parties shall use their reasonable commercial efforts to complete any such Third Party Sale as soon as possible.  The Corporation and the CanWest Parties each agree to cooperate with and assist GSCP with the sale process (including by providing potential purchasers designated by GSCP with confidential information regarding the Corporation (subject to a customary confidentiality agreement) and with access to management).  GSCP and CanWest, each acting reasonably, will agree on any financial advisor retained to assist with such sale process and on the terms (including compensation) of any such retainer.

(e)
In such case, the CanWest Parties shall sell their Shares at the same price and on the same terms and conditions as the GS Parties sell their Shares, as part of such Third Party Sale, subject to the right of the GS Parties to receive no less than the

Put Shortfall Price plus the IRR Adjustment contemplated by Section 6.7(c) with respect of any Put Shortfall Shares.

(f)
If GSCP determines that the GS Parties can only complete a Third Party Sale within the Third Party Sale Period at a price in cash that is below the Offer Price or on other terms and conditions more favourable to the bona fide Arm’s Length purchaser or purchasers than those set out in the Notice of Sale, it may, by providing notice in writing (a “Notice of Modification”) to CanWest no later than 180 days after the expiry of the Offer Period, specify the bona fide Arm’s Length purchaser or purchasers who have agreed to purchase the Shares and the price at which, and the other terms and conditions upon which, such purchaser or purchasers have agreed to purchase the Shares (the “Modified Terms”).  The Notice of Modification shall be accompanied by a true and complete copy of the agreement or agreements pursuant to which such bona fide Arm’s Length purchaser or purchasers have agreed to purchase the Shares setting out the Modified Terms (the “Third Party Sale Agreement”).  Within 30 days after a notice of Modification is deemed (pursuant to Section 9.9) to have been received by CanWest (the “Modified Offer Period”), CanWest may give to GSCP a notice in writing (a “Modified Acceptance Notice”) accepting the offer contained in the Notice of Sale as modified by the Notice of Modification.  If CanWest gives a Modified Acceptance Notice within the Modified Offer Period confirming its agreement to purchase all of the Offered Shares, the sale of the Offered Shares to CanWest shall be completed within 60 days of the expiry of the Modified Offer Period and the GS Parties shall indemnify CanWest and its Affiliates and the Corporation and its Subsidiaries and hold them harmless in respect of any break or incentive fees or reimbursement of expenses offered or agreed to be provided to any third party purchasers in connection with any offers made by them for the Shares as well as in respect of any other expenses (including legal and financial advisory fees and expenses) incurred by the GS Parties or the Corporation and its Subsidiaries in connection with the sale of the Shares.

(g)
If GSCP does not receive a Modified Acceptance Notice from CanWest within the Modified Offer Period confirming its agreement to purchase all of the Offered Shares, CanWest’s rights to purchase the Offered Shares shall cease at the end of the Modified Offer Period and the GS Parties may cause all of the Shares to be sold pursuant to the Third Party Sale Agreement.  In such case, the CanWest Parties shall sell their Shares at the same price and on the same terms and conditions as the GS Parties sell their Shares pursuant to the Third Party Sale Agreement, subject to the right of the GS Parties to receive no less than the Put Shortfall Price plus the IRR Adjustment contemplated by Section 6.7(c) with respect of any Put Shortfall Shares.

(h)
If the GS Parties do not conclude a sale of their Shares pursuant to this Section 6.8 to a third party or parties prior to the expiry of the Third Party Sale Period or to CanWest pursuant to Sections 6.8(c) or 6.8(f), they shall have no further rights pursuant to this Section 6.8 and their rights to sell their Shares shall be limited to those provided pursuant to Section 6.9.

(i)	All notices under this Section 6.8 shall be given concurrently to all Shareholders and to the Corporation.

(j)	To permit the practical implementation of this Section 6.8, no Shares may be sold by any Shareholder as part of or incidental to the sale of any other assets or any other transaction.

6.9	Registration Rights

If GSCP, having initiated a sale process pursuant to Section 6.8 by issuing a Notice of Sale and the GS Parties having used all commercially reasonable efforts acting in good faith to complete a sale of the GS Shares pursuant to Section 6.8, fail to sell all of the GS Shares pursuant to Section 6.8, GSCP shall be entitled to require the Corporation to effect an initial public offering of the GS Shares in accordance with the provisions of Schedule 6.9, in which case the Parties shall have the benefit of the rights and be subject to the obligations provided for pursuant to such Schedule.  If GSCP exercises this right to require an initial public offering, prior to the completion of such offering the names of the Corporation and it Subsidiaries will, at the option of GSCP, be changed to names determined by GSCP (with the consent of CanWest, not to be unreasonably withheld) that do not include the terms “CanWest” or “CW”.

6.10	Insolvency Event

(a)
Notwithstanding the other provisions of this Article 6, if an Insolvency Event occurs in respect of CanWest and is continuing, the GS Parties shall be entitled to sell all of their Shares to any bona fide Arm’s Length third party or parties at a price and on other terms and conditions negotiated by GSCP in its discretion provided that such third party or parties acquires all of the Shares held by the CanWest Parties at the same price and on the same terms and conditions, and in such event, the CanWest Parties shall sell their Shares to such third party or parties at such price and on such terms and conditions.  The Corporation and the CanWest Parties each agree to cooperate with and assist GSCP with the sale process (including by providing potential purchasers designated by GSCP with confidential information regarding the Corporation (subject to a customary confidentiality agreement) and with access to management).

(b)
If the GS Parties cause a sale pursuant to Section 6.10(a) prior to the completion of the Combination Transaction, for purposes of determining the relevant entitlement of the GS Parties and the CanWest Parties to the net proceeds of such sale:

(i)
the GS Equity Value will be determined using a rate equal to the GS Rate of Return (determined in accordance with Schedule 1.1(b) but with “Combined EBITDA” referring to Combined EBITDA for the 12 month period ending at the end of the month immediately preceding the date of completion of such sale), compounded annually from the date of this Agreement to the date of completion of such sale; and

(ii)
to the extent the aggregate proceeds of such sale to the GS Parties are less than the GS Equity Value determined in accordance with clause (i) of this Section 6.10(b), the Contributed Business will be required to pay the amount of such shortfall to the GS Parties (for the avoidance of doubt, the recourse of the GS Parties in enforcing this clause (ii) shall be limited to the net assets of the Contributed Business).

6.11	Equity Adjustments and Related Guarantees

(a)
To the extent that a Party (an “Indemnified Party”) or a Separation Affiliate of an Indemnified Party is entitled to any indemnity pursuant to Article VI of the Separation Agreement (a “Separation Indemnity”) or a Party or an Affiliate of such Party has made an Excess Advance (as defined in the Tax Shelter Agreement) and that indemnity has not been satisfied by the Party obligated to pay it or such Excess Advance has not been repaid to such Indemnified Party by the Defaulting Shareholder (as defined in the Tax Shelter Agreement) (such Party obligated to pay or such Defaulting Shareholder, the “Indemnifying Party”) or a Separation Affiliate of the Indemnifying Party where such Separation Affiliate is obligated to pay it, within 10 Business Days after a final resolution of such indemnification matter in accordance with the dispute resolution provisions of the Separation Agreement or the Tax Shelter Agreement, as the case may be, (or, if earlier, within 15 Business Days of the date on which the Indemnified Party provides Notice of its demand for such payment to the Indemnifying Party if the Indemnifying Party does not in good faith provide a written objection to the Indemnified Party or its applicable Separation Affiliate within such 15 Business Day period), such indemnity obligation may at the option of the Indemnified Party be satisfied by a Transfer of Shares (the “Transferred Shares”) from the Indemnifying Party or its Separation Affiliates to the Indemnified Party or its Separation Affiliates with a value equal to the amount of the indemnity (the “Indemnity Amount”) or otherwise secured against the Shares held by the Indemnifying Party and its Separation Affiliates (in which case such indemnity obligation shall be deemed to be satisfied to the extent the value of such Transferred Shares was equal to the Indemnity Amount), as the Indemnified Party shall determine.  If Shares held by any GS Parties are transferred pursuant to this Section 6.11 prior to the Combination Date, the GS Initial Investment will be reduced by the Indemnity Amount.  Any Transferred Shares shall be valued as follows:

(i)
if such Transferred Shares are transferred prior to the Combination Date, at the effective price at which such Transferred Shares were originally issued (for the avoidance of doubt, without any return on such Transferred Shares at the GS Rate of Return or otherwise); and

(ii)
if such Transferred Shares are transferred on or after the Combination Date, at a price determined in the same manner as the CanWest Call Price, calculated using the Combined EBITDA for the 12-month period ended at the end of the month immediately prior to the effective date of such transfer (except that for purposes of calculating Equity Value, Combined

EBITDA shall be calculated as the actual Combined EBITDA without any reference to any Floor Amount and the Minimum TEV shall not apply) and Net Debt as of the end of the month immediately prior to the effective date of such transfer.

“Separation Affiliate” means, in the case of CanWest, the Corporation and its Subsidiaries and their successors and in the case of GSCP, Entertainment Holdco AB, Inc., 4437497 Canada Inc., Alliance Distribution Holdings S.ar.l, 4437519 Canada Inc. and 4414608 Canada Inc. and their Subsidiaries and their successors.  If the Transferred Shares are held by a Person that is a non-resident of Canada for purposes of the Tax Act, the provisions of Section 7.4 shall apply in respect of the Transfer, except that if the transferee of the Transferred Shares becomes obliged to withhold and remit an amount under section 116 of the Tax Act (and Section 7.4), such Person shall either:

(i)	provide the amount of the required remittance to the transferee at least two Business Days prior to the date on which such required remittance must be made; or

(ii)
Transfer additional Shares to the transferee at least two Business Days prior to the date on which such required remittance must be made, which additional Shares shall have a value (determined in accordance with this Section 6.11(a)) equal to one-third of the value of the Transferred Shares, for a cash purchase price and the transferee shall withhold and remit the entire purchase price for such additional Shares to the Receiver General of Canada.

(b)
If GSCP or CanWest, as the case may be, together with its Affiliates, ceases to hold at least 10% of all of the issued and outstanding Shares, such Party (the “Guaranteeing Party”) shall guarantee to the other Party and its Separation Affiliates (the “Guaranteed Parties”) and indemnify the Guaranteed Parties in respect of the due payment, repayment or satisfaction, as applicable, as and when due, of any Separation Indemnity or Excess Advance owing or potentially owing by the Guaranteeing Party and its Separation Affiliates to any of the Guaranteed Parties, provided that with respect to such guarantee and indemnity:

(i)
such guarantee and indemnity shall be absolute, unconditional, present and continuing and in no way conditional or contingent upon any event, circumstance, action or omission which might in any way discharge a guarantor or surety;

(ii)
the Guaranteed Parties shall first pursue the satisfaction of the Separation Indemnities or Excess Advances owing or potentially owing by means of a Transfer of Transferred Shares as contemplated by Section 6.11(a) so long as the Guaranteeing Party continues to hold any Shares, before pursuing a claim against such Guaranteeing Party pursuant to this Section 6.11(b) (for the avoidance of doubt, nothing shall prevent a Guaranteed Party from submitting Notice of any such claim prior to such time pursuant to clause (iii) of this Section 6.11(b));

(iii)
liability shall be limited to those matters in respect of which a claim has been submitted in good faith by Notice to the Guaranteeing Party on or prior to the date on which the Guaranteeing Party and its Affiliates cease to hold any Shares;

(iv)	liability shall be limited to the lesser of:

(A)
an amount equal to the aggregate gross proceeds received by the GS Parties on the sale of their Shares (it being understood that a transfer of Transferred Shares pursuant to this Section 6.11 shall not be deemed to be a “sale” for purposes of this clause (iv)(A) of Section 6.11(b); and

(B)	an amount equal to the GS Equity Value;

(v)	liability shall not extend past, and shall terminate on, December 31, 2016, ● [TEXT REDACTED*], except:

(A)	to the extent the Guaranteeing Party has delayed resolution of any Dispute relating to such liability other than in connection with the good faith defence of such liability; and

(B)
in respect of any Disputes for which proceedings have been commenced in good faith prior to such date pursuant to Section 9.3, GSCP and its affiliated investment funds shall reserve and provide sufficiently for any such Disputes prior to disbursing their assets to investors and such liability shall extend past such date in respect of such reserves and provisions provided that the Guaranteed Parties continue to pursue such proceedings with reasonable diligence.

6.12	Required Sale of Regulated Assets

If the acquisition of the Deposited Securities (as defined in the Voting Trust Agreement) does not receive the approval of the CRTC on terms reasonably acceptable to each of GSCP and CanWest, acting in good faith, after the Parties have exhausted all reasonable rights of appeal, reapplication and review relating to such failure to obtain such approval, and the Trustee is required to sell any of the Deposited Securities or any assets of the Regulated Entities (as defined in the Voting Trust Agreement), as the case may be, the proceeds of any such sale shall be allocated as follows:

*	The material has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the U.S. Securities and Exchange Commission.

(a)           first, as provided in the Voting Trust Agreement to the payment of the compensation of the Trustee and the charges and expenses incurred by the Trustee;

(b)	second, to the payment of any taxes incurred in connection with such sale;

(c)
third, to the Corporation and its Subsidiaries to repay the Indebtedness of the Corporation and its Subsidiaries (and the Corporation and its Subsidiaries will apply such funds to the repayment of such Indebtedness); and

(d)	fourth, to CanWest Holdco, GS Shareholder Holdco One and GS Shareholder Holdco Two pro rata based upon the amount of their respective equity interests in the Corporation:

(i)
in the case of GS Shareholder Holdco One and GS Shareholder Holdco Two, as a return of capital to the extent of available capital and then as a dividend, less applicable withholding taxes, (which, for the avoidance of doubt, will first reduce the amount of the GS Initial Investment and then, to the extent applicable will reduce the amount of any GS Additional Investment); and

(ii)	in the case of CanWest Holdco, as a return of Capital or as dividends or a combination of both, as determined by CanWest Holdco in its discretion, subject to applicable laws.

Any loss arising in connection with such sale shall be allocated to and borne by GSCP and CanWest as follows:

(e)	GSCP as to 50%; and

(f)	CanWest as to 50%.

6.13	Liquidation of 4414641 Canada Inc.

4414641 Canada Inc. shall not be liquidated or dissolved on a voluntary basis without the prior consent in writing of GSCP.

ARTICLE 7

ARRANGEMENTS REGARDING TRANSACTIONS

7.1	Financial Calculations

(a)
The Parties shall cooperate fully in the calculation of (i) the GS Post-Combination Percentage Interest, (ii) the CanWest Call Price, (iii) the GS Put Price, (iv) the GS Equity Value, and (v) any other financial calculations required pursuant to this Agreement (the “Financial Calculations”).

(b)	All Financial Calculations shall be calculated in accordance with GAAP consistent with those used in the Financial Statements subject, however, to the principles set forth in Schedule 7.1.

(c)
CanWest shall promptly prepare any required Financial Calculations in accordance with this Agreement and shall provide such Financial Calculations to GSCP in a timely manner (including, with respect to Section 6.7, no later than the beginning of the First Put Period and Second Put Period, as applicable) by notice in writing in such reasonable detail as to allow GSCP to understand how such Financial Calculations have been determined.  GSCP shall have a similar review period (with a right to make an Objection Notice (as defined below) and have such dispute arbitrated) after the delivery of the audited financial statements with respect to such period in respect of Financial Calculations derived from such audited financial statements, provided that GSCP shall not have a right to make an Objection Notice and have a dispute arbitrated in relation to such audited financial statements to the extent the subject matter and amount of any item in dispute had been the subject of an earlier Objection Notice in relation to the original Financial Calculations provided by CanWest.

(d)
In the event that GSCP objects in good faith to any Financial Calculation, GSCP shall so advise CanWest by delivery to CanWest of a notice (an “Objection Notice”) within 20 days after the delivery to GSCP of the notice from CanWest setting out such Financial Calculation.  The Objection Notice shall set out the reasons for each of GSCP’s objections as well as each amount in dispute and reasonable details of the calculation of each such amount in dispute.

(e)
CanWest shall give GSCP and its accountants access to its working papers relating to the preparation of any applicable Financial Calculations to enable GSCP to exercise its rights under this Section 7.1.  CanWest and GSCP shall attempt to resolve all of the items in dispute set out in any Objection Notice within 30 days of receipt by CanWest of any Objection Notice.  Any items in dispute not resolved within such 30 day period shall be referred as soon as possible thereafter by CanWest and GSCP to the Independent Auditor.  The Independent Auditor shall act as expert and not as arbitrator and shall be required to determine the items in dispute that have been referred to it as soon as reasonably practicable but in any event not later than 45 days after the date of referral of the dispute to it.  In making its determination, the Independent Auditor will only consider the issues in dispute placed before it.  CanWest and GSCP shall provide or make available all documents and information as are reasonably required by the Independent Auditor to make its determination.  The determination of the Independent Auditor shall be final and binding on the Parties and the applicable Financial Calculations shall be finalized in accordance with such determination.

(f)	The fees and expenses of the Independent Auditor in acting in accordance with this Section 7.1 shall be shared equally by GSCP and CanWest, unless the Independent Auditor determines otherwise.

7.2	Closing

The following provisions shall apply to any Transfer of Shares between Shareholders or their Affiliates or between Shareholders or their Affiliates and the Corporation or its Affiliates pursuant to the terms of this Agreement:

(a)
The Transfer shall be completed at the address specified for Notice to CanWest in or pursuant to Section 9.9, subject to Section 7.2(c), on the date on which the transaction is to be completed in accordance with this Agreement (the “Transfer Closing”).  At such time, the transferor(s) shall Transfer to the transferee(s) good title to the Shares being Transferred free and clear of all liens, charges and encumbrances and deliver to the transferee(s) certificates and other documents of title evidencing ownership of the Shares being Transferred, duly endorsed in blank for transfer by the holders of record.  In addition, the transferor(s) shall deliver to the Corporation (i) if it no longer holds any Shares, all records, accounts and other documents in its possession belonging to the Corporation, and (ii) to the extent that it no longer has the right to nominate a Director or Directors, the resignations and releases of those nominees on the Board (including the resignation of such Persons as officers of the Corporation), all such resignations to be effective no later than the time of delivery.  The transferee(s) shall deliver to the transferor(s) immediately available funds by wire transfer to an account or accounts specified in writing by the transferor(s) in full payment of the purchase price payable for the Shares being Transferred.

(b)
If, at the time of Transfer Closing, a transferor fails to complete the subject transaction of purchase and sale, the transferee shall have the right, if it is not in default under this Agreement, without prejudice to any other rights which it may have, upon payment of the purchase price payable by it to the transferor at the time of Transfer Closing to the credit of the transferor in the main branch of the Corporation’s bank, to execute and deliver, on behalf of and in the name of the transferor, such deeds, transfers, share certificates, resignations or other documents that may be necessary to complete the subject transaction and the transferor hereby irrevocably appoints the transferee its attorney in that behalf.  Such appointment and power of attorney, being coupled with an interest, shall not be revoked by the insolvency or bankruptcy of the transferor and the transferor hereby ratifies and confirms and agrees to ratify and confirm all that the transferee may lawfully do or cause to be done by virtue of such appointment and power.

(c)
If any Transfer is subject to notification to or approval of the CRTC or notification to or review under the provisions of the Investment Canada Act, the Competition Act (Canada) or the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 (or similar legislation), then (i) the Closing shall be conditional upon the approval or deemed approval of the appropriate Governmental Entities on terms and conditions satisfactory to the transferee, (ii) the Closing shall be delayed until the receipt of such approvals or deemed approvals, and (iii) the applicable Parties shall make such filings and take such other commercially reasonable actions as are necessary to complete such notifications or reviews or obtain such approvals as soon as reasonably practicable.

(d)
Upon any Transfer, $1.00 of the applicable consideration for such Shares shall be allocated to each Voting Share Transferred, with the remainder of such consideration allocated to the remainder of the Shares Transferred, and the transferor and transferee shall report the purchase and sale of the Shares so Transferred in any tax returns in accordance with this Section 7.2(d).

(e)
Upon any Transfer at a price determined by any Financial Calculations, to the extent such Financial Calculations are not finally determined in accordance with Section 7.1 at the date of the Transfer Closing in respect of such Transfer:

(i)	CanWest shall, prior to such Transfer Closing, make a good faith estimate of such Financial Calculations and provide such estimate to GSCP by Notice;

(ii)	such Transfer shall be effected on the date of the Transfer Closing at the price (the “Estimated Price”) determined in accordance with such estimate of such Financial Calculations; and

(iii)
as soon as reasonably practicable following the final determination of such Financial Calculations in accordance with Section 7.1, the Parties shall readjust the Estimated Price in accordance with such final Financial Calculations, and:

(A)	any resulting increase in the applicable price from the Estimated Price shall be paid by the transferee to the transferor; or

(B)	any resulting decrease in the applicable price from the Estimated Price shall be paid by the transferor to the transferee;

together with interest at the rate per annum equal to the rate quoted by the Bank of Nova Scotia on the date of the Transfer Closing as the reference rate of interest it uses for determining interest rates on Canadian dollar commercial loans in Canada and designated by such Bank as its “prime rate” from the date of the Transfer Closing to the date of payment of such subsequent readjustment less any applicable withholding taxes.

7.3	Exercise of Liquidity Options Prior to the Combination Transaction

In connection with any exercise of a CanWest Call or the First GS Put, the Shortfall Put or the Second GS Put prior to the completion of the Combination Transaction as a result of any delay in, restriction on or prohibition with respect to such completion:

(a)	the relevant Financial Calculations shall be made on a pro forma basis, as if the Combination Transaction had been completed; and

(b)
the Contributed Business shall provide financial support to the Corporation to assist it in purchasing the applicable Shares (including by incurring Indebtedness or otherwise raising financing for such purchase and lending or otherwise contributing funds to the Corporation (it being understood and agreed that any such incurrence of Indebtedness and any such loan to the Corporation shall not be double-counted for purposes of the Financial Calculations).

7.4	Section 116 Certificate and other Withholding

(a)
In connection with the Transfer of any Shares owned by a non-resident of Canada for the purposes of the Tax Act, the transferor shall take all reasonable steps to obtain and deliver to the transferee on or before the Transfer Closing a certificate issued by the Minister of National Revenue under subsection 116(2) of the Tax Act (a “Section 116 Certificate”).  The transferee shall take all reasonable steps to notify the transferor of the name of the transferee as soon as reasonably practicable.

(b)
If a Section 116 Certificate is so delivered to the transferee, the transferee shall be entitled to withhold from the purchase price 25% of the amount, if any, by which the purchase price exceeds the certificate limit as defined in subsection 116(2) of the Tax Act and fixed by the Minister of National Revenue in such certificate.

(c)	If a Section 116 Certificate is not so delivered, the transferee shall be entitled to withhold from the purchase price an amount equal to 25% of the purchase price.

(d)
If the transferee has withheld any amount under the provisions of Section 7.4(b) or 7.4(c) and the transferor delivers to the transferee, after the Transfer Closing and within 26 days after the end of the month in which the Transfer Closing occurs, a Section 116 Certificate or a certificate issued by the Minister of National Revenue under subsection 116(4) of the Tax Act, the transferee shall:

(i)
where a Section 116 Certificate is delivered, pay forthwith to the Receiver General for Canada 25% of the amount, if any, by which the purchase price exceeds the certificate limit fixed in any such Section 116 Certificate, and the amount so paid shall be credited to the transferee as payment on account of the purchase price; and

(ii)
pay forthwith to the transferor any amount that the transferee has withheld and is not required to pay to the Receiver General for Canada in accordance with clause (i) of this Section 7.4(d), and the amount so paid shall be credited to the transferee as payment on account of the purchase price.

(e)
If the transferee has withheld any amount under the provisions of Sections 7.4(b) or 7.4(c) and within 26 days after the end of the end of the month in which the Transfer Closing occurs the transferor has provided the transferee with a copy of a letter, satisfactory as to content to the transferee, acting reasonably, confirming receipt of a section 116 application and advising that the Canada Revenue Agency (“CRA”) will not enforce the remittance of funds as required by subsection 116(5) and that no penalty or interest will be charged against the transferee (a “CRA Letter”) in relation to the disposition of the Shares, then the transferee shall not pay the withheld amount to the Receiver General for Canada until such time as either (i) the CRA requests remittance of the withheld amount in which case the transferee shall pay forthwith the withheld amount to the Receiver General for Canada and the amount so paid shall be credited to the transferee as payment on account of the purchase price, or (ii) the transferor delivers to the transferee a Section 116 Certificate or a certificate issued by the Minister of National Revenue under subsection 116(4) of the Tax Act, in which case the transferee shall:

(i)
pay forthwith to the Receiver General for Canada 25% of the amount, if any, by which the purchase price exceeds the certificate limit fixed in any such section 116 certificate, and the amount so paid shall be credited to the transferee as payment on account of the purchase price; and

(ii)
pay forthwith to the transferor any amount that the transferee has withheld and is not required to pay to the Receiver General for Canada in accordance with clause (i) of this Section 7.4(e), and the amount so paid shall be credited to the transferee as payment on account of the purchase price.

(f)
If the transferee has withheld any amount under the provisions of Section 7.4(b) or 7.4(c) and no certificate has been delivered to the transferee by the transferor in accordance with the provisions of Section 7.4(d) and a CRA Letter has not been received in accordance with Section 7.4(e), such amount shall be paid by the transferee to the Receiver General for Canada on the 30th day after the end of the month in which the Transfer Closing occurs on account of the transferee’s liability pursuant to subsection 116(5) of the Tax Act, and the amount so paid shall be credited to the transferee as payment on account of the purchase price.

(g)
If the transferee withholds an amount pursuant to Sections 7.4(b) or (c), the transferee shall invest, on behalf of the transferor, the withheld amount in one or more investments the interest on which is not subject to tax under Part XIII of the Tax Act from the Transfer Closing until the time that the withheld amount is released to the transferor and/or paid to the Receiver General for Canada in accordance with Sections 7.4(d), 7.4(e) or 7.4(f).  At such time as the transferee releases any withheld amount to the transferor or pays any withheld amount to the Receiver General for Canada, it shall pay to the transferor the interest accrued on such amount to the date of such release or remittance, as the case may be.

(h)
Upon the Transfer of any Shares owned by a non-resident of Canada for purposes of the Tax Act, the transferee shall be entitled to withhold from the purchase price any amount payable under Part XIII of the Tax Act and remit such amount to the Receiver General for Canada on account of the transferor.

Article 8

Representations and warranties

8.1	Representations and Warranties of the GS Parties

The GS Parties jointly and severally represent and warrant to the CanWest Parties the matters set out below.

(a)
Each GS Party is duly created and organized and validly existing under the laws of its jurisdiction of incorporation or formation and has all necessary power, authority and capacity to own its assets and to conduct its business as presently owned and conducted.

(b)
Each GS Party has all necessary power, authority and capacity to enter into this Agreement and each Related Agreement to be executed by such GS Party and to carry out its obligations under this Agreement and such Ancillary Agreements.  The execution and delivery of this Agreement and each Related Agreement to be executed by it and the performance of its obligations under this Agreement and such Ancillary Agreements have been duly authorized by all necessary action on the part of each GS Party.

(c)
This Agreement and each Related Agreement to be executed by it has been duly executed and delivered by each GS Party and constitutes a valid and binding obligation of each applicable GS Party enforceable against it in accordance with its terms.

(d)
The execution, delivery and performance by the GS Parties of this Agreement and the Ancillary Agreements and the consummation by the GS Parties of the Combination Transaction will not result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights or payment obligation under:

(i)	any provision of the constating documents of any GS Party;

(ii)	any resolution of the shareholders or board of directors of any GS Party;

(iii)	subject to obtaining CRTC approval and any other regulatory notifications, filings and approvals required in connection with the consummation of the Combination Transaction, any applicable Laws; or

(iv)	any material contract to which any of the GS Parties or its Subsidiaries is a party or by which any of them is bound or their respective properties or assets are bound;

or give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available where such event would materially impair any GS Party’s ability to complete or materially prevent it from completing the Combination Transaction.

(e)           No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity or other Person is required on the part of any GS Party in connection with the execution, delivery or performance of the Arrangement Agreement, this Agreement, any of the Ancillary Agreements or any other documents and agreements to be delivered under the Arrangement Agreement, this Agreement or any of the Ancillary Agreements other than the Regulatory Approvals (as defined for purposes of the Arrangement Agreement), CRTC approval and any other regulatory approvals required in connection with the consummation of the Combination Transaction.

8.2	Representations and Warranties of the CanWest Parties

The CanWest Parties jointly and severally represent and warrant to the GS Parties the matters set out below.

(a)
Each CanWest Party is a corporation duly incorporated and validly existing under the laws of Manitoba and has all necessary corporate power, authority and capacity to own its assets and to conduct its business as presently owned and conducted.

(b)
Each CanWest Party has all necessary corporate power, authority and capacity to enter into this Agreement and each Related Agreement to be executed by such CanWest Party and to carry out its obligations under this Agreement and such Ancillary Agreements.  The execution and delivery of this Agreement and each Related Agreement to be executed by it and the consummation of the transactions contemplated by this Agreement and such Ancillary Agreements have been duly authorized by all necessary corporate action on the part of each CanWest Party.

(c)
This Agreement and each Related Agreement to be executed by it has been duly executed and delivered by each CanWest Party and constitutes a valid and binding obligation of each applicable CanWest Party enforceable against it in accordance with its terms.

(d)
The execution, delivery and performance by the CanWest Parties of this Agreement and the Ancillary Agreements and the consummation by the CanWest Parties of the Combination Transaction will not result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights or payment obligation under:

(i)	any provision of the articles, by-laws or other constating documents of any CanWest Party;

(ii)	any resolution of the shareholders or board of directors of any CanWest Party;

(iii)	subject to obtaining CRTC approval and any other regulatory notifications, filings and approvals required in connection with the consummation of the Combination Transaction, any applicable Laws; or

(iv)	any material contract to which any of the CanWest Parties or its Subsidiaries is a party or by which any of them is bound or their respective properties or assets are bound;

or give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available where such event would materially impair any CanWest Party’s ability to complete or materially prevent it from completing the Combination Transaction.

(e)
No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity or other Person is required on the part of any CanWest Party in connection with the execution, delivery or performance of the Arrangement Agreement, this Agreement, any of the Ancillary Agreements or any other documents and agreements to be delivered under the Arrangement Agreement, this Agreement or any of the Ancillary Agreements other than the Regulatory Approvals (as defined for purposes of the Arrangement Agreement), CRTC approval and any other regulatory approvals required in connection with the consummation of the Combination Transaction.

(f)	Each CanWest Party is a “Canadian” as such term is defined in the Investment Canada Act.

(g)	Each CanWest Party is not a “non-resident” of Canada within the meaning of the Tax Act.

(h)	Each CanWest Party is a “Canadian” within the meaning of the Direction to the CRTC (Ineligibility of Non-Canadians).

8.3	Indemnity Agreement

The indemnification provisions in Article 3 of the Indemnity Agreement are the sole and exclusive remedy for breaches of the representations and warranties in Sections 8.1 and 8.2, except with respect to fraud or intentional misrepresentation.

ARTICLE 9

GENERAL

9.1	Confidentiality

(a)
None of the Parties shall, at any time or under any circumstances, without the unanimous consent of the Shareholders and the Corporation, directly or indirectly communicate or disclose to any Person (other than its directors, officers, employees, agents, advisors and representatives as reasonably necessary in connection with its interest in the Corporation, and to those of the other Parties) or make use of (except in connection with its interest in the Corporation and, in the case of the CanWest Parties, in connection with the Contributed Business) any confidential knowledge or information howsoever acquired by such Party relating to or concerning the customers, products, technology, trade secrets, systems or operations, or other confidential information regarding the property, business or affairs, of the Corporation or any of its Subsidiaries, including Confidential Arbitration Information (“Confidential Information”).  However, the foregoing obligation of confidentiality shall not apply to:

(i)	information that is or becomes generally available to the public (other than by disclosure by such Party or its employees, agents, advisors or representatives contrary to this Section);

(ii)	information that is reasonably required to be disclosed by a Party to protect its interests in connection with any valuation or legal proceeding under this Agreement;

(iii)	information that is required to be disclosed by law or by the applicable regulations or policies of any regulatory agency of competent jurisdiction or any stock exchange; or

(iv)
disclosure of information by a Party in connection with a proposed Transfer of an interest in the Corporation provided such Party obtains a prior written covenant of confidentiality from the Person to whom it proposes to disclose such information in a form acceptable to the Corporation, acting reasonably.

(b)
Each of the Parties acknowledges that disclosure of any Confidential Information in contravention of this Section 9.1 may cause significant harm to the Corporation and its Subsidiaries and that remedies at law may be inadequate to protect against a breach of this Section 9.1.  Accordingly, the Corporation shall be entitled, in addition to any other relief available to it, to the granting of injunctive relief without proof of actual damages or the requirement to establish the inadequacy of any of the other remedies available to it.  None of the Parties shall assert any defence in Proceedings regarding the granting of an injunction or specific performance based on the availability to the Corporation of any other remedy.

9.2	Non-Competition

● [SECTION REDACTED*]

9.3	Arbitration

(a)
Any controversy or dispute arising out of or relating to this Agreement, its negotiation, validity, existence, breach, termination, construction or application, or the rights, duties or obligations of any party to this Agreement, other than a controversy or dispute with respect to any Financial Calculations which is to be resolved in accordance with Section 7.1, (a “Dispute”), shall be referred to and

*	The material has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the U.S. Securities and Exchange Commission.

determined by arbitration before a single arbitrator to be administered by ADR Chambers Inc., based in the City of Toronto, in accordance with its Arbitration Rules and the Ontario International Commercial Arbitration Act, R.S.O. 1990 c. I.9 (the “Arbitration Act”).

(b)	The seat of the arbitration shall be Ontario and hearings shall be conducted in the City of Toronto.

(c)
A Party to the arbitration (the “Appellant”) may appeal an award on a question of law or a question of mixed fact and law by delivering a written notice of appeal (“Notice of Appeal”) to the party opposite (the “Appeal Respondent”) within 10 days of receipt of the award.  With the Notice of Appeal, the Appellant shall name three persons whom the Appellant is prepared to nominate as appeal arbitrators, each of such persons to be a former appellate judge of the Ontario Court of Appeal or the Supreme Court of Canada (an “Appeal Arbitrator”).  Within seven days of the receipt of the Notice of Appeal, the Appeal Respondent shall by written notice to the Appellant select one or more of the three persons named by the Appellant or provide the Appellant with a list of three persons who are Appeal Arbitrators.  Within seven days of receipt of the Appeal Respondent’s list, by written notice to the Appeal Respondent, the Appellant shall select one or more of such persons and/or provide a further list of three Appeal Arbitrators.  The Parties shall continue to exchange lists of three Appeal Arbitrators in this fashion until three Appeal Arbitrators are selected.  If the parties are unable to agree upon three Appeal Arbitrators within 20 days of the receipt by the Appeal Respondent of the Notice of Appeal, each party shall appoint one Appeal Arbitrator, and the two Appeal Arbitrators thus appointed shall appoint a third Appeal Arbitrator.  Where the two Appeal Arbitrators fail to agree on the third Appeal Arbitrator within 10 days of their appointment, either Party may provide copies of the exchanged lists to ADR Chambers Inc. which shall appoint the third Appeal Arbitrator.  Where an appeal is taken, the award of the Appeal Arbitrators shall be final and binding upon the Parties and there shall be no further right of appeal.  The award of the Appeal Arbitrators shall be an arbitral award under the Arbitration Act.

(d)
Arbitration in accordance with the provisions of this Section 9.3 shall be the sole dispute resolution mechanism in respect of any Dispute except it is not incompatible with this arbitration agreement for any Party to request, before or during the arbitral proceedings, from a competent court any interim, provisional or conservatory relief and for the court to grant such relief.

(e)
The Parties undertake as a general principle to keep confidential all information concerning the existence of the arbitration, all awards or appeals in the arbitration, all materials in the proceedings created or used for the purpose of the arbitration, and all materials and information produced during the arbitration and not in the public domain (“Confidential Arbitration Information”) save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or set aside an award in bona fide Proceedings before a competent court. Each Party shall obtain and deposit with the arbitrator a signed confidentiality undertaking from its legal counsel, independent experts and consultants regarding the Confidential Arbitration Information.

9.4	Application of this Agreement

The terms of this Agreement shall apply mutatis mutandis to any shares:

(a)	resulting from the conversion, reclassification, redesignation, subdivision or consolidation or other change of the Shares; and

(b)	of the Corporation or any successor body corporate that are received by the Shareholders on a merger, amalgamation, arrangement or other reorganization of or including the Corporation;

and prior to any such action being taken the Parties shall give due consideration to any changes that may be required to this Agreement in order to give effect to the intent of this Section 9.4.

9.5	Amendments and Waivers

No amendment to or supplement of this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the Parties.  No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give such waiver and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

9.6	Assignment

Except as may be expressly provided in this Agreement, no Party may assign this Agreement or any of the benefits, rights or obligations under this Agreement or enter into any participation agreement with respect to the benefits under this Agreement without the prior written consent of the other Parties.

9.7	Termination

This Agreement shall terminate upon:

(a)	the written agreement of all of the Shareholders;

(b)	two years following the dissolution or bankruptcy of the Corporation or the making by the Corporation of an assignment under the provisions of the Bankruptcy and Insolvency Act (Canada);

(c)	the GS Parties holding less than 5% of the GS Initial Interest following an initial public offering pursuant to the exercise by GSCP of its rights pursuant to Section 6.9; or

(d)	one Person becoming the beneficial owner of all of the Shares,

except that the provisions of Sections 6.11, 9.1, 9.3 and the indemnity provisions in Schedule 6.9 shall continue and in the case of a termination pursuant to clause (c) of this Section 9.7, in circumstances where GSCP had previously required the Corporation to register GS Shares for distribution in the United States, the provisions in Schedule 6.9 shall also continue until the GS Parties no longer hold any Shares.

9.8	No Partnership

Nothing in this Agreement shall be construed to constitute a partnership, trust, association or fiduciary relationship between the Parties or to impose any trust or fiduciary duties, obligations or liabilities between the Parties.  No Party shall, as a result of this Agreement, be deemed to be an agent or representative of any other Party for any purpose, and no Party shall have the power or authority as agent or in any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of any other Party for any purpose.

9.9	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a)	in the case of a Notice to any CanWest Party to:

CanWest MediaWorks Inc.

3100 CanWest Global Place

201 Portage Avenue

Winnipeg, MB  R3B 3L7

Canada

Attention:                                General Counsel

Fax:                      (204) 947-9841

E-mail:                      rleipsic@canwest.com

with a copy (which shall not constitute Notice) to:

Osler, Hoskin & Harcourt LLP

Box 50, One First Canadian Place

Toronto, ON  M5X 1B8

Attention:                                Linda Robinson

Fax:                      (416) 862-6666

E-mail:                      lrobinson@osler.com

(b)	in the case of a Notice to any GS Party to:

GS Capital Partners AA Investment LLC

85 Broad Street

New York, NY 10004

U.S.A.

Attention:                                Gerry Cardinale

Fax No.:                      (212) 357-5505

E-mail:                      gerry.cardinale@gs.com

with a copy (which shall not constitute Notice) to:

GS Capital Partners VI, L.P.

One New York Plaza

38th Floor

New York, NY 10004

U.S.A.

Attention:                                Ben Adler

Fax No.:                      (212) 482-3820

E-mail:                      ben.adler@gs.com

(c)	in the case of Notice to the Corporation, by Notice to CanWest and to GSCP.

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt.  However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day.

Any Party may, from time to time, change its address by giving Notice to the other Parties in accordance with the provisions of this Section 9.9.

9.10	Attornment and Process Agent

Subject to Section 9.3, each of the Parties hereby attorns to the exclusive jurisdiction of the courts of the Province of Ontario in connection with any Dispute.  Each of the GS Parties irrevocably appoints McCarthy Tétrault LLP (the “Process Agent”), with an office at Suite 4700, Toronto-Dominion Bank Tower, Toronto, ON, Canada  M5K lE6, for the attention of Gary Girvan, as its agent to receive on behalf of it and its property, service of any documents by which any action, application, reference or other Proceeding arising out of or related to this Agreement is commenced.  Such service may be made by delivering a copy of such documents in care of the Process Agent at the Process Agent’s above address, and each of the GS Parties irrevocably authorizes and directs the Process Agent to accept such service on its behalf.

9.11	Osler Acting for More than One Party

Each of the Parties to this Agreement has been advised and acknowledges to each other and to Osler, Hoskin & Harcourt LLP (“Osler”) that (a) Osler is acting in connection with this Agreement (and all other agreements between the Parties being entered into as at the date of this Agreement) as counsel to and jointly representing CW Media, CanWest Holdco and CanWest

(each a “Client” and, collectively, the “Clients”), (b) in this role, information disclosed to Osler by one Client will not be kept confidential and will be disclosed to each of the Clients and each of the Parties consents to Osler so acting, and (c) should a conflict arise between the Clients, Osler may not be able to continue to act for any of the Clients.

9.12	Trade-mark Licence

The Corporation shall cause CW Media to grant to GSCP a royalty-free, non-exclusive, non-transferable right to use and display the CW Media name and logo in association with GSCP’s investor communications, including marketing materials related to GSCP’s investment funds. GSCP agrees that it shall only use such name and logo in association with wares and services that conform in nature and quality and are produced or performed by GSCP in compliance with the standards and specifications set by CanWest or CW Media, acting reasonably, and communicated to GSCP from time to time.  GSCP shall, when using such name and logo and in the manner directed by CanWest or CW Media, indicate that such name and logo is owned by CanWest Global Communications Corp. and that it is being used by GSCP under license.

9.13	Enurement

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

9.14	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

[The remainder of this page has intentionally been left blank.]

IN WITNESS OF WHICH the Parties have duly executed this Agreement.

CANWEST MEDIAWORKS INC.
By:	"Richard Leipsic"
Name: Richard Leipsic
Title: Senior Vice President
By:	"Riva Richard"
Name: Riva Richard
Title: Assistant Secretary

4414616 CANADA INC.
By:	"Richard Leipsic"
Name: Richard Leipsic
Title: Director and Vice President
By:	"Riva Richard"
Name: Riva Richard
Title: Director and Assistant Secretary

GS CAPITAL PARTNERS VI FUND, L.P.
By:	"Gerry Cardinale"
Name: Gerry Cardinale
Title: Managing Director
By:
Name:
Title:

GSCP VI AA ONE HOLDING S.àr.l
By:	"John Bowman"
Name: John Bowman
Title: Managing Director
By:
Name:
Title:

GSCP VI AA ONE PARALLEL HOLDING S.àr.l
By:	"John Bowman"
Name: John Bowman
Title: Managing Director
By:
Name:
Title:

CW INVESTMENTS CO.
By:	"Richard Leipsic"
Name: Richard Leipsic
Title: Vice President

By:	"Riva Richard"
Name: Riva Richard
Title: Secretary

SCHEDULE 1.1(a)

EBITDA

For the purposes of calculating Combined EBITDA for any period, “EBITDA” means the consolidated net income of the Corporation or the Contributed Business, as the case may be, for such period calculated in accordance with GAAP consistently applied (“Net Income”):

(a)	increased by, to the extent deducted in computing Net Income for such period, the consolidated amounts of (without duplication):

(i)	depreciation and amortization (excluding amortization of program rights);

(ii)
program costs (including amortization of program rights) and other costs and expenses arising from CRTC benefit obligations outlined in Appendix 1A of the CRTC Supplementary Brief filed in connection with the acquisition of the Deposited Securities (as defined in the Voting Trust Agreement) as such benefit obligations are ultimately determined by the CRTC;

(iii)
allocations of CanWest corporate costs required by GAAP (for the avoidance of doubt, excluding allocations of costs from the Contributed Business to the Corporation and its Subsidiaries or vice versa and excluding any amount charged or payable in accordance with the Management Agreement);

(iv)
the amount of any restructuring charges or reserves deducted (and not added back) in such period in computing Net Income, including any one-time costs incurred in connection with acquisitions after the date of this Agreement and costs related to the closure and/or consolidation of facilities;

(v)
any other non-cash write-offs or write-downs (including asset impairment charges, debt extinguishment expenses, losses on disposal of businesses/assets and net losses associated with sold/discontinued operations) reducing Net Income for such period;

(vi)	any other unusual or non-recurring items (including out-of-period reversals of significant allowances, accruals or reserves or unfavourable legal settlements);

(vii)	any non-cash stock-based or other non-cash compensation charges;

(viii)	interest and other financing charges (including bank fees, guarantee costs and costs of surety bonds in connection with financing activities);

(ix)
any expenses or charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition or recapitalization or the incurrence or refinancing of Indebtedness (whether or not successful);

        -  -

(x)
the amount of any minority interest expenses consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted in such period in calculating Net Income;

(xi)	equity losses in respect of the earnings of Affiliates;

(xii)	investment losses;

(xiii)	foreign currency exchange losses;

(xiv)	any net losses resulting from hedging obligations;

(xv)	any expenses relating to impairment of goodwill or other intangibles; and

(xvi)
provisions for Taxes based upon income or profits or capital, including provincial, state, franchise and similar taxes of, and foreign withholding taxes applicable to payments to, such Person paid or accrued during such period deducted (and not added back) in computing Net Income; and

(b)	decreased by, to the extent added in computing Net Income for such period (without duplication):

(i)
the amounts of any minority interest income consisting of Subsidiary expense attributable to minority equity interests of third parties in any non-wholly owned Subsidiary included in such period in calculating Net Income;

(ii)	equity income in respect of the earnings of Affiliates;

(iii)	investment gains;

(iv)	foreign currency exchange gains;

(v)	any net gains resulting from hedging obligations; and

(vi)
any unusual or non-recurring items (including gains on disposal of business/assets, out-of-period reversals of significant allowances, accruals, or reserves, favourable legal settlements or net income associated with sold/discontinued operations).

SCHEDULE 1.1(b)

GS RATE OF RETURN

The GS Rate of Return shall be determined from the following table, where “Combined EBITDA” refers to the Combined EBITDA for the 12 month period ending March 31, 2011:  [TABLE REDACTED*]

Combined EBITDA ($ million)	GS Rate of Return
●	●
●	●
●	●
●	●
●	●
●	●
●	●
●	●
●	●
●	●
●	●

The GS Rate of Return corresponding to any amount of Combined EBITDA between any two amounts shown above will be determined by straight-line interpolation between the GSCP Rates of Return shown above corresponding to such two amounts of Combined EBITDA.

*	The material has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the U.S. Securities and Exchange Commission.

        -  -

SCHEDULE 1.1(c)

MEDIA PARTIES

[LIST REDACTED*] ●

This list will be updated from time to time to reflect the emergence of similar competitor companies.

*	The material has been omitted pursuant to a request for confidential treatment and the omitted material has been filed separately with the U.S. Securities and Exchange Commission.

SCHEDULE 3.1

CORPORATE STRUCTURE

SCHEDULE 5.1

MERGER AGREEMENT

(See Attached)

SCHEDULE 5.1

to

SHAREHOLDERS AGREEMENT

4414616 Canada Inc.

- and -

CW Investments Co.

MERGER AGREEMENT

●

[Note:  This Agreement has been structured as an agreement to be signed on the closing of the Combination Transaction in 2011.  It does not contain any pre-closing conditions or covenants or any mechanism to determine the number of Shares of CW Investments Co. to be issued, all of which appear in the Shareholders Agreement.]

        TABLE OF CONTENTS

        Page

ARTICLE 1
DEFINITIONS AND PRINCIPLES OF INTERPRETATION	1
1.1	Definitions	1
1.2	Certain Rules of Interpretation	4
1.3	Entire Agreement	5
1.4	Exhibit	5
ARTICLE 2
PURCHASE AND SALE	5
2.1	Action by Transferor and Transferee	5
2.2	Place of Closing	6
2.3	Non-Assignable Rights	6
ARTICLE 3
PURCHASE PRICE	6
3.1	Purchase Price	6
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR	6
4.1	Organization of the Transferor	6
4.2	Authority of Transferor	7
4.3	Enforceability Against Transferor	7
4.4	No Conflict by Transferor	7
4.5	No Consent Required by Transferor	7
4.6	Residency of Transferor	7
4.7	Direction to the CRTC - Transferor	7
4.8	Title to Securities	7
4.9	Liabilities of the Contributed Entity	8
4.10	Disclaimer of Other Representations and Warranties	8
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE,	8
5.1	Organization of the Transferee	8
5.2	Authority of the Transferee	8
5.3	Enforceability Against Transferee	8
5.4	No Consent Required by Transferee	8
5.5	Investment Canada Act - Transferee	9
5.6	Residency of Transferee	9
5.7	Direction to the CRTC - Transferee	9
5.8	No Conflict by Transferee	9
5.9	Shares	9
ARTICLE 6
SURVIVAL	9
6.1	NATURE AND SURVIVAL	9
ARTICLE 7
TAXES	10
7.1	Income Tax Elections	10
7.2	Amendment to Partnership Agreement	10
7.3	Assumption of Taxes	10
ARTICLE 8
INDEMNIFICATION	11
8.1	Indemnification by the Transferor	11
8.2	Indemnification by the Transferee	11
8.3	Indemnification Procedures for Third Party Claims	12
8.4	Exclusive Remedy	13
8.5	One Recovery	13
8.6	Duty to Mitigate	13
8.7	Trustee and Agent	14
8.8	Tax Status of Indemnification Payments	14
ARTICLE 9
GENERAL	14
9.1	Arbitration	14
9.2	Public Notices	15
9.3	Expenses	16
9.4	Notices	16
9.5	Attornment	17
9.6	Assignment	17
9.7	Enurement	17
9.8	Amendments and Waivers	18
9.9	Further Assurances	18
9.10	Execution and Delivery	18

THIS MERGER AGREEMENT is made ●,

BETWEEN:

4414616 Canada Inc., a corporation governed by the laws of Canada,

(the “Transferor”)

- and -

CW Investments Co., an unlimited liability company governed by the laws of Nova Scotia,

(the “Transferee”).

RECITALS:

A.
CanWest MediaWorks Inc., an Affiliate of the Transferor, and its Affiliates have transferred the Canadian television operating segment of their business to ● (the “Contributed Entity”) pursuant to the Asset Transfer Agreement attached hereto as Exhibit A (the “Asset Transfer Agreement”).

B.	CanWest MediaWorks Inc. has transferred the Securities to the Transferor.

C.	The Transferor has agreed to sell to the Transferee and the Transferee has agreed to purchase from the Transferor the Securities on the terms and conditions of this Agreement.

THEREFORE the Parties agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Whenever used in this Agreement the following terms shall have the meanings set out below:

“Agreement” means this Merger Agreement, including the exhibit, and all amendments or restatements, as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;

“Ancillary Agreements” has the meaning given in the separation and distribution agreement dated as of August 15, 2007 among CW Media Inc. and certain other parties;

“Appeal Arbitrator” has the meaning given in Section 9.1(c);

“Appeal Respondent” has the meaning given in Section 9.1(c);

“Appellant” has the meaning given in Section 9.1(c);

“Arbitration Act” has the meaning given in Section 9.1(a);

1

“Asset Transfer Agreement” has the meaning given in the Recitals to this Agreement;

“Business Day” means any day, other than a Saturday or Sunday, on which the principal commercial banks in Toronto, Winnipeg and New York are open for commercial banking business during normal banking hours;

“Claims” has the meaning given in Section 8.3(a);

“Closing” means the completion of the sale by the Transferor to, and purchase by the Transferee of, the Securities under this Agreement;

“Closing Date” means ●[Note:  the Combination Date], or such other date as the Parties may agree in writing as the date upon which the Closing shall take place;

“Closing Time” means 10:00 o’clock a.m., Toronto time, on the Closing Date or such other time on such date as the Parties may agree in writing as the time at which the Closing shall take place;

“Confidential Arbitration Information” has the meaning given in Section 9.1(e);

“Contributed Entity” has the meaning given in the Recitals to this Agreement;

“CRTC” means the Canadian Radio-television and Telecommunications Commission, or any successor to it;

“Dispute” has the meaning given in Section 9.1(a);

“Encumbrances” means pledges, liens, charges, security interests, leases, title retention agreements, mortgages, options, adverse claims or encumbrances of any kind or character whatsoever;

“Governmental Entity” means any:

(a)
multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign;

(b)	any subdivision, agent, commission, board or authority of any of the foregoing; or

(c)
any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, including the Toronto Stock Exchange or any other stock exchange;

“Indemnified Party” has the meaning given in Section 8.3(a);

“Indemnifying Party” has the meaning given in Section 8.3(a);

“Indemnity Agreement” means the indemnity agreement dated as of August 15, 2007 between CanWest MediaWorks Inc., the Transferor, G.S. Capital Partners VI Fund, L.P.,

2

GSCP VI AA One Holding S.àr.l, GSCP VI AA Parallel Holding S.àr.l and CW Investments Co.;

“Laws” means currently existing applicable statutes, by-laws, rules, regulations, orders, ordinances or judgments, in each case of any Governmental Entity having the force of law;

“Non-Assignable Rights” has the meaning given in Section 2.3;

“Notice” has the meaning given in Section 9.4;

“Parties” means the Transferor and the Transferee collectively, and “Party” means any one of them;

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, limited liability company, unlimited liability company, Governmental Entity, board, tribunal, dispute settlement panel or body, bureau and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

“Purchase Price” has the meaning given in Section 3.1;

“Securities” means all of the issued and outstanding [shares in the capital of ● ] or [units of limited partnership interest in ● Limited Partnership and all of the issued and outstanding shares in the capital of ●, the sole general partner in ● Limited Partnership];

“Shareholders Agreement” means the shareholders agreement dated as of August 15, 2007 between CanWest MediaWorks Inc., the Transferor, G.S. Capital Partners VI Fund, L.P., GSCP VI AA One Holding S.àr.l, GSCP VI AA Parallel Holding S.àr.l and CW Investments Co.;

“Shares” means the Class B non-voting common shares in the capital of the Transferee;

“Subsidiary” has the meaning given in Section 1.1 of the Shareholders Agreement;

“Tax Act” means the Income Tax Act (Canada);

“Taxes” means taxes, duties, fees, premiums, assessments, imposts, levies and other similar charges imposed by any Governmental Entity under applicable Laws, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all licence, franchise and registration fees and all employment insurance, health insurance and Canada, Québec and other government pension plan premiums or contributions;

3

“Transferee Indemnified Persons” has the meaning given in Section 8.1(a);

“Transferor Indemnified Persons” has the meaning given in Section 8.2(a).

1.2	Certain Rules of Interpretation

In this Agreement:

(a)	Time - Time is of the essence in the performance of the Parties’ respective obligations.

(b)	Currency– Unless otherwise specified, all references to money amounts are to lawful currency of Canada.

(c)	Headings– Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(d)
Time Periods– Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

(e)
Business Day - Whenever any payment to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following.

(f)
Governing Law– This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

(g)	Including– Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(h)	No Strict Construction– The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(i)	Number and Gender– Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(j)
Severability– If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or

4

enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(k)
Statutory references– A reference to a statute includes all regulations and rules made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

1.3	Entire Agreement

This Agreement, the Ancillary Agreements and the agreements and other documents required to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions and agreements between the Parties in connection with the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise.  There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral, whether statutory or otherwise, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement, the Ancillary Agreements and any document required to be delivered pursuant to this Agreement and the Transferee shall acquire the Securities subject only to the benefit of the representations and warranties in this Agreement and in the Ancillary Agreements.  The Transferee shall have no remedy in respect of any untrue statement made to it upon which it relied in entering this Agreement other than any such statement in this Agreement or the Ancillary Agreements, subject to the terms of such agreements.

1.4	Exhibit

The exhibit to this Agreement, listed below, is an integral part of this Agreement:

Exhibit A	Asset Transfer Agreement

ARTICLE 2

PURCHASE AND SALE

2.1	Action by Transferor and Transferee

Subject to the provisions of this Agreement, at the Closing Time:

(a)	Purchase and Sale of Securities– the Transferor shall sell, and the Transferee shall purchase, the Securities;

(b)	Payment of Purchase Price– the Transferee shall pay the Purchase Price as provided in Section 3.1;

(c)
Transfer and Delivery of Securities– the Transferor shall execute and deliver to the Transferee all such assignments, instruments of transfer, consents and other documents as shall be necessary to effectively transfer the Securities to the Transferee free and clear of all Encumbrances; and

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(d)	Other Documents– the Transferor and Transferee shall deliver such other documents as may be necessary to complete the transactions provided for in this Agreement.

2.2	Place of Closing

The Closing shall take place at the Closing Time at the offices of Osler, Hoskin & Harcourt LLP located at Suite 6600, One First Canadian Place, Toronto, Ontario, M5X 1B8 or at such other place as may be agreed upon by the Transferor and the Transferee.

2.3	Non-Assignable Rights

Nothing in this Agreement shall be construed as an assignment of, or an attempt to assign to the Transferee, any Contract or Governmental Authorization which, as a matter of law or by its terms, requires the approval or consent of the issuer thereof or the other party or parties thereto in connection with the transfer of the Securities as contemplated by this Agreement, without first obtaining such approval or consent (collectively “Non-Assignable Rights”).  In connection with such Non-Assignable Rights, the Transferor shall:

(a)
apply for and use commercially reasonable efforts to obtain all such consents or approvals, provided that nothing shall require the Transferor to make any payment to any other party in order to obtain such consent or approval; and

(b)
co-operate with the Transferee in any reasonable arrangements designed to continue to provide the benefits of such Non-Assignable Rights to the Contributed Entity or the Transferee, including holding any such Non-Assignable Rights in trust for the Contributed Entity or the Transferee or acting as agent for the Contributed Entity or the Transferee.

ARTICLE 3

PURCHASE PRICE

3.1	Purchase Price

The purchase price payable by the Transferee for the Securities (the “Purchase Price”), shall be ● fully paid and non-assessable Shares which shall be issued by the Transferee to the Transferor at the Closing Time. [Note:  The number of Shares to be issued will be determined in accordance with the Shareholders Agreement.]

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

The Transferor represents and warrants to the Transferee the matters set out below.

4.1	Organization of the Transferor

The Transferor has been duly incorporated under the Laws of its jurisdiction of incorporation, is validly existing and has full corporate power and capacity to own its properties and assets and conduct its business as currently owned and conducted.

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4.2           Authority of Transferor

The Transferor has the requisite corporate power and capacity to execute, deliver and perform its obligations hereunder.  It has duly authorized the execution, delivery and performance of this Agreement and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement by it.

4.3	Enforceability Against Transferor

This Agreement has been duly executed and delivered by the Transferor and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms.

4.4	No Conflict by Transferor

The execution, delivery and performance by the Transferor of this Agreement and the consummation by it of the transactions contemplated hereby will not result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights or payment obligation under any provision of its articles or by-laws (or other constating documents); any resolution of its board of directors (or any committee thereof) or of its shareholders; any applicable Laws; or any material contract to which it or its Subsidiaries is a party or by which any of them is bound or their respective properties or assets are bound; or give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available where such event would materially impair its ability to complete or materially prevent it from completing the transactions contemplated hereby.

4.5	No Consent Required by Transferor

No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity or other Person is required to be obtained or made by the Transferor in connection with the execution, delivery or performance of this Agreement that has not been obtained or made prior to the Closing Time.

4.6	Residency of Transferor

The Transferor is not a “non-resident” of Canada within the meaning of the Tax Act.

4.7	Direction to the CRTC - Transferor

The Transferor is a “Canadian” within the meaning of the Direction to the CRTC (Ineligibility of Non-Canadians).

4.8	Title to Securities

The Transferor is the sole legal and beneficial owner of the Securities, free and clear of all Encumbrances and is entitled to possess and dispose of same.

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4.9           Liabilities of the Contributed Entity

(a)
The Contributed Entity has no assets, liabilities or operations other than the assets, liabilities and operations acquired or assumed by it pursuant to and in accordance with the Asset Transfer Agreement (the “Original Assets, Liabilities and Operations”) and such assets, liabilities and operations as it has acquired, generated or created since the completion of the transactions contemplated by the Asset Transfer Agreement as a result of its ownership and operation of the Original Assets, Liabilities and Operations and in accordance with Section 5.5 of the Shareholders Agreement.

(b)	The Contributed Entity has no liabilities for Indebtedness, as that term is defined in the Shareholders Agreement.

4.10	Disclaimer of Other Representations and Warranties

Except as expressly set forth in this Article 4 and in the Indemnity Agreement, the Transferor makes no representation or warranty, and there is no condition, in each case, express or implied, at law, by statute or in equity, in respect of the Securities, and any such other representations, warranties or conditions are expressly disclaimed.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE,

The Transferee represents and warrants to the Transferor the matters set out below.

5.1	Organization of the Transferee

The Transferee has been duly incorporated under the Laws of its jurisdiction of incorporation, is validly existing and has full corporate power and capacity to own its properties and assets and conduct its business as currently owned and conducted.

5.2	Authority of the Transferee

The Transferee has the requisite corporate power and capacity to execute, deliver and perform its obligations hereunder.  It has duly authorized the execution, delivery and performance of this Agreement and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement by it.

5.3	Enforceability Against Transferee

This Agreement has been duly executed and delivered by the Transferee and constitutes a legal, valid and binding obligations, enforceable against it in accordance with its terms.

5.4	No Consent Required by Transferee

No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity or other Person is required to be obtained by it in connection with the execution, delivery or performance of this Agreement.

8

5.5           Investment Canada Act - Transferee

The Transferee is a “Canadian” as such term is defined in the Investment Canada Act (Canada).

5.6	Residency of Transferee

The Transferee is not a “non-resident” of Canada within the meaning of the Tax Act.

5.7	Direction to the CRTC - Transferee

The Transferee is a “Canadian” within the meaning of the Direction to the CRTC (Ineligibility of Non-Canadians).

5.8	No Conflict by Transferee

The execution, delivery and performance by the Transferee of this Agreement and the consummation by it of the transaction contemplated hereby will not result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights or payment obligation under any provision of its articles or by-laws (or other constating documents); any resolution of its board of directors (or any committee thereof) or of its shareholders; any applicable Laws; or any material contract to which it or its Subsidiaries is a party or by which any of them is bound or their respective properties or assets are bound; or give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available where such event would materially impair its ability to complete or materially prevent it from completing the transaction contemplated hereby.

5.9	Shares

When issued and delivered to the Transferor hereunder, the Shares shall be duly and validly issued as fully paid and non-assessable shares in the capital of the Transferee.

ARTICLE 6

SURVIVAL

6.1	Nature and Survival

All representations and warranties contained in this Agreement on the part of each of the Parties shall survive:

(a)	the Closing;

(b)	the execution and delivery under this Agreement of any assignments or other instruments of transfer of title to any of the Securities; and

(c)	the payment of the consideration for the Securities,

in each case, for the same period of time during which an obligation to indemnify exists pursuant to Section 8.1(b) or 8.2(b).

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Article 7

TAXES

7.1	Income Tax Elections

In accordance with the requirements of the Tax Act, the regulations thereunder, the administrative practice and policy of the Canada Revenue Agency and any applicable equivalent or corresponding provincial or territorial legislative, regulatory and administrative requirements, the Transferee and the Transferor shall make and file, in a timely manner, a joint election(s) to have the provisions of subsection 85(1) of the Tax Act, and any equivalent or corresponding provision under applicable provincial or territorial tax legislation, apply to the purchase and sale of the Securities under this Agreement.  It is intended that the purchase and sale of the Securities be on a tax-deferred basis to the Transferor for purposes of the Tax Act and applicable provincial or territorial tax legislation; for purposes of each such election(s), the Parties shall elect transfer prices in respect of the Securities as determined by the Transferor in a manner consistent with this intention.  The Transferee and the Transferor shall prepare and file their respective tax returns in a manner consistent with the aforesaid elections.  If a Party fails to file its tax returns in such manner, it shall indemnify and save harmless the other Party in respect of any resulting Taxes, legal and/or accounting expenses paid or incurred by the other Party.

7.2	Amendment to Partnership Agreement

Prior to the Closing Date, the [insert reference to the partnership agreement governing the Contributed Entity] shall be amended to provide that the allocation of the income or loss of the Contributed Entity for tax purposes for the fiscal year of the Contributed Entity for a partner of the Contributed Entity which disposes of an interest in the Contributed Entity in such year shall be made to such partner as though the Contributed Entity’s fiscal year had ended at the date of such disposition and such that any income or loss of the Contributed Entity from the beginning of its fiscal year until the date of such disposition, giving effect to deductions that would be available had there been a fiscal period ended on such date, will be allocated to such departing partner pro rata based on such partner's partnership interest, and any income or loss of the Contributed Entity for the balance of such fiscal year will be allocated solely to partners who were partners at any time during the remainder of such fiscal year. [Note: This clause is relevant only if the Contributed Entity is a partnership.]

7.3	Assumption of Taxes

To the extent that the Contributed Entity has any liabilities for Taxes as at the Closing Time other than in respect of goods and services tax and harmonized sales tax imposed under Part IX of the Excise Tax Act (Canada) and any similar value-added or multi-staged tax payable by it, the Transferor will assume and discharge and fulfill such Taxes (including Taxes relating to the period prior to the Closing Time, regardless of whether such Taxes are due at the Closing Time).

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Article 8

INDEMNIFICATION

8.1	Indemnification by the Transferor

(a)
The Transferor shall indemnify and save harmless the Transferee, its Affiliates and their respective directors, managers, officers, members, shareholders, partners, agents, representatives, successors and assigns (“Transferee Indemnified Persons”) from and against all Damages sustained or incurred by any Transferee Indemnified Person as a result of or arising out of:

(i)	any non-fulfilment or breach of any covenant or agreement on the part of the Transferor contained in this Agreement;

(ii)	any inaccuracy in or breach of any representation or warranty of the Transferor contained in this Agreement;

(iii)
any liability or obligation that does not relate primarily to the Contributed Business (including as such business has been operated by the Contributed Entity) or the Purchased Assets and any other assets acquired by the Contributed Entity in the operation of the Contributed Business (as the terms “Contributed Business” and “Purchased Assets” are defined in the Asset Transfer Agreement);

(iv)	any Taxes assumed by the Transferor pursuant to Section 7.3; and

(v)	any Indebtedness of the Contributed Entity as at the Closing Date.

(b)	The Transferor’s obligations under Section 8.1(a) shall be subject to the following limitations:

(i)
the obligations of the Transferor under Section 8.1(a)(ii) shall terminate on the Survival Date, as such term is defined in the Indemnity Agreement, except with respect to bona fide Claims by the Transferee set forth in written notices given by the Transferee to the Transferor prior to such date and in any event, within 45 days of its determination that it has a bona fide Claim; and

(ii)	the Transferor shall not be liable for any special, indirect, incidental, consequential, punitive or aggravated damages.

8.2	Indemnification by the Transferee

(a)
The Transferee shall indemnify and save harmless the Transferor, its Affiliates and their respective directors, managers, officers, members, shareholders, partners, agents, representatives, successors and assigns (“Transferor Indemnified Persons”) from and against all Damages sustained or incurred by any Transferor Indemnified Person as a result of or arising out of:

11

(i)	any non-fulfilment or breach of any covenant or agreement on the part of the Transferee contained in this Agreement; and

(ii)	any misrepresentation or any incorrectness in or breach of any representation or warranty of the Transferee contained in this Agreement.

(b)	The Transferee’s obligations under Section 8.2(a) shall be subject to the following limitations:

(i)
the obligations of the Transferee under Section 8.2(a)(ii) shall terminate on the Survival Date, as such term is defined in the Indemnity Agreement, except with respect to bona fide Claims by the Transferor set forth in written notices given by the Transferor to the Transferee prior to such date and in any event, within 45 days of its determination that it has a bona fide Claim; or

(ii)	the Transferee shall not be liable for any special, indirect, incidental, consequential, punitive or aggravated damages.

8.3	Indemnification Procedures for Third Party Claims

(a)
In the case of claims for Damages made by a third party with respect to which indemnification is sought pursuant to this Agreement (“Claims”), the Party seeking indemnification (the “Indemnified Party”) shall give prompt notice, and in any event within 30 days, to the other Party (the “Indemnifying Party”) of any such Claims made upon it.  If the Indemnified Party fails to give such notice, such failure shall not preclude the Indemnified Party from obtaining such indemnification but its right to indemnification may be reduced to the extent that such delay prejudiced the defence of the Claim or increased the amount of liability or cost of defence.

(b)
The Indemnifying Party shall have the right, by notice to the Indemnified Party given not later than 30 days after receipt of the notice described in Section 8.3(a), to assume the control of the defence, compromise or settlement of the Claim, provided that such assumption shall, by its terms, be without cost to the Indemnified Party.

(c)
Upon the assumption of control of any Claim by the Indemnifying Party pursuant to Section 8.3(b), the Indemnifying Party shall diligently proceed with the defence, compromise or settlement of the Claim at its sole expense, including if necessary, employment of counsel and experts reasonably satisfactory to the Indemnified Party and, in connection with such defence, the Indemnified Party shall cooperate fully, but at the reasonable expense of the Indemnifying Party, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party’s control, make such assignments and take such other reasonable steps as in the opinion of counsel for the Indemnifying Party are reasonably necessary to enable the Indemnifying Party to conduct such defence.  The Indemnified Party shall also have the right to participate in the negotiation,

12

settlement or defence of any Claim at its own expense; provided, however, that if the Indemnified Party reasonably believes that there is a conflict of interest between its interests and the interests of the Indemnifying Party or counsel chosen by the Indemnifying Party or there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, then the Indemnified Party may retain counsel of its own, at the expense of the Indemnifying Party.  The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party a release from all liability in respect to such Claim or that provides for any relief other than monetary damages.

(d)
The final determination of any Claim pursuant to this Section 8.3, including all related costs and expenses, shall be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be, of such Claim against the Indemnifying Party.

8.4	Exclusive Remedy

The rights of indemnity set forth in this Article 8 are the sole and exclusive remedy of each Party in respect of any misrepresentation, incorrectness in or breach of representation or warranty or breach of covenant, by the other Party under this Agreement.  Accordingly, the Parties waive, from and after the Closing, any and all rights, remedies and claims that one Party may have against the other, whether at law, under any statute or in equity (including but not limited to claims for contribution or other rights of recovery arising under any environmental Laws, claims for breach of contract, breach of representation and warranty, negligent misrepresentation and all claims for breach of duty), or otherwise, directly or indirectly, relating to the provisions of this Agreement or the transactions contemplated by this Agreement other than as expressly provided for in this Article 8 and other than those arising with respect to any fraud or wilful misconduct.  The Parties agree that if a Claim for indemnification is made by one Party in accordance with Section 8.1(b) or Section 8.2(b), as the case may be, and there has been a refusal by the other Party to make payment or otherwise provide satisfaction in respect of such Claim, then a legal proceeding is the appropriate means to seek a remedy for such refusal.  This Article 8 shall remain in full force and effect in all circumstances and shall not be terminated by any breach (fundamental, negligent or otherwise) by any Party of its representations, warranties or covenants under this Agreement or under any closing document or by any termination or rescission of this Agreement by any Party.

8.5	One Recovery

A Party shall not be entitled to double recovery for any Claims even though they may have resulted from the breach of more than one of the representations, warranties, agreements and covenants made by the other Party in this Agreement.

8.6	Duty to Mitigate

Nothing in this Agreement shall in any way restrict or limit the general obligation at law of a Party to mitigate any loss which it may suffer or incur by reason of the breach by the other Party

13

of any representation, warranty or covenant of that other Party under this Agreement.  If any Claim can be reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, a Party shall take all appropriate steps to enforce such recovery, settlement or payment.  If the Indemnified Party fails to make all commercially reasonable efforts to mitigate any loss then the Indemnifying Party shall not be required to indemnify any Indemnified Party for the loss that could have been avoided if the Indemnified Party had made such efforts.

8.7	Trustee and Agent

Each Party acknowledges that the other Party is acting as trustee and agent for the remaining Transferor Indemnified Parties or Transferee Indemnified Parties, as the case may be, on whose behalf and for whose benefit the indemnity in Section 8.1 or Section 8.2, as the case may be, is provided and that such remaining indemnified parties shall have the full right and entitlement to take the benefit of and enforce such indemnity notwithstanding that they may not individually be parties to this Agreement.  Each Party agrees that the other Party may enforce the indemnity for and on behalf of such remaining indemnified parties and, in such event, the Party from whom indemnification is sought will not in any proceeding to enforce the indemnity by or on behalf of such remaining indemnified parties assert any defence thereto based on the absence of authority or consideration or privity of contract and irrevocably waives the benefit of any such defence.

8.8	Tax Status of Indemnification Payments

Any payment made by the Transferor pursuant to this Article 8 shall constitute a reduction of the Purchase Price and any payment made by the Transferee pursuant to this Article 8 shall constitute an increase in the Purchase Price.  In either case, each of the Transferor and the Transferee shall, within a reasonable time of payment and receipt of such payment, as applicable, and in any event within two months of such payment, request all amendments to its current or past tax returns as may be necessary to reflect the foregoing. If any payment made by the Transferor or the Transferee pursuant to this Article 8 is deemed by the Excise Tax Act (Canada) to include goods and services tax or harmonized sales tax, or is deemed by any applicable provincial or territorial legislation to include a similar value added or multi-staged tax, the amount of such payment shall be increased accordingly.

ARTICLE 9

GENERAL

9.1	Arbitration

(a)
Any controversy or dispute arising out of or relating to this Agreement, its negotiation, validity, existence, breach, termination, construction or application, or the rights, duties or obligations of any party to this Agreement (a “Dispute”), shall be referred to and determined by arbitration before a single arbitrator to be administered by ADR Chambers Inc., based in the City of Toronto, in accordance with its Arbitration Rules and the Arbitration Act, 1991 (Ontario) (the “Arbitration Act”).

(b)	The seat of the arbitration shall be Ontario and hearings shall be conducted in the City of Toronto.

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(c)
A Party to the arbitration (the “Appellant”) may appeal an award on a question of law or a question of mixed fact and law by delivering a Notice of appeal (“Notice of Appeal”) to the Party opposite (the “Appeal Respondent”) within 10 days of receipt of the award.  With the Notice of Appeal, the Appellant shall name three persons whom the Appellant is prepared to nominate as appeal arbitrators, each of such persons to be a former appellate judge of the Ontario Court of Appeal or the Supreme Court of Canada (an “Appeal Arbitrator”).  Within seven days of the receipt of the Notice of Appeal, the Appeal Respondent shall by Notice to the Appellant select one or more of the three persons named by the Appellant or provide the Appellant with a list of three persons who are Appeal Arbitrators.  Within seven days of receipt of the Appeal Respondent’s list, by Notice to the Appeal Respondent, the Appellant shall select one or more of such persons and/or provide a further list of three Appeal Arbitrators.  The Parties shall continue to exchange lists of three Appeal Arbitrators in this fashion until three Appeal Arbitrators are selected.  If the Parties are unable to agree upon three Appeal Arbitrators within 20 days of the receipt by the Appeal Respondent of the Notice of Appeal, each Party shall appoint one Appeal Arbitrator, and the two Appeal Arbitrators thus appointed shall appoint a third Appeal Arbitrator.  Where the two Appeal Arbitrators fail to agree on the third Appeal Arbitrator within 10 days of their appointment, either Party may provide copies of the exchanged lists to ADR Chambers Inc. which shall appoint the third Appeal Arbitrator.  Where an appeal is taken, the award of the Appeal Arbitrators shall be final and binding upon the Parties and there shall be no further right of appeal.  The award of the Appeal Arbitrators shall be an arbitral award under the Arbitration Act.

(d)
Arbitration in accordance with the provisions of this Section 9.1 shall be the sole dispute resolution mechanism in respect of any Dispute except it is not incompatible with this arbitration agreement for any Party to request, before or during the arbitral proceedings, from a competent court any interim, provisional or conservatory relief and for the court to grant such relief.

(e)
The Parties undertake as a general principle to keep confidential all information concerning the existence of the arbitration, all awards or appeals in the arbitration, all materials in the proceedings created or used for the purpose of the arbitration, and all materials and information produced during the arbitration and not in the public domain (“Confidential Arbitration Information”) save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or set aside an award in bona fide Proceedings before a competent court. Each Party shall obtain and deposit with the arbitrator a signed confidentiality undertaking from its legal counsel, independent experts and consultants regarding the Confidential Arbitration Information.

9.2	Public Notices

The Parties shall jointly plan and co-ordinate any public notices, press releases, and any other publicity concerning the transactions contemplated by this Agreement and no Party shall act in this regard without the prior approval of the other, such approval not to be unreasonably withheld, except:

15

(a)           where required to meet timely disclosure obligations of any Party under Laws or stock exchange rules in circumstances where prior consultation with the other Party is not practicable and a copy of such disclosure is provided to the other Party at such time as it is made available to the regulatory authority; and

(b)	in the case of the Transferor’s communication made to the Transferor’s employees affected by such transaction.

9.3	Expenses

Except as otherwise provided in this Agreement, each of the Parties shall pay their respective legal, accounting, and other professional advisory fees, costs and expenses incurred in connection with the purchase and sale of the Business and the Purchased Assets and the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement and any other costs and expenses incurred, provided that the Transferee shall not be obligated to pay (or otherwise be responsible for) more than $2.5 million of such fees, costs and expenses, it being agreed that the Transferor shall pay all such amounts, if any, in excess of such $2.5 million.  The Parties will co-operate and use all reasonable commercial efforts to minimize such fees, costs and expenses.

9.4	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a)	in the case of a Notice to the Transferor at:

c/o CanWest MediaWorks Inc.

3100, CanWest Global Place

201 Portage Avenue

Winnipeg, MB  R3B 3L7

Canada

Attention:                                General Counsel

Fax:                      (204) 947-9841

E-mail:                                rleipsic@canwest.com

with a copy (which shall not constitute Notice) to:

Osler, Hoskin & Harcourt LLP

Box 50, One First Canadian Place

Toronto, ON  M5X 1B8

Attention:                                Linda Robinson

Fax:                      (416) 862-6666

E-mail:                                lrobinson@osler.com

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(b)           in the case of a Notice to the Transferee at:

c/o GS Capital Partners AA Investment LLC

85 Broad Street

New York, NY 10004

U.S.A.

Attention:                                Gerry Cardinale

Fax No.:                      212-357-5505

E-mail:                                gerry.cardinale@gs.com

with a copy (which shall not constitute Notice) to the Transferor (as above) and to:

GS Capital Partners VI, L.P.

One New York Plaza

38th Floor

New York, NY 10004

U.S.A.

Attention:                                Ben Adler

Fax No.:                      212-482-3820

E-mail:                                ben.adler@gs.com

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt.  However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day.  Any Party may, from time to time, change its address by giving Notice to the other Parties in accordance with the provisions of this Section.

9.5	Attornment

Subject to Section 9.1, each of the Parties hereby attorns to the exclusive jurisdiction of the courts of the Province of Ontario in connection with any Dispute.

9.6	Assignment

No Party may assign this Agreement or any of the benefits, rights or obligations under this Agreement or enter into any participation agreement with respect to the benefits under this Agreement without the prior written consent of the other Party.

9.7	Enurement

This Agreement enures to the benefit of and is binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

17

9.8           Amendments and Waivers

No amendment to or supplement of this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the Parties.  No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give such waiver and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

9.9	Further Assurances

The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing provided that the costs and expenses of any actions taken after Closing at the request of a Party shall be the responsibility of the requesting Party.

9.10	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles together constitute one and the same agreement.

IN WITNESS OF WHICH the Parties have executed this Agreement.

4414616 Canada Inc.
By:
Name:
Title:
By:
Name:
Title:

CW Investments Co.
By:
Name:
Title:
By:
Name:
Title:

18

EXHIBIT A

to

SCHEDULE 5.1

to

SHAREHOLDERS AGREEMENT

CanWest MediaWorks Inc.

- and -

●

ASSET TRANSFER AGREEMENT

●

        TABLE OF CONTENTS

        Page

ARTICLE 1
DEFINITIONS AND PRINCIPLES OF INTERPRETATION	1
1.1	Definitions	1
1.2	Certain Rules of Interpretation	9
1.3	Entire Agreement	10
1.4	Accounting Principles	11
1.5	Schedules	11
ARTICLE 2
PURCHASE AND SALE	11
2.1	Action by Transferor and Transferee	11
2.2	Place of Closing	12
2.3	Non-Assignable Rights	12
ARTICLE 3
PURCHASE PRICE	12
3.1	Purchase Price	12
3.2	Satisfaction of Purchase Price	12
3.3	Assumption of Assumed Liabilities and Assumed Obligations	12
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR	13
4.1	Organization of the Transferor	13
4.2	Authority of Transferor	13
4.3	Enforceability Against Transferor	13
4.4	No Conflict by Transferor	13
4.5	No Consent Required by Transferor	13
4.6	Goods and Services Tax and Harmonized Sales Tax Registration of Transferor	13
4.7	Residency of Transferor	14
4.8	Direction to the CRTC - Transferor	14
4.9	Title to Certain Assets	14
4.10	Disclaimer of Other Representations and Warranties	14
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE,	14
5.1	Organization of the Transferee	14
5.2	Authority of the Transferee	14
5.3	Enforceability Against Transferee	14
5.4	No Consent Required by Transferee	15
5.5	Investment Canada Act - Transferee	15
5.6	Goods and Services Tax and Harmonized Sales Tax Registration of Transferee	15
5.7	Direction to the CRTC - Transferee	15
5.8	No Conflict by Transferee	15
5.9	[Shares] [Units]	15
ARTICLE 6
SURVIVAL	15
6.1	Nature and Survival	15
ARTICLE 7
OTHER COVENANTS OF THE PARTIES	16
7.1	Employment Matters	16
7.2	Benefit Plans	16
7.3	Services of Excluded Division	17
7.4	Preservation of Records	17
7.5	Stated Capital	17
7.6	Insurance	17
7.7	Shared Assets	17
7.8	Trade-marks	18
ARTICLE 8
TAXES	18
8.1	Sales and Transfer Taxes	18
8.2	Goods and Services Tax and Harmonized Sales Tax Election	18
8.3	Goods and Services Tax and Harmonized Sales Tax if Election Not Applicable	19
8.4	Income Tax Elections	19
ARTICLE 9
INDEMNIFICATION	20
9.1	Indemnification by the Transferor	20
9.2	Indemnification by the Transferee	21
9.3	Indemnification Procedures for Third Party Claims	21
9.4	Bulk Sales and Retail Sales Tax Waiver	22
9.5	Reductions and Subrogation	22
9.6	Exclusive Remedy	23
9.7	One Recovery	23
9.8	Duty to Mitigate	23
9.9	Trustee and Agent	23
9.10	Tax Status of Indemnification Payments	24
ARTICLE 10
GENERAL	24
10.1	Arbitration	24
10.2	Public Notices	25
10.3	Expenses	25
10.4	Notices	26
10.5	Attornment	26
10.6	Assignment	27
10.7	Enurement	27
10.8	Amendments and Waivers	27
10.9	Further Assurances	27
10.10	Execution and Delivery	27

THIS ASSET TRANSFER AGREEMENT is made ●,

BETWEEN:

CanWest MediaWorks Inc., a corporation governed by the laws of the Province of Manitoba,

(the “Transferor”)

- and -

●,

(the “Transferee”).

[Note:  The Transferee will be a corporation that will be a wholly-owned subsidiary of the Transferor or a limited partnership in which the Transferor will hold all of the limited partnership interests and will hold all of the shares of the corporation that is the sole general partner of the limited partnership, following the transfer.]

RECITALS:

A.	The Transferor carries on the Contributed Business.

B.
The Transferor has agreed to sell to the Transferee and the Transferee has agreed to purchase from the Transferor substantially all of the assets, property and undertaking of and relating to the Contributed Business, on the terms and conditions of this Agreement.

THEREFORE the Parties agree as follows:

ARTICLE 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Whenever used in this Agreement the following terms shall have the meanings set out below:

“Accounts Payable” means amounts relating primarily to the Contributed Business owing to any Person as of the Closing Date, which are incurred in connection with the purchase of goods or services in the ordinary course of business;

“Accounts Receivable” means accounts receivable, bills receivable, trade accounts, book debts and insurance claims as of the Closing Date relating primarily to the Contributed Business or the Purchased Assets, recorded as receivable in the Books and Records and other amounts due or deemed to be due to the Transferor and its Affiliates relating primarily to the Contributed Business or the Purchased Assets including refunds and rebates receivable relating primarily to the Contributed Business or the Purchased Assets;

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“Accrued Liabilities” means any and all debts (other than Indebtedness), liabilities, costs, expenses and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, reserved or unreserved, or determined or determinable, of the Transferor and its Affiliates relating primarily to the Contributed Business or the Purchased Assets, including accruals for vacation pay and customer rebates and allowances but excluding the Excluded Liabilities;

“Affiliate” has the meaning set out in Section 1.1 of the Shareholders Agreement, provided that for purposes of this Agreement the Transferee shall be deemed not to be an Affiliate of the Transferor;

“Agreement” means this Asset Transfer Agreement, including all schedules, and all amendments or restatements, as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;

“Ancillary Agreements” has the meaning given in the separation and distribution agreement dated as of August 15, 2007 among CW Media Inc. and certain other parties;

“Appeal Arbitrator” has the meaning given in Section 10.1(c);

“Appeal Respondent” has the meaning given in Section 10.1(c);

“Appellant” has the meaning given in Section 10.1(c);

“Arbitration Act” has the meaning given in Section 10.1(a);

“Assumed Liabilities” means Accounts Payable and Accrued Liabilities, plus the liabilities and obligations of the Transferor and its Affiliates relating primarily to the Contributed Business or the Purchased Assets accrued at the Closing Date under the Contracts, the Governmental Authorizations, the Permitted Encumbrances or relating to the Employees to be employed by the Transferee as contemplated by Section 7.1, whether or not such Employees accept employment by the Transferee and other obligations or liabilities accrued at the Closing Date and to be assumed by the Transferee as specifically provided for under this Agreement, other than the Excluded Liabilities;

“Assumed Obligations” means the liabilities and obligations of the Transferor and its Affiliates relating primarily to the Contributed Business or the Purchased Assets accruing subsequent to the Closing Date under the Contracts, the Governmental Authorizations, the Permitted Encumbrances or relating to the Employees to be employed by the Transferee as contemplated by Section 7.1, whether or not such Employees accept employment by the Transferee, but excluding the Excluded Liabilities;

“Benefit Plans” means all plans, arrangements, agreements, programs, policies, practices or undertakings, whether formal or informal, funded or unfunded, insured or uninsured, registered or unregistered with respect to Employees to which, as at the Closing Date, the Transferor or any of its Affiliates is a party or bound or in which the Employees participate or under which the Transferor or any of its Affiliates has, or will have, any liability or contingent liability, or pursuant to which payments are made, or benefits are provided to, or an entitlement to payments or benefits may arise with respect to any

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Employees, former employees or individuals working under contract with the Transferor or any of its Affiliates primarily with respect to the Contributed Business or the Purchased Assets or other individuals providing services to the Transferor or any of its Affiliates primarily with respect to the Contributed Business or the Purchased Assets (or any spouses, dependants, survivors or beneficiaries of any such individuals);

“Books and Records” means books and records of the Transferor and its Affiliates relating primarily to the Contributed Business or the Purchased Assets, including financial, corporate, operations and sales books, records, books of account, sales and purchase records, lists of suppliers and customers, (including advertisers and subscribers), business reports, plans and projections and all other documents, plans, files, records, assessments, correspondence, and other data and information, financial or otherwise including all data, information and databases stored on computer-related or other electronic media;

“Business Day” means any day, other than a Saturday or Sunday, on which the principal commercial banks in Toronto, Winnipeg and New York are open for commercial banking business during normal banking hours;

“Cash” means cash and cash equivalents as determined in accordance with GAAP;

“Claims” has the meaning given in Section 9.3(a);

“Closing” means the completion of the sale by the Transferor to, and purchase by the Transferee of, the Purchased Assets under this Agreement;

“Closing Date” means December 31, 2009, or such other earlier date as the Parties may agree in writing as the date upon which the Closing shall take place;

“Closing Time” means 10:00 o’clock a.m., Toronto time, on the Closing Date or such other time on such date as the Parties may agree in writing as the time at which the Closing shall take place;

“Confidential Arbitration Information” has the meaning given in Section 10.1(e);

“Contracts” means contracts, licences, leases, agreements, obligations, promises, undertakings, understandings, arrangements, documents, commitments, entitlements or engagements, other than Benefit Plans, to which the Transferor or any of its Affiliates is a party or by which the Transferor or any of its Affiliates is bound or under which the Transferor or any of its Affiliates has, or will have, any liability or contingent liability as at the Closing Date relating primarily to the Contributed Business or the Purchased Assets (in each case, whether written or oral, express or implied), and includes quotations, orders, proposals or tenders which remain open for acceptance and warranties and guarantees;

“Contributed Business” means the Canadian television operating segment of the business of the Transferor and its Affiliates as at January 10, 2007 determined in accordance with the principles employed in reporting the financial results of the “Television Canada” operating segment of CanWest Global Communications Corp. in

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the footnotes to the audited financial statements of CanWest Global Communications Corp. for the fiscal year ended August 31, 2006, and such business as it exists from time to time after January 10, 2007 (subject to the covenants in Section 5.4 of the Shareholders Agreement), but at the option of the Transferor excluding therefrom the Excluded Division;

 “CRTC” means the Canadian Radio-television and Telecommunications Commission, or any successor to it;

“Dispute” has the meaning given in Section 10.1(a);

“Damages” means all injunctions, judgments, orders, decrees, rulings, liabilities, obligations, liens, assessments, levies, losses (including diminution in the value of an investment), damages, fines, penalties, costs of any investigation, response, or remedial or corrective action, capital improvements and related activities and third party claims, including reasonable attorneys’ fees and expenses;

“Employees” means individuals employed or retained by the Transferor or any of its Affiliates at the Closing Time, on a full-time, part-time or temporary basis, primarily with respect to the Contributed Business or the Purchased Assets, including those employees of the Contributed Business on disability leave, parental leave or other absence;

“Encumbrances” means pledges, liens, charges, security interests, leases, title retention agreements, mortgages, options, adverse claims or encumbrances of any kind or character whatsoever;

“Excluded Assets” means:

(a)	Cash;

(b)
corporate, financial and taxation records of the Transferor or any of its Affiliates, whether relating to the Contributed Business or the Purchased Assets or otherwise, and records of the Transferor that do not relate primarily to the Contributed Business;

(c)
extra-provincial, sales, excise or other similar licences or registrations issued to or held by the Transferor or any of its Affiliates, whether relating to the Contributed Business or the Purchased Assets or otherwise, other than any such licences or registrations that are exclusively related to the Contributed Business or the Purchased Assets and are transferable;

(d)	refunds in respect of assessments or reassessments for Taxes paid prior to the Closing whether relating to the Contributed Business or the Purchased Assets or otherwise;

(e)	refundable Taxes and input tax credits in respect of Taxes paid prior to Closing whether relating to the Contributed Business or the Purchased Assets or otherwise;

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(f)	insurance policies, other than in respect of the right to receive insurance recoveries under such policies in respect of any loss, damage or destruction of or to the Purchased Assets; and

(g)	Contracts relating to the foregoing;

“Excluded Division” means the CanWest Media Sales Division of the Transferor and its Affiliates;

“Excluded Liabilities” means all liabilities or obligations of the Transferor and its Affiliates of whatsoever nature or kind:

(a)	with respect to Taxes, whether or not the same relate to the Contributed Business or the Purchased Assets, including Taxes with respect to periods prior to the Closing Date;

(b)	with respect to Indebtedness, whether or not the same was incurred with respect to or relating to the Contributed Business or the Purchased Assets;

(c)	that do not arise with respect to or do not primarily relate to the Contributed Business or the Purchased Assets;

(d)	relating to the Excluded Assets; and

(e)	that have been specifically agreed to be assumed or retained by the Transferor or its Affiliates pursuant to the Agreement;

“Fair Market Value” means the highest price available in an open and unrestricted market between informed and prudent parties, acting at arm’s length and under no compulsion to act, expressed in terms of cash;

“Goodwill” means the goodwill of the Contributed Business and relating primarily to the Purchased Assets, and information and documents relevant thereto including lists of customers (including advertisers and subscribers) and suppliers, credit information, telephone and facsimile numbers, research materials, research and development files and the exclusive right of the Transferee to represent itself as carrying on the Contributed Business in succession to the Transferor and its Affiliates and to all rights in respect of the names “Global” and “E!” any variations of such names;

“Governmental Entity” means any:

(a)
multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign;

(b)	any subdivision, agent, commission, board or authority of any of the foregoing; or

(c)
any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, including the Toronto Stock Exchange or any other stock exchange;

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“Governmental Authorizations” means authorizations, approvals, licences or permits issued to the Transferor and its Affiliates relating primarily to the Contributed Business or the Purchased Assets by or from any Governmental Entity;

“Indebtedness” means, in respect of any Person, the amount of all debts and liabilities in respect of:

(a)	money borrowed or raised, including any related premiums and all capitalized interest;

(b)	debentures, bonds, promissory notes or similar debt instruments; and

(c)	obligations under leases of real or personal property to the extent that such obligations would be capitalized on a balance sheet prepared in accordance with GAAP;

determined, without duplication, on a consolidated basis in accordance with GAAP but, for the avoidance of doubt, not including any trade payables or Accrued Liabilities (including, by way of example, in respect of pension or post-retirement obligations, program payables or CRTC-related obligations);

“Indemnified Party” has the meaning given in Section 9.3(a);

“Indemnifying Party” has the meaning given in Section 9.3(a);

“Indemnity Agreement” means the indemnity agreement dated as of August 15, 2007 between the Transferor, 4414616 Canada Inc., G.S. Capital Partners VI Fund, L.P., GSCP VI AA One Holding S.àr.l, GSCP VI AA Parallel Holding S.àr.l and CW Investments Co.;

“Ineligible Assets” has the meaning given in Section 8.3;

“Information Technology” means computer hardware, software in source code and object code form (including documentation, interfaces and development tools), websites primarily for the Contributed Business, databases, telecommunications equipment and facilities and other information technology systems owned, used or held by the Transferor and its Affiliates on the Closing Date primarily for use in or relating primarily to the Contributed Business or the Purchased Assets;

“Intellectual Property” means intellectual property rights, whether registered or not, owned, used or held by the Transferor and its Affiliates on the Closing Date primarily for use in or relating primarily to the Contributed Business or the Purchased Assets, including:

(a)	trade-marks, trade dress, trade-names, business names and other indicia of origin; and

(b)	copyrights, including copyright registrations and applications;

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“Inventories” means items that on the Closing Date are held by the Transferor and its Affiliates for sale, license, rental, lease or other distribution in the ordinary course of business, or are being produced for sale, or are to be consumed, directly or indirectly, in the production of goods or services to be available for sale, of every kind and nature and wheresoever situate and in each case relating primarily to the Contributed Business or the Purchased Assets;

“Laws” means currently existing applicable statutes, by-laws, rules, regulations, orders, ordinances or judgments, in each case of any Governmental Entity having the force of law;

“Leased Real Property” means lands and/or premises which are used by the Transferor and its Affiliates at the Closing Date relating primarily to the Contributed Business or the Purchased Assets which are leased, subleased, licensed or otherwise occupied by the Transferor and its Affiliates and the interest of the Transferor and its Affiliates in buildings, structures, fixtures, erections, improvements, easements, rights of way and other appurtenances situate on or forming part of such premises;

“Non-Assignable Rights” has the meaning given in Section 2.3;

“Notice” has the meaning given in Section 10.4;

“Owned Real Property” means real property used primarily with respect to the Contributed Business or the Purchased Assets, owned by the Transferor and its Affiliates on the Closing Date, including buildings, structures, fixtures, erections, improvements and other appurtenances situate on or forming part of such real property;

“Parties” means the Transferor and the Transferee collectively, and “Party” means any one of them;

“Permitted Encumbrances” means the Encumbrances listed in Schedule 1.1;

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, limited liability company, unlimited liability company, Governmental Entity, board, tribunal, dispute settlement panel or body, bureau and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

“Prepaid Expenses and Deposits” means the unused portion of amounts that have been prepaid by or on behalf of the Transferor and its Affiliates on the Closing Date relating primarily to the Contributed Business or the Purchased Assets including Taxes, assessments, rates and charges, utilities, rents, tenant allowances, insurance and deposits with any public utility or any Governmental Entity, but excluding income or other Taxes which are personal to the Transferor and its Affiliates and amounts paid in respect of the Benefit Plans;

“Proceeding” means any court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal or criminal), arbitration or other dispute settlement

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procedure, investigation, audit, assessment, inquiry, request for information, warrant, charge, suit or claim, or any similar matter or proceeding;

“Purchase Price” has the meaning given in Section 3.1;

“Purchased Assets” means all of the right, title and interest of the Transferor and its Affiliates in, to and under, or relating to, all rights, properties and assets of the Transferor and its Affiliates used primarily in, or held by the Transferor or its Affiliates primarily for use in, or relating primarily to, the Contributed Business, of whatsoever nature or kind and wherever situated, including the following:

(a)	the Accounts Receivable;

(b)	the Books and Records;

(c)	the Contracts;

(d)	the Goodwill;

(e)	the Governmental Authorizations;

(f)	the Inventories;

(g)	the Owned Real Property;

(h)	the Prepaid Expenses and Deposits;

(i)	the Securities;

(j)	the Tangible Personal Property; and

(k)	the Technology;

other than the Excluded Assets;

“Real Property” means Owned Real Property and Leased Real Property;

“Securities” means the shares, partnership interests or other ownership interests held by the Transferor and its Affiliates in other Persons, including Subsidiaries of the Transferor and its Affiliates, that engage primarily in the Contributed Business;

“Shareholders Agreement” means the shareholders agreement dated as of August 15, 2007 between the Transferor, 4414616 Canada Inc., G.S. Capital Partners VI Fund, L.P., GSCP VI AA One Holding S.àr.l, GSCP VI AA Parallel Holding S.àr.l and CW Investments Co.;

[“Shares” means the voting common shares in the capital of the Transferee;]

“Subsidiary” has the meaning set out in Section 1.1 of the Shareholders Agreement;

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“Tangible Personal Property” means machinery, equipment, furniture, furnishings, office equipment, computer hardware, supplies, materials, vehicles, material handling equipment, implements, parts, tools, jigs, dies, moulds, patterns, tooling and spare parts and tangible assets (other than Real Property and Inventory) owned, used or held by the Transferor and its Affiliates on the Closing Date for primarily use in or relating primarily to the Contributed Business or the Purchased Assets;

“Tax Act” means the Income Tax Act (Canada);

“Taxes” means taxes, duties, fees, premiums, assessments, imposts, levies and other similar charges imposed by any Governmental Entity under applicable Law, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all licence, franchise and registration fees and all employment insurance, health insurance and Canada, Québec and other government pension plan premiums or contributions;

“Technical Information” means know-how and related technical knowledge owned, used or held by the Transferor and its Affiliates primarily for use in or relating primarily to the Contributed Business or the Purchased Assets;

“Technology” means Intellectual Property, Technical Information and Information Technology;

“Transferee Indemnified Persons” has the meaning given in Section 9.1(a);

“Transferor Indemnified Persons” has the meaning given in Section 9.2(a); and

[“Units” means units of limited partnership interest in the Transferee.]

1.2	Certain Rules of Interpretation

In this Agreement:

(a)	Time - Time is of the essence in the performance of the Parties’ respective obligations.

(b)	Currency– Unless otherwise specified, all references to money amounts are to lawful currency of Canada.

(c)	Headings– Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(d)	Time Periods– Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by

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excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

(e)
Business Day - Whenever any payment to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following.

(f)
Governing Law– This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

(g)	Including– Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(h)	No Strict Construction– The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(i)	Number and Gender– Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(j)
Severability– If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(k)
Statutory references– A reference to a statute includes all regulations and rules made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

1.3	Entire Agreement

This Agreement, the Ancillary Agreements and the agreements and other documents required to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties, and set out all the covenants, promises, warranties, representations, conditions and agreements between the Parties, in connection with the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise.  There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral, whether statutory or otherwise, between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and the Ancillary Agreements and any document required to be delivered pursuant to

10

this Agreement and the Transferee shall acquire the Contributed Business and the Purchased Assets “as is, where is” subject only to the benefit of the representations and warranties in this Agreement and in the Ancillary Agreements.  The Transferee shall have no remedy in respect of any untrue statement made to it upon which it relied in entering this Agreement other than any such statement in this Agreement or the Ancillary Agreements, subject to the terms of such agreements.

1.4	Accounting Principles

Unless otherwise specified, wherever in this Agreement reference is made to generally accepted accounting principles (“GAAP”), such reference shall be deemed to be to the generally accepted accounting principles as defined as at the date of this Agreement by the Accounting Standards Board of the Canadian Institute of Chartered Accountants in the Handbook of the Canadian Institute of Chartered Accountants.

1.5	Schedules

The schedules to this Agreement, listed below, are an integral part of this Agreement:

Schedule	Description
Schedule 1.1	Permitted Encumbrances
Schedule 7.3	Services of Excluded Division

ARTICLE 2

PURCHASE AND SALE

2.1	Action by Transferor and Transferee

Subject to the provisions of this Agreement, at the Closing Time:

(a)	Purchase and Sale of Purchased Assets– the Transferor shall sell or cause to be sold and the Transferee shall purchase the Purchased Assets;

(b)	Assumption of Assumed Liabilitiesand Assumed Obligations – the Transferee shall assume the Assumed Liabilities and Assumed Obligations;

(c)	Payment of Purchase Price– the Transferee shall pay the Purchase Price as provided in Section 3.2;

(d)
Transfer and Delivery of Purchased Assets– the Transferor shall execute and deliver, or cause to be executed and delivered, to the Transferee all such bills of sale, assignments, instruments of transfer, deeds, assurances, consents and other documents as shall be necessary to effectively transfer to the Transferee the Purchased Assets; the Transferor shall deliver up or cause to be delivered up to the Transferee possession of the Purchased Assets, free and clear of all Encumbrances (other than Permitted Encumbrances); and

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(e)	Other Documents– the Transferor and Transferee shall deliver or cause to be delivered such other documents as may be necessary to complete the transactions provided for in this Agreement.

2.2	Place of Closing

The Closing shall take place at the Closing Time at the offices of Osler, Hoskin & Harcourt LLP located at Suite 6600, One First Canadian Place, Toronto, Ontario, M5X 1B8 or at such other place as may be agreed upon by the Transferor and the Transferee.

2.3	Non-Assignable Rights

Nothing in this Agreement shall be construed as an assignment of, or an attempt to assign to the Transferee, any Contract or Governmental Authorization which, as a matter of law or by its terms, is (i) not assignable, or (ii) not assignable without the approval or consent of the issuer thereof or the other party or parties thereto, without first obtaining such approval or consent (collectively “Non-Assignable Rights”).  In connection with such Non-Assignable Rights, the Transferor shall:

(a)
apply for and use commercially reasonable efforts to obtain all such consents or approvals, provided that nothing shall require the Transferor to make any payment to any other party in order to obtain such consent or approval; and

(b)
co-operate with the Transferee in any reasonable arrangements designed to provide the benefits of such Non-Assignable Rights to the Transferee, including holding any such Non-Assignable Rights in trust for the Transferee or acting as agent for the Transferee.

ARTICLE 3

PURCHASE PRICE

3.1	Purchase Price

The amount payable by the Transferee for the Purchased Assets (the “Purchase Price”), exclusive of all applicable sales and transfer taxes, shall be [the Fair Market Value of the Purchased Assets]:

3.2	Satisfaction of Purchase Price

The Transferee shall satisfy the Purchase Price at the Closing Time, to the extent of the amount of the Assumed Liabilities at the Closing Time, by assuming the Assumed Liabilities and, to the extent of the remainder of the Purchase Price, by issuing to the Transferor and/or its Affiliates, as applicable, of ● fully paid and non-assessable [Shares] or [Units].

3.3	Assumption of Assumed Liabilities and Assumed Obligations

From and after Closing, the Transferee shall assume, satisfy and fully perform, pay and discharge the Assumed Liabilities and Assumed Obligations.

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Article 4

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

The Transferor represents and warrants to the Transferee the matters set out below.

4.1	Organization of the Transferor

The Transferor has been duly incorporated under the Laws of its jurisdiction of incorporation, is validly existing and has full corporate power and capacity to own its properties and assets and conduct its business as currently owned and conducted.

4.2	Authority of Transferor

The Transferor has the requisite corporate power and capacity to execute, deliver and perform its obligations hereunder.  It has duly authorized the execution, delivery and performance of this Agreement and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement by it.

4.3	Enforceability Against Transferor

This Agreement has been duly executed and delivered by the Transferor and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms.

4.4	No Conflict by Transferor

The execution, delivery and performance by the Transferor of this Agreement and the consummation by it of the transactions contemplated hereby will not result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights or payment obligation under any provision of its articles or by-laws (or other constating documents); any resolution of its board of directors (or any committee thereof) or of its shareholders; any applicable Laws; or any material Contract to which it or its Subsidiaries is a party or by which any of them is bound or their respective properties or assets are bound; or give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available where such event would materially impair its ability to complete or materially prevent it from completing the transactions contemplated hereby.

4.5	No Consent Required by Transferor

No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity or other Person is required to be obtained or made by the Transferor in connection with the execution, delivery or performance of this Agreement that has not been obtained or made prior to the Closing Time.

4.6	Goods and Services Tax and Harmonized Sales Tax Registration of Transferor

The Transferor is duly registered under Subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax and its registration number is: [insert]

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4.7           Residency of Transferor

The Transferor is not a “non-resident” of Canada within the meaning of the Tax Act.

4.8	Direction to the CRTC - Transferor

The Transferor is a “Canadian” within the meaning of the Direction to the CRTC (Ineligibility of Non-Canadians).

4.9	Title to Certain Assets

Except as identified elsewhere in this Agreement, the Transferor is the sole legal and beneficial owner of the Purchased Assets with good and valid title, free and clear of all Encumbrances other than Permitted Encumbrances and is entitled to possess and dispose of same (subject only, in the case of Contracts or Governmental Authorizations, to any necessity of obtaining consents to their assignment).

4.10	Disclaimer of Other Representations and Warranties

Except as expressly set forth in this Article 4 and the Indemnity Agreement, the Transferor makes no representation or warranty, and there is no condition, in each case, express or implied, at law, by statute or in equity, in respect of the Contributed Business or the Purchased Assets, including with respect to merchantability or fitness for any particular purpose, and any such other representations, warranties or conditions are expressly disclaimed.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE,

The Transferee represents and warrants to the Transferor the matters set out below.

5.1	Organization of the Transferee

The Transferee has been duly [incorporated] [formed] under the Laws of its jurisdiction of [incorporation][formation], is validly existing and has full [corporate][partnership] power and capacity to own its properties and assets and conduct its business as currently owned and conducted.

5.2	Authority of the Transferee

The Transferee has the requisite [corporate][partnership] power and capacity to execute, deliver and perform its obligations hereunder.  It has duly authorized the execution, delivery and performance of this Agreement and no other [corporate][partnership] proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement by it.

5.3	Enforceability Against Transferee

This Agreement has been duly executed and delivered by the Transferee and constitutes a legal, valid and binding obligations, enforceable against [it][the partners in the Transferee, subject to the limitations contained in The Partnership Act (Manitoba)] [or other applicable statute] in accordance with its terms.

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5.4           No Consent Required by Transferee

No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity or other Person is required to be obtained or made by it in connection with the execution, delivery or performance of this Agreement that has not been obtained or made prior to the Closing Time.

5.5	Investment Canada Act - Transferee

The Transferee is a “Canadian” as such term is defined in the Investment Canada Act.

5.6	Goods and Services Tax and Harmonized Sales Tax Registration of Transferee

The Transferee is duly registered under Subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax and its registration number is: [insert]

5.7	Direction to the CRTC - Transferee

The Transferee is a “Canadian” within the meaning of the Direction to the CRTC (Ineligibility of Non-Canadians).

5.8	No Conflict by Transferee

The execution, delivery and performance by the Transferee of this Agreement and the consummation by it of the transaction contemplated hereby will not result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights or payment obligation under any provision of its articles or by-laws (or other constating documents); any resolution of its [board of directors (or any committee thereof) or of its shareholders][partners]; any applicable Laws; or any material contract to which it or its Subsidiaries is a party or by which any of them is bound or their respective properties or assets are bound; or give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available where such event would materially impair its ability to complete or materially prevent it from completing the transaction contemplated.

5.9	[Shares] [Units]

When issued and delivered to the Transferor hereunder, the [Shares] [Units] shall be duly and validly issued as fully paid and non-assessable shares in the capital of the Transferee.

ARTICLE 6

SURVIVAL

6.1	Nature and Survival

All representations and warranties contained in this Agreement on the part of each of the Parties shall survive:

(a)	the Closing;

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(b)	the execution and delivery under this Agreement of any bills of sale, instruments of conveyance, assignments or other instruments of transfer of title to any of the Purchased Assets; and

(c)	the payment of the consideration for the Purchased Assets,

in each case, for the same period of time during which an obligation to indemnify exists pursuant to Section 9.1(b) or 9.2(b).

ARTICLE 7

OTHER COVENANTS OF THE PARTIES

7.1	Employment Matters

(a)
The Transferee shall continue the employment of all of the Employees effective as of the Closing Time on terms that are substantially similar to the terms of their current employment and shall recognize the service of such Employees with the Transferor and its Affiliates for all purposes as service with the Transferee. For administrative convenience, the Transferor may continue to provide payroll reporting and payroll services with respect to the Employees and may make payments, or cause payments to be made, on behalf of the Transferee until such time as the Transferee can assume responsibility for such activities.

(b)	The Transferee shall become the successor employer under any collective agreements that apply to the Employees and shall be bound by and comply with the terms of such collective agreements.

(c)
The Transferor shall be solely responsible for all amounts accrued and owing to the Employees in respect of all periods prior to the Closing Time and all contributions owing under the Benefit Plans as at the Closing Time in respect of benefits accrued or incurred by the Employees prior to the Closing Time regardless of whether such amounts would otherwise be due and payable as of the Closing Time.  This includes amounts for vacation, bonus, incentive commission or pay in lieu of overtime.

(d)
The Transferee shall be responsible for all notice of termination, severance and other obligations including entitlement to benefit coverage, stock options or incentive compensation to the Employees who do not continue employment with the Transferee.

7.2	Benefit Plans

The Transferor and the Transferee shall take, and shall cause their respective Affiliates to take, such actions and enter into such arrangements following Closing as are required to provide benefits to the Employees that are substantially similar in the aggregate to the benefits provided to the Employees under the Benefit Plans immediately prior to the Closing Time.  Subject to Section 7.1(c), the Transferee shall be solely responsible for all liabilities and obligations under Benefit Plans in respect of Employees, the Contributed Business or the Purchased Assets, unless the Transferee and the Transferor agree otherwise.  For the avoidance of doubt, the Transferor

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and/or its Affiliates and the Transferee may agree to assign and transfer sponsorship of any particular Benefit Plan from the Transferor and/or its Affiliates, as applicable,  to the Transferee, provided that the Transferor will not be relieved of its obligations under Section 7.1(c) in such circumstances.

7.3	Services of Excluded Division

From and after the Closing Time the Transferor shall continue to make the services of the Excluded Division available to the Transferee on the terms and conditions set forth in Schedule 7.3 to the extent that the Transferor elects to exclude the Excluded Division from the Contributed Business.

7.4	Preservation of Records

The Transferee shall take all reasonable steps to preserve and keep the records of the Transferor and the Contributed Business delivered to it in connection with the completion of the transactions contemplated by this Agreement for a period of six years from the Closing Date, or for any longer period as may be required by any Law or Governmental Entity, and shall make such records available to the Transferor on a timely basis, as may be required by it.

7.5	Stated Capital

In accordance with the provisions of subsection [26(3) of the Canada Business Corporations Act OR 26(3) of The Corporations Act (Manitoba)], the maximum amount permitted to be added to the paid-up capital of the Shares having regard to subsection 85(2.1) of the Tax Act shall be added to the stated capital account maintained for the Shares as a result of the transfer of the Purchased Assets to the Transferee. [Note:  Applicable only if the Transferee is a corporation.]

7.6	Insurance

The Transferor shall cooperate with the Transferee in making any claims for the benefit of the Transferee under any insurance policies maintained by the Transferor in respect of the Contributed Business or the Purchased Assets (whether occurring prior to or after the Closing Time), and shall assign and pay over to the Transferee the proceeds of any such insurance policies to the extent such proceeds apply to any loss, damage or destruction of or to the Purchased Assets.

7.7	Shared Assets

To the extent that:

(a)	any assets of the Transferor and its Affiliates that do not form part of the Purchased Assets were used by the Contributed Business prior to the Closing Time; or

(b)	any Purchased Assets were used by the Transferor and its Affiliates (for the avoidance of doubt, other than the Contributed Business) prior to the Closing Time;

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the Parties will co-operate with each other in any reasonable arrangements designed to allow the continued use of, or otherwise provide the benefits of, such assets or such Purchased Assets, as the case may be, following the Closing Time on a non-exclusive basis, by or to the Party that does not own such assets following the Closing Time (or its Affiliates), including the licensing of such assets for use by such Party or its Affiliates or acting as agent for such Party or its Affiliates, on terms (including financial compensation and otherwise) consistent with the basis upon which the Parties shared the use of such assets or such Purchased Assets, as the case may be, prior to the Closing Time.

7.8	Trade-marks

Without limiting the generality of Section 7.7, to the extent that the Contributed Business uses any trade names or trade-marks owned by the Transferor or its Affiliates that do not form part of the Purchased Assets, the Transferor will license or cause to be licensed to the Transferee such trade names and trade-marks on a royalty-free, non-exclusive basis to allow the Transferee and the Contributed Business to continue to use such trade names and trade-marks for an indefinite term in the same manner in which they were used prior to the Closing Time.  Any such licence will be granted pursuant to a trade-mark licence agreement containing terms and conditions satisfactory to the Transferor, acting reasonably.

ARTICLE 8

TAXES

8.1	Sales and Transfer Taxes

The Transferee shall pay direct to the appropriate Governmental Entity all sales and transfer taxes, registration charges and transfer fees, other than the goods and services tax and harmonized sales tax imposed under Part IX of the Excise Tax Act (Canada) and any similar value-added or multi-staged tax imposed under any applicable provincial or territorial legislation, payable by it in respect of the purchase and sale of the Purchased Assets and, upon the reasonable request of the Transferor, the Transferee shall furnish proof of such payment.

8.2	Goods and Services Tax and Harmonized Sales Tax Election

If and to the extent applicable, the Transferor and the Transferee shall jointly elect, or the Transferor shall cause its Affiliates to jointly elect with the Transferee, under subsection 167(1) of Part IX of the Excise Tax Act (Canada), and any equivalent or corresponding provision under any applicable provincial or territorial legislation imposing a similar value added or multi-staged tax (collectively, a “Section 167 Election”), that no tax be payable with respect to the purchase and sale of the Purchased Assets under this Agreement. The Transferor, and/or the Affiliates of the Transferor, as applicable, and the Transferee shall make such election(s) in prescribed form containing prescribed information and the Transferee shall, on a timely basis, file such election(s) in compliance with the requirements of the applicable legislation.  The Transferee shall indemnify and save harmless the Transferor from and against any such Tax imposed on the Transferor or its Affiliates, as applicable, as a result of any failure or refusal by any Governmental Entity to accept any such election.

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8.3           Goods and Services Tax and Harmonized Sales Tax if Election Not Applicable

If a Section 167 Election is not applicable in respect of the transfer of some or all of the Purchased Assets (“Ineligible Assets”),

(a)
subject to Section 8.3(b), the Transferee shall be liable for and shall pay to the Transferor or the applicable Affiliate of the Transferor an amount equal to any goods and services tax and harmonized sales tax payable by the Transferee and collectible by the Transferor or the applicable Affiliate of the Transferor under the Excise Tax Act (Canada), plus an amount equal to any similar value added or multi-staged tax imposed by any applicable provincial or territorial legislation, in connection with the purchase and sale of the Ineligible Assets under this Agreement; and

(b)
to the extent permitted under subsection 221(2) of the Excise Tax Act (Canada) and any equivalent or corresponding provision under any applicable provincial or territorial legislation, the Transferee shall self-assess and remit directly to the appropriate Governmental Entity any goods and services tax and harmonized sales tax imposed under the Excise Tax Act (Canada) and any similar value added or multi-staged tax imposed by any applicable provincial or territorial legislation payable in connection with the transfer of any of the Real Property to the extent such Real Property is an Ineligible Asset.  The Transferee shall make and file a return(s) in accordance with the requirements of subsection 228(4) of the Excise Tax Act (Canada) and any equivalent or corresponding provision under any applicable provincial or territorial legislation.

8.4	Income Tax Elections

In accordance with the requirements of the Tax Act, the regulations thereunder, the administrative practice and policy of the Canada Revenue Agency and any applicable equivalent or corresponding provincial or territorial legislative, regulatory and administrative requirements, the Transferee and the Transferor shall make and file, and the Transferor shall cause its Affiliates, as applicable, to make and file with the Transferee, in a timely manner,

(a)
a joint election(s) to have the provisions of [subsection 85(1)] [subsection 97(2)] of the Tax Act, and any equivalent or corresponding provision under applicable provincial or territorial tax legislation, apply to the purchase and sale of the Purchased Assets under this Agreement.  It is intended that the purchase and sale of the Purchased Assets be on a tax-deferred basis to the Transferor and its applicable Affiliates for purposes of the Tax Act and applicable provincial or territorial tax legislation; for purposes of each such election(s), the parties to the applicable election shall elect transfer prices in respect of the Purchased Assets as determined by the Transferor or its applicable Affiliates, as the case may be, in a manner consistent with this intention and the consideration received for the Purchased Assets shall be allocated in a manner consistent with this intention;

(b)
if and to the extent applicable, a joint election(s) to have the rule in section 22 of the Tax Act, and any equivalent or corresponding provision under applicable provincial or territorial tax legislation, apply in respect of the Accounts

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Receivable that are the subject of such election, and shall designate therein the amount determined by the Transferor or its applicable Affiliates, as the case may be; and

(c)
if and to the extent applicable, a joint election(s) to have the rules in subsection 20(24) of the Tax Act, and any equivalent or corresponding provision under applicable provincial or territorial tax legislation, apply to the obligations of the Transferor or its applicable Affiliates, as the case may be, in respect of undertakings which arise from the operation of the Contributed Business and to which paragraph 12(1)(a) of the Tax Act applies.  The Transferee and the Transferor acknowledge that the Transferor or its applicable Affiliates, as the case may be, is transferring assets to the Transferee which have a value equal to the elected amount as consideration for the assumption by the Transferee of such obligations of the Transferor or its applicable Affiliates, as the case may be.

The Transferee and the Transferor shall prepare and file and/or the Transferor shall cause its Affiliates to prepare and file, as applicable, their respective tax returns in a manner consistent with the aforesaid elections.  If a Party fails to file, or fails to cause an Affiliate to file, its tax returns in such manner, it shall indemnify and save harmless the other Party in respect of any resulting Taxes, legal and/or accounting expenses paid or incurred by the other Party.

ARTICLE 9

INDEMNIFICATION

9.1	Indemnification by the Transferor

(a)
The Transferor shall indemnify and save harmless the Transferee, [the partners in the Transferee,] [its] [their] respective Affiliates (for the avoidance of doubt, excluding the Transferor and its Affiliates other than the Transferee and its Subsidiaries) and their respective directors, managers, officers, members, shareholders, partners, agents, representatives, successors and assigns (“Transferee Indemnified Persons”) from and against all Damages sustained or incurred by any Transferee Indemnified Person as a result of or arising out of:

(i)	any non-fulfilment or breach of any covenant or agreement on the part of the Transferor contained in this Agreement;

(ii)	any inaccuracy in or breach of any representation or warranty of the Transferor contained in this Agreement;

(iii)	any liability or obligation of the Transferor and its Affiliates that is not an Assumed Liability or an Assumed Obligation; and

(iv)	the Excluded Liabilities.

(b)	The Transferor’s obligations under Section 9.1(a) shall be subject to the following limitations:

(i)	the obligations of the Transferor under Section 9.1(a)(ii) shall terminate on the Survival Date, as such term is defined in the

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Indemnity Agreement, except with respect to bona fide Claims by the Transferee set forth in written notices given by the Transferee to the Transferor prior to such date and in any event, within 45 days of its determination that it has a bona fide Claim; and

(ii)	the Transferor shall not be liable for any special, indirect, incidental, consequential, punitive or aggravated damages.

9.2	Indemnification by the Transferee

(a)
The Transferee shall indemnify and save harmless the Transferor, its Affiliates and their respective directors, managers, officers, members, shareholders, partners, agents, representatives, successors and assigns (“Transferor Indemnified Persons”) from and against all Damages sustained or incurred by any Transferor Indemnified Person as a result of or arising out of the Assumed Liabilities and the Assumed Obligations.

(b)	The Transferee shall not be liable for any special, indirect, incidental, consequential, punitive or aggravated damages.

9.3	Indemnification Procedures for Third Party Claims

(a)
In the case of claims for Damages made by a third party with respect to which indemnification is sought pursuant to this Agreement (“Claims”), the Party seeking indemnification (the “Indemnified Party”) shall give prompt notice, and in any event within 30 days, to the other Party (the “Indemnifying Party”) of any such Claims made upon it.  If the Indemnified Party fails to give such notice, such failure shall not preclude the Indemnified Party from obtaining such indemnification but its right to indemnification may be reduced to the extent that such delay prejudiced the defence of the Claim or increased the amount of liability or cost of defence.

(b)
The Indemnifying Party shall have the right, by notice to the Indemnified Party given not later than 30 days after receipt of the notice described in Section 3.5(a), to assume the control of the defence, compromise or settlement of the Claim, provided that such assumption shall, by its terms, be without cost to the Indemnified Party.

(c)
Upon the assumption of control of any Claim by the Indemnifying Party pursuant to Section 3.5(b), the Indemnifying Party shall diligently proceed with the defence, compromise or settlement of the Claim at its sole expense, including if necessary, employment of counsel and experts reasonably satisfactory to the Indemnified Party and, in connection with such defence, the Indemnified Party shall cooperate fully, but at the reasonable expense of the Indemnifying Party, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party’s control, make such assignments and take such other reasonable steps as in the opinion of counsel for the Indemnifying Party are reasonably necessary to enable the Indemnifying Party to conduct such defence.  The Indemnified Party shall also have the right to participate in the negotiation,

21

settlement or defence of any Claim at its own expense; provided, however, that if the Indemnified Party reasonably believes that there is a conflict of interest between its interests and the interests of the Indemnifying Party or counsel chosen by the Indemnifying Party or there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, then the Indemnified Party may retain counsel of its own, at the expense of the Indemnifying Party.  The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party a release from all liability in respect to such Claim or that provides for any relief other than monetary damages.

(d)
The final determination of any Claim pursuant to this Section 3.5, including all related costs and expenses, shall be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be, of such Claim against the Indemnifying Party.

9.4	Bulk Sales and Retail Sales Tax Waiver

In respect of the purchase and sale of the Purchased Assets under this Agreement, the Transferee shall not require the Transferor or its Affiliates to comply, or to assist the Transferee to comply, with the requirements of (a) the Bulk Sales Act (Ontario) or (b) section 6 of the Retail Sales Tax Act (Ontario) and any equivalent or corresponding provisions under any other applicable legislation in any other jurisdiction.  Notwithstanding the foregoing, the Transferor shall indemnify and save harmless the Transferee from and against all Claims which may be made or brought against the Transferee, or which it may suffer or incur arising out of such non-compliance other than Claims relating to the Assumed Liabilities.

9.5	Reductions and Subrogation

If the amount of any Claim incurred by a Party at any time subsequent to the making of an indemnity payment is reduced by:

(a)	any net Tax benefit to that Party; or

(b)	any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person,

the amount of such reduction (less any costs, expenses (including taxes) or premiums incurred in connection therewith), together with interest thereon from the date of payment thereof at an annual rate of interest from time to time equal to the annual rate of interest used by Bank of Nova Scotia as its reference rate of interest for Canadian dollar denominated demand loans to commercial customers in Canada and referred to by such bank as its “prime rate”, shall promptly be repaid by that Party to the other Party.  Upon making a full indemnity payment, a Party shall, to the extent of such indemnity payment, be subrogated to all rights of the other Party against any third party in respect of the Claim to which the indemnity payment relates.

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9.6           Exclusive Remedy

The rights of indemnity set forth in this Article 9 are the sole and exclusive remedy of each Party in respect of any misrepresentation, incorrectness in or breach of representation or warranty or breach of covenant, by the other Party under this Agreement.  Accordingly, the Parties waive, from and after the Closing, any and all rights, remedies and claims that one Party may have against the other, whether at law, under any statute or in equity (including but not limited to claims for contribution or other rights of recovery arising under any environmental Laws, claims for breach of contract, breach of representation and warranty, negligent misrepresentation and all claims for breach of duty), or otherwise, directly or indirectly, relating to the provisions of this Agreement or the transactions contemplated by this Agreement other than as expressly provided for in this Article 9 and other than those arising with respect to any fraud or wilful misconduct.  The Parties agree that if a Claim for indemnification is made by one Party in accordance with Section 9.1(b) or Section 9.2(b), as the case may be, and there has been a refusal by the other Party to make payment or otherwise provide satisfaction in respect of such Claim, then a legal proceeding is the appropriate means to seek a remedy for such refusal.  This Article 9 shall remain in full force and effect in all circumstances and shall not be terminated by any breach (fundamental, negligent or otherwise) by any Party of its representations, warranties or covenants under this Agreement or under any closing document or by any termination or rescission of this Agreement by any Party.

9.7	One Recovery

A Party shall not be entitled to double recovery for any Claims even though they may have resulted from the breach of more than one of the representations, warranties, agreements and covenants made by the other Party in this Agreement.

9.8	Duty to Mitigate

Nothing in this Agreement shall in any way restrict or limit the general obligation at law of a Party to mitigate any loss which it may suffer or incur by reason of the breach by the other Party of any representation, warranty or covenant of that other Party under this Agreement.  If any Claim can be reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, a Party shall take all appropriate steps to enforce such recovery, settlement or payment.  If the Indemnified Party fails to make all commercially reasonable efforts to mitigate any loss then the Indemnifying Party shall not be required to indemnify any Indemnified Party for the loss that could have been avoided if the Indemnified Party had made such efforts.

9.9	Trustee and Agent

Each Party acknowledges that the other Party is acting as trustee and agent for the remaining Transferor Indemnified Parties or Transferee Indemnified Parties, as the case may be, on whose behalf and for whose benefit the indemnity in Section 9.1 or Section 9.2, as the case may be, is provided and that such remaining indemnified parties shall have the full right and entitlement to take the benefit of and enforce such indemnity notwithstanding that they may not individually be parties to this Agreement.  Each Party agrees that the other Party may enforce the indemnity for and on behalf of such remaining indemnified parties and, in such event, the Party from whom indemnification is sought will not in any proceeding to enforce the indemnity by or on behalf of

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such remaining indemnified parties assert any defence thereto based on the absence of authority or consideration or privity of contract and irrevocably waives the benefit of any such defence.

9.10	Tax Status of Indemnification Payments

Any payment made by the Transferor pursuant to this Article 9 shall constitute a reduction of the Purchase Price and any payment made by the Transferee pursuant to this Article 9 shall constitute an increase in the Purchase Price.  In either case, each of the Transferor and the Transferee shall, within a reasonable time of payment and receipt of such payment, as applicable, and in any event within two months of such payment, request all amendments to its current or past tax returns as may be necessary to reflect the foregoing.  For greater certainty, any such reduction of, or increase in, the Purchase Price shall be allocated among the Purchased Assets to which such payment by the Transferor or Transferee, respectively, can reasonably be considered to relate.  If any payment made by the Transferor or the Transferee pursuant to this Article 9 is deemed by the Excise Tax Act (Canada) to include goods and services tax or harmonized sales tax, or is deemed by any applicable provincial or territorial legislation to include a similar value added or multi-staged tax, the amount of such payment shall be increased accordingly.

ARTICLE 10

GENERAL

10.1	Arbitration

(a)
Any controversy or dispute arising out of or relating to this Agreement, its negotiation, validity, existence, breach, termination, construction or application, or the rights, duties or obligations of any party to this Agreement (a “Dispute”), shall be referred to and determined by arbitration before a single arbitrator to be administered by ADR Chambers Inc., based in the City of Toronto, in accordance with its Arbitration Rules and the Arbitration Act, 1991 (Ontario) (the “Arbitration Act”).

(b)	The seat of the arbitration shall be Ontario and hearings shall be conducted in the City of Toronto.

(c)
A Party to the arbitration (the “Appellant”) may appeal an award on a question of law or a question of mixed fact and law by delivering a Notice of appeal (“Notice of Appeal”) to the Party opposite (the “Appeal Respondent”) within 10 days of receipt of the award.  With the Notice of Appeal, the Appellant shall name three persons whom the Appellant is prepared to nominate as appeal arbitrators, each of such persons to be a former appellate judge of the Ontario Court of Appeal or the Supreme Court of Canada (an “Appeal Arbitrator”).  Within seven days of the receipt of the Notice of Appeal, the Appeal Respondent shall by Notice to the Appellant select one or more of the three persons named by the Appellant or provide the Appellant with a list of three persons who are Appeal Arbitrators.  Within seven days of receipt of the Appeal Respondent’s list, by Notice to the Appeal Respondent, the Appellant shall select one or more of such persons and/or provide a further list of three Appeal Arbitrators.  The Parties shall continue to exchange lists of three Appeal Arbitrators in this fashion until three Appeal Arbitrators are selected.  If the Parties are unable to agree upon three Appeal

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Arbitrators within 20 days of the receipt by the Appeal Respondent of the Notice of Appeal, each Party shall appoint one Appeal Arbitrator, and the two Appeal Arbitrators thus appointed shall appoint a third Appeal Arbitrator.  Where the two Appeal Arbitrators fail to agree on the third Appeal Arbitrator within 10 days of their appointment, either Party may provide copies of the exchanged lists to ADR Chambers Inc. which shall appoint the third Appeal Arbitrator.  Where an appeal is taken, the award of the Appeal Arbitrators shall be final and binding upon the Parties and there shall be no further right of appeal.  The award of the Appeal Arbitrators shall be an arbitral award under the Arbitration Act.

(d)
Arbitration in accordance with the provisions of this Section 10.1 shall be the sole dispute resolution mechanism in respect of any Dispute except it is not incompatible with this arbitration agreement for any Party to request, before or during the arbitral proceedings, from a competent court any interim, provisional or conservatory relief and for the court to grant such relief.

(e)
The Parties undertake as a general principle to keep confidential all information concerning the existence of the arbitration, all awards or appeals in the arbitration, all materials in the proceedings created or used for the purpose of the arbitration, and all materials and information produced during the arbitration and not in the public domain (“Confidential Arbitration Information”) save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or set aside an award in bona fide Proceedings before a competent court. Each Party shall obtain and deposit with the arbitrator a signed confidentiality undertaking from its legal counsel, independent experts and consultants regarding the Confidential Arbitration Information.

10.2	Public Notices

The Parties shall jointly plan and co-ordinate any public notices, press releases, and any other publicity concerning the transactions contemplated by this Agreement and no Party shall act in this regard without the prior approval of the other, such approval not to be unreasonably withheld, except:

(a)
where required to meet timely disclosure obligations of any Party under Laws or stock exchange rules in circumstances where prior consultation with the other Party is not practicable and a copy of such disclosure is provided to the other Party at such time as it is made available to the regulatory authority; and

(b)	in the case of the Transferor’s communication made to the Transferor’s employees affected by such transaction.

10.3	Expenses

Except as otherwise provided in this Agreement, each of the Parties shall pay their respective legal, accounting, and other professional advisory fees, costs and expenses incurred in connection with the purchase and sale of the Contributed Business and the Purchased Assets and the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement and any other costs and expenses incurred.

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10.4           Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a)	in the case of a Notice to the Transferor at:

CanWest MediaWorks Inc.
3100, CanWest Global Place
201 Portage Avenue
Winnipeg, MB  R3B 3L7
Canada

Attention:                                General Counsel
Fax:                      (204) 947-9841
E-mail:                                rleipsic@canwest.com

with a copy (which shall not constitute Notice) to:

Osler, Hoskin & Harcourt LLP
Box 50, One First Canadian Place
Toronto, ON  M5X 1B8

Attention:                                Linda Robinson
Fax:                      (416) 862-6666
E-mail:                                lrobinson@osler.com

(b)	in the case of a Notice to the Transferee at:

●

Attention:                                ●
Fax:                      ●
E-mail:                                ●

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt.  However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day.  Any Party may, from time to time, change its address by giving Notice to the other Parties in accordance with the provisions of this Section.

10.5	Attornment

Subject to Section 10.1, each of the Parties hereby attorns to the exclusive jurisdiction of the courts of the Province of Ontario in connection with any Dispute.

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10.6           Assignment

No Party may assign this Agreement or any of the benefits, rights or obligations under this Agreement or enter into any participation agreement with respect to the benefits under this Agreement without the prior written consent of the other Party.

10.7	Enurement

This Agreement enures to the benefit of and is binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

10.8	Amendments and Waivers

No amendment to or supplement of this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the Parties.  No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give such waiver and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

10.9	Further Assurances

The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing provided that the costs and expenses of any actions taken after Closing at the request of a Party shall be the responsibility of the requesting Party.

10.10	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles together constitute one and the same agreement.

IN WITNESS OF WHICH the Parties have executed this Agreement.

CANWEST MEDIAWORKS INC.
By:
Name:
Title:
By:
Name:
Title:

●
By:
Name:
Title:
By:
Name:
Title:

27

SCHEDULE 1.1

PERMITTED ENCUMBRANCES

“Permitted Encumbrances” means:

General

1.
Applicable municipal by-laws, development agreements, subdivision agreements, site plan agreements, other agreements, building and other restrictions, easements, servitudes, rights of way and licences which do not in the aggregate materially adversely affect the use or value of the real property affected thereby and provided the same have been complied with in all material respects to the Closing Date including the posting of any required security for performance of obligations thereunder.

2.
Defects or irregularities in title to the real property which are of a minor nature and do not materially adversely affect the use or value of the real property affected thereby and provided the same have been complied with in all material respects to the Closing Date.

3.	Inchoate statutory liens for Taxes, assessments, governmental or utility charges or levies not at due as at the Closing Date.

4.	Rights of equipment lessors under equipment contracts provided the terms of such equipment contracts have been fully performed to the Closing Date.

5.
Any privilege in favour of any lessor, licensor or permitter for rent to become due or for other obligations or acts, the performance of which is required under Contracts so long as the payment of such or the performance of such other obligation or act is not delinquent and provided that such liens or privileges do not materially adversely affect the use or value of the Purchased Assets affected thereby.

6.	All Encumbrances affecting a landlord’s freehold interest in any leased real property.

7.	Any other Encumbrance that is not material in amount or effect (but in no event including any Encumbrances consisting of or related to the Excluded Liabilities).

8.
Any other Encumbrances that the Transferor or its Affiliates shall cause to be removed without liability or cost to the Transferee or the Contributed Business prior to the completion of the Combination Transaction.

28

SCHEDULE 7.3

SERVICES OF EXCLUDED DIVISION

To the extent that the Transferor elects to exclude the Excluded Division from the Contributed Business in accordance with the Agreement, the services of the Excluded Division (the “Excluded Services”) will continue to be made available to the Contributed Business by the Transferor on the following terms:

1.           The Excluded Services will be equivalent to those that were provided to the Contributed Business by the Excluded Division prior to the Closing Time.

2.           The standards applicable to the Excluded Services will be equivalent to the standards applicable under the Management and Administrative Services Agreement dated as of August 15, 2007 between the Transferor and CW Media Inc. (the “Management Agreement”) to the Services (as defined in the Management Agreement).

3.           As compensation for the Excluded Services, the Transferee shall pay to the Transferor Costs and Expenses (as those terms are defined in the Management Agreement) in respect of the Excluded Services, determined and administered in the manner contemplated by the Management Agreement.

4.           The Excluded Services will be provided for an indefinite term.

5.           In all other respects, the terms of the Management Agreement will apply to the provision of the Excluded Services, mutatis mutandis.

29

SCHEDULE 6.1

FORM OF COUNTERPART AND ACKNOWLEDGEMENT

RE:	The shareholders agreement (the “Agreement”) made between CW Investments Co. (the “Corporation”) and its shareholders and others dated as of August 15, 2007

The undersigned acknowledges that it has received a copy of the Agreement and has had an opportunity to review the Agreement.  The undersigned agrees to be bound by the terms (including all covenants, agreements and obligations) of the Agreement as a party to the Agreement and shall be entitled to all benefits of a party pursuant to the Agreement, as fully and effectively as though the undersigned had executed the Agreement together with the other parties to the Agreement.

Dated [as of] ●.

[NAME]
By:
● Authorized Signatory

OR IF AN INDIVIDUAL

Witness	[Name]

SCHEDULE 6.9

REGISTRATION RIGHTS

SCHEDULE 6.9

REGISTRATION RIGHTS

Definitions & Interpretation

1.1           Definitions

Unless otherwise defined in this Schedule 6.9, capitalized terms used in this Schedule 6.9 have the meanings assigned to them in the Agreement.  Whenever used in this Schedule 6.9, the following terms shall have the meanings set out below:

“Canadian Securities Laws” means all applicable securities laws in the Qualifying Jurisdictions, the respective regulations, rules and orders made thereunder, and all applicable policies and notices issued by the Canadian Securities Regulators;

“CanadianSecuritiesRegulators” means, collectively, each of the securities regulatory authorities in each of the Qualifying Jurisdictions;

“CanWest Shares” means any and all Shares beneficially owned by the CanWest Parties;

“Commission” means the United States Securities and Exchange Commission;

“Distribution Shares” has the meaning set out in Section 2.3;

“Indemnified Party” has the meaning set out in Section 4.1(a) or Section 4.2(a), as applicable;

“Indemnifying Party” has the meaning set out in Section 4.3(a);

“Qualifying Jurisdictions” means all of the provinces of Canada;

“Sale Number” has the meaning set out in Section 3.3;

“Selling Shareholder” means any Shareholder selling Shares under a distribution pursuant to this Schedule 6.9;

“US Securities Laws” means all applicable securities laws in the United States and any state of the United States, the respective regulations, rules and orders made thereunder, and all applicable policies and notices issued by the US Securities Regulators;

“USSecuritiesRegulators” means, collectively, each of the securities regulatory authorities in the United States and each of the states of the United States; and

“Violation” has the meaning set out in Section 4.1(a).

1.2           Section References

Unless the context provides otherwise, reference to Sections contained in this Schedule 6.9 refer to Sections of this Schedule 6.9.

Canadian and United States Qualification Rights

2.1           GSCP Demand Qualification

(a)
Subject to Sections 2.5 and 2.6 below, in the circumstances contemplated by Section 6.9 of the Agreement, GSCP may require the Corporation to take the steps and procedures set forth in Section 2.3 in order to qualify up to 100% of the GS Shares for distribution pursuant to Canadian Securities Laws in each of the Qualifying Jurisdictions by delivering a written request (a “Demand Qualification Request”) to the Corporation, with a copy to CanWest, specifying the number of GS Shares that GSCP wishes to have qualified for distribution and the intended method of distribution.

(b)
Subject to Section 2.5, in the circumstances contemplated by Section 6.9 of the Agreement, GSCP may require the Corporation to take the steps and procedures set forth in Exhibit A in order to register up to 100% of the GS Shares for distribution in the United States pursuant to US Securities Laws by delivering a Demand Qualification Request to the Corporation, with a copy to CanWest, specifying the number of GS Shares that GSCP wishes to have qualified for distribution and the intended method of distribution.

(c)
GSCP may deliver only four Demand Qualification Requests pursuant to this Section 2.1; provided, that, with respect to each such request, (i) the aggregate proposed offering price (in the case of a proposed Canadian offering pursuant to Section 2.1(a)) is no less than $5,000,000 and (ii) the aggregate proposed offering price (in the case of a proposed US offering pursuant to Section 2.1(b)) is no less than $25,000,000.

2.2           Piggyback Qualification

(a)
Subject to Sections 2.5 and 2.6 below, upon the written request (a “CanWest Piggyback Request”) of CanWest given within 25 days of receipt of a copy of the Demand Qualification Request in accordance with Section 2.1, the Corporation shall use its commercially reasonable efforts to include up to 100% of the CanWest Shares, as specified by CanWest in the CanWest Piggyback Request, in such filings as may be necessary to qualify such CanWest Shares for distribution pursuant to Canadian Securities Laws or register such CanWest Shares under US Securities Laws, as applicable.

(b)
The Corporation will promptly notify GSCP if the Corporation determines to qualify any Shares for distribution in Canada or the United States.  Subject to Sections 2.5 and 2.6 below, upon the written request (a “GSCP Piggyback Request”) of GSCP given within 25 days of receipt of such notice, the Corporation shall use its commercially reasonable efforts to include up to 100%

of the GS Shares, as specified by GSCP in the GSCP Piggyback Request, in such filings as may be necessary to qualify such GS Shares for distribution pursuant to Canadian Securities Laws or register such GS Shares under US Securities Laws, as applicable.

2.3           Qualification Procedures

Whenever required under this Schedule 6.9 to qualify any Shares for distribution (such Shares being sometimes referred to as the “Distribution Shares”), the Corporation shall, as expeditiously as reasonably possible, take the following actions with respect to a distribution in Canada:

(a)
prepare and file (in any event within 90 days after a Demand Qualification Request has been delivered to the Corporation) a preliminary prospectus in accordance with Canadian Securities Laws and such other related documents as may be necessary or appropriate relating to the proposed distribution of the Distribution Shares and shall, as soon as possible after any comments of the Canadian Securities Regulators have been satisfied with respect to such preliminary prospectus, prepare and file in accordance with Canadian Securities Laws a (final) prospectus and obtain a receipt (or equivalent document) for such (final) prospectus and shall take all other steps and proceedings that may be necessary in order to qualify the Distribution Shares for distribution or distribution to the public, as the case may be, under Canadian Securities Laws; provided, however, that GSCP and CanWest, if any CanWest Shares are being distributed, shall use their commercially reasonable efforts to, and shall request any underwriters to, terminate distribution of the Distribution Shares as soon as possible following the issuance of a receipt (or equivalent document) for such (final) prospectus;

(b)
prepare and file with the Canadian Securities Regulators such amendments and supplements to such preliminary prospectus and (final) prospectus as may be necessary to comply with the provisions of Canadian Securities Laws with respect to the distribution of the Distribution Shares;

(c)
furnish to GSCP and CanWest, if applicable, such number of commercial copies of such preliminary prospectus and (final) prospectus and of each amendment and supplement to either and such other relevant documents as GSCP and CanWest, if applicable, may reasonably request;

(e)
if GSCP advises the Corporation in accordance with Section 3.1 that it wishes to distribute the GS Shares by means of an underwriting, enter into and perform its obligations under an underwriting agreement, in customary form, with the underwriter or underwriters selected for such underwriting by GSCP and acceptable to each of the Corporation and CanWest, acting reasonably;

(f)
use commercially reasonable efforts to cause all the Distribution Shares to be listed on the stock exchange or quotation system on which the Shares are then listed or quoted, if any, and if not then listed or quoted, on a recognized stock exchange or quotation or other system selected by GSCP that is acceptable to the Corporation, acting reasonably;

(g)	provide a transfer agent and registrar and a CUSIP number for all the Distribution Shares not later than the date of filing of the (final) prospectus;

(h)	furnish to the underwriter or underwriters involved in the distribution all documents that they may reasonably request;

(i)	furnish to GSCP and CanWest, if applicable:

(i)	an opinion of counsel for the Corporation addressed to GSCP, CanWest, if applicable, and the underwriters of the distribution and dated the date of such (final) prospectus; and

(ii)	a “comfort” letter addressed to the underwriter or underwriters dated such date and the closing date signed by the auditors of the Corporation;

in each case, covering substantially the same matters as are customarily covered in such documents and such other matters as GSCP and CanWest, if applicable, may reasonably request;

(j)
immediately notify GSCP and CanWest of the occurrence or discovery of any event as a result of which the preliminary prospectus or the (final) prospectus, as then in effect, would include a misrepresentation (as such term is defined in the Securities Act (Ontario)) or an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make any statement therein not misleading in the light of the circumstances in which it was made, and at the request of GSCP or CanWest prepare and furnish to GSCP and CanWest a reasonable number of commercial copies of a supplement to or an amendment of the preliminary prospectus or the (final) prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Distribution Shares, such document shall not include a misrepresentation (as such term is defined in the Securities Act (Ontario)) or an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading in the light of the circumstances in which it was made; and

(k)	otherwise use its commercially reasonable efforts to comply with all provisions of Canadian Securities Laws in connection with the qualification of the Distribution Shares for distribution.

2.4           Expenses of Qualification

All expenses, other than underwriting discounts and commissions and similar placement fees, incurred in connection with the qualification of Distribution Shares for distribution pursuant to this Schedule, including all filing fees, printers’ fees, fees and disbursements of counsel to the Corporation and one counsel (selected by GSCP) for GSCP and CanWest, if applicable, fees and disbursements of auditors, stock exchange listing fees, fees and expenses (including counsel fees and disbursements) incurred in connection with compliance with provincial and state securities laws, fees of any transfer agent or registrar and costs of insurance shall be borne by the Corporation; provided, however, that the Corporation shall not be required to bear such expenses in connection with any Demand Qualification Request delivered pursuant to Section 2.1 if the offering of GS Shares is not consummated or is terminated primarily as a result of any act or omission of GSCP or CanWest, if applicable (in which case the party making the act or omission shall bear such expenses), provided, however, that if (i) at the time of such termination, GSCP or CanWest, if applicable, has learned of a material adverse change in the financial condition or business of the Corporation from that known to GSCP or CanWest, if applicable, at the time of the Demand Qualification Request, or (ii) such termination is at the request of, caused by, or the result of an unreasonable delay by the Corporation, then GSCP or CanWest, if applicable, shall not be required to pay any such expenses and shall retain its rights pursuant to Section 2.1 and 2.2 of this Schedule, respectively.

2.5           Furnish Information

The obligations of the Corporation to take any action pursuant to this Schedule 6.9 in respect of the Shares of any Selling Shareholder is conditional upon such Selling Shareholder furnishing to the Corporation such information regarding itself, its Distribution Shares and the intended method of distribution of such Distribution Shares, as is required to effect the qualification of its Distribution Shares.

2.6           Canadian Escrow Requirements

In connection with any distribution of GS Shares or CanWest Shares in accordance with this Schedule 6.9 in Canada, each Shareholder will comply with any escrow requirements imposed under Canadian Securities Laws and, if applicable, The Toronto Stock Exchange, and will execute all undertakings and agreements that are customary and reasonably required in connection with such requirements.

2.7           Canadian Securities Law Requirements

With a view to making available the benefits of certain rules and regulations of Canadian Securities Laws that may at any time permit the distribution of the Distribution Shares without the filing of a prospectus and to otherwise assist with any such distribution, the Corporation agrees to use its commercially reasonable efforts to:

(a)	once the Shares are listed on a stock exchange, maintain such listing of the Shares for so long as the GS Parties hold at least 1% of the number of issued and outstanding Shares; and

(b)
file with the appropriate Canadian Securities Regulators in a timely manner all reports and other documents required to be filed by the Corporation under Canadian Securities Laws (at any time after the date that the Corporation becomes a reporting issuer under Canadian Securities Laws) for so long as the GS Parties hold at least 1% of the number of issued and outstanding Shares.

2.8	Lock-Up

Notwithstanding anything to the contrary in this Agreement, including this Schedule 6.9, none of the provisions of this Schedule shall in any way limit any of the GS Parties or any of their Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business. Notwithstanding anything to the contrary set forth in this Agreement, including this Schedule 6.9, the provisions of this Agreement, including this Schedule 6.9, other than Section 2.6 of this Schedule 6.9, shall not apply to Shares or any securities convertible into or exercisable or exchangeable for Shares acquired by any GS Party or any of their Affiliates following the earlier of the date of the (final) prospectus for a distribution in Canada and the effective date of the first United States Registration Statement of the Corporation covering Shares to be sold in a public offering.

Underwriting

3.1           Underwriting of GS Shares

If the GS Parties intend to distribute the GS Shares (whether in the US or Canada) referred to in the Demand Qualification Request by means of an underwriting, GSCP will so advise the Corporation and CanWest as part of the Demand Qualification Request.  The right of CanWest to qualify its Shares for distribution in accordance with Section 2.2 is conditional upon CanWest’s participation in such underwriting (unless otherwise mutually agreed by GSCP and CanWest).  All Selling Shareholders proposing to distribute their Shares through such underwriting will, together with the Corporation, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by GSCP and acceptable to each of the Corporation and CanWest, acting reasonably, including, without limitation, providing for customary representations and warranties and a customary indemnity in favour of the underwriter or underwriters.

3.2           Limitations

No Selling Shareholder is required, in connection with any underwriting agreement entered into pursuant to Section 3.1, to make any representations or warranties or provide indemnification except as they relate to such Selling Shareholder’s ownership of Shares and authority to enter into the underwriting agreement and to such Selling Shareholder’s intended method of distribution.  The liability of any Selling Shareholder in connection with such underwriting agreement is to be limited to an amount equal to the proceeds received by such Selling Shareholder from the offering.

3.3           Allocation of Shares Included in Prospectus

(a)
If the GS Parties intend to distribute the GS Shares referred to in the Demand Qualification Request (whether in the US or Canada) by means of an underwriting and CanWest has exercised its right to have CanWest Shares qualified for distribution as well, and if the lead managing underwriter shall advise GSCP and CanWest that, in its view, the number of Distribution Shares requested to be included in such offering exceeds the largest number (the “Demand Registration

Sale Number”) that can be sold in an orderly manner in such offering within a price range acceptable to GSCP, the Corporation shall include the Demand Registration Sale Number of Distribution Shares in the prospectus to be used to qualify Distribution Shares for distribution in the following priority:

(i)	firstly, the Distribution Shares that the GS Parties wish to include in the prospectus; and

(ii)	secondly, the Distribution Shares that CanWest wishes to include in the prospectus.

(b)
If the GS Parties have exercised their right to have GS Shares qualified for distribution (whether in the US or Canada) by making a GSCP Piggyback Request, and if the lead managing underwriter shall advise the Corporation that, in its view, the number of Distribution Shares requested to be included in such offering exceeds the largest number (the “Maximum Sale Number”) that can be sold in an orderly manner in such offering within a price range acceptable to the Corporation, the Corporation shall include the Maximum Sale Number of Distribution Shares in the prospectus to be used to qualify Distribution Shares for distribution in the following priority:

(i)	firstly, the Distribution Shares that the Corporation wishes to include in the prospectus;

(ii)	secondly, the Distribution Shares that the GS Parties wish to include in the prospectus; and

(iii)	thirdly, the Distribution Shares that CanWest wishes to include in the prospectus.

Indemnification with respect to Canadian Offerings

4.1           Indemnification by Corporation

(a)
If any Shares are included in a prospectus under this Schedule 6.9 with respect to a distribution in Canada, the Corporation will indemnify and hold harmless each Shareholder, the officers, directors, partners, members, agents and employees of each Shareholder and each Person, if any, that controls such Shareholder under Canadian Securities Laws (each, in this Section 4.1, an “Indemnified Party”), against any losses (other than loss of profit), claims, damages or liabilities (joint or several) to which such Indemnified Party may become subject under Canadian Securities Laws or any other federal or provincial law, insofar as such losses, claims, damages or liabilities (or actions in respect of them) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):

(i)	any untrue statement or alleged untrue statement of a material fact contained in such prospectus or any amendments or supplements to it;

(ii)
the omission or alleged omission to state in the prospectus a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances in which they were made, not misleading; or

(iii)	any violation or alleged violation by the Corporation of Canadian securities laws in connection with the qualification or sale of Distribution Shares.

(b)
The Corporation will reimburse each Indemnified Party for any legal or other out-of-pocket expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, or action.

(c)	The Corporation is not liable under the indemnity contained in this Section 4.1:

(i)
in respect of amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent may not be unreasonably withheld or delayed);

(ii)
to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such qualification by or on behalf of such Indemnified Party; or

(iii)
in the case of a sale effected directly by a Selling Shareholder of Shares (including a sale of such Shares through any underwriter retained by such Selling Shareholder engaging in a distribution solely on behalf of such Selling Shareholder), where:

(A)	such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus; and

(B)
such Selling Shareholder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Shares to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by Canadian Securities Laws.

4.2           Indemnification by Selling Shareholder

(a)
Each Selling Shareholder that qualifies any Distribution Shares for distribution in Canada pursuant to a prospectus of the Corporation will indemnify and hold harmless the Corporation, each of its directors, each of its officers who have signed the prospectus, each Person, if any, who controls the Corporation within the meaning of Canadian Securities Laws, each employee, agent, and any underwriter for the Corporation, and any other Selling Shareholder or other shareholder selling securities pursuant to such prospectus or any of its directors, officers, partners, members, agents or employees or any Person who controls such

Shareholder or such other shareholder or such underwriter (each, in this Section 4.2, an “Indemnified Party”), against any losses (other than loss of profits), claims, damages, or liabilities (joint or several) to which such Indemnified Party may become subject under Canadian Securities Laws or other federal or provincial law, insofar as such losses, claims, damages or liabilities (or actions in respect of them) arise out of or are based upon any Violation, in each case only to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Selling Shareholder expressly for use in such prospectus.

(b)
Each such Selling Shareholder will reimburse each Indemnified Party for any legal or other out-of-pocket expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.

(c)
The liability of any Selling Shareholder under this indemnity is limited to the amount of net proceeds (after deduction of all underwriters’ discounts and commissions paid by such Selling Shareholder in connection with the qualification in question) received by such Selling Shareholder in the offering giving rise to the Violation.

(d)
The Selling Shareholder is not liable under the indemnity contained in this Section 4.2 in respect of amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Selling Shareholder (which consent may not be unreasonably withheld or delayed).

(e)	The obligations of the Selling Shareholders under this indemnity are several, not joint or joint and several.

4.3           Indemnification Procedure

(a)
Promptly after receipt by an Indemnified Party of notice of the commencement of any action (including any action by a Governmental Entity), such Indemnified Party will, if a claim in respect of such action is to be made against any Person or Persons against whom any indemnity will be sought under Sections 4.1 or 4.2 (the “Indemnifying Party”), deliver to the Indemnifying Party a written Notice of the commencement of the action, and the Indemnifying Party may participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, assume and control the defense of such action with counsel mutually satisfactory to the parties; provided that the Indemnifying Party may not settle, compromise, or consent to judgment in any such action without the consent of the Indemnified Party unless such settlement, compromise or judgment contains a complete release of the Indemnified Party from any further claims, does not contain any injunction or restraint on future actions of the Indemnified Party.

(b)	An Indemnified Party may retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such Indemnified Party and any other party represented by such counsel in such proceeding.

(c)
The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such Indemnifying Party of any liability to the Indemnified Party under Sections 4.1 or 4.2, as applicable, to the extent of such prejudice, but the omission to deliver written Notice to the Indemnifying Party does not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Schedule 6.9.

4.4           Contribution

If the indemnification provided for in Sections 4.1 or 4.2 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, claim, damage, liability or action referred to in Sections 4.1 or 4.2, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party under this Schedule 6.9, will contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the Violations that resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party is to be determined by reference to, among other things, whether the Violation relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation.

4.5           Survival of Indemnities

The obligations of the Corporation and the Selling Shareholders under Sections 4.1 through 4.4  and the corresponding provisions in Exhibit A survive the completion of any offering of Shares under a prospectus under this Schedule 6.9.

Section 5:                                Effect on Shares; Regulatory Matters

5.1	Put Shortfall Shares

(a)
If the GS Parties hold any Put Shortfall Shares, the Put Shortfall Shares shall be qualified for distribution under Canadian Securities Laws, or registered under US Securities Laws, as applicable, and sold by the GS Parties prior to or concurrently with the qualification for distribution under Canadian Securities Laws, or registration under US Securities Laws, as applicable, and sale of any other GS Shares pursuant to this Schedule 6.9.

(b)
Subject to Section 5.1(c), upon any sale by the GS Parties pursuant to this Schedule 6.9 of Put Shortfall Shares, the Corporation shall issue additional Shares to GSCP (to be sold in the same offering as the Put Shortfall Shares to be sold at such time) such that the aggregate gross proceeds to the GS Parties from the sale of the Put Shortfall Shares and such additional Shares (before the payment of any underwriter’s fee, commission or discount) shall be not less than the product of the number of Put Shortfall Shares sold multiplied by the sum of the Put Shortfall Price per Share plus the IRR Adjustment.

(c)
If the GS Parties propose to sell any Put Shortfall Shares pursuant to this Schedule 6.9, GSCP shall cooperate with the Corporation and CanWest in structuring such sale in a manner that does not require or involve the issuance of any additional Shares to the GS Parties as contemplated by Section 5.1(b) of this Schedule 6.9 or  in a manner that is otherwise preferred by the Corporation or CanWest, provided that (i) the GS Parties receive gross proceeds of sale equal to the gross proceeds that would be obtained from the sale of the Put Shortfall Shares and any additional Shares as contemplated by Section 5.1(b) of this Schedule 6.9, (ii) the GS Parties receive such proceeds no later than such time as they would have received them pursuant to Section 5.1(b) of this Schedule 6.9 and (iii) such alternative is otherwise not adverse to any of the GS Parties.

5.2	Voting Shares; Shareholders Agreement

Upon any sale by GSCP pursuant to this Schedule 6.9 of Distribution Shares, such Distribution Shares shall be converted into the same class of voting shares as those held by CanWest or its Affiliates at such time (to the extent such Distribution Shares are not voting shares prior thereto).  The parties hereto agree to reasonable amendments to this Agreement, including this Schedule 6.9, in connection with sales by GSCP hereunder as reasonably requested by GSCP and/or the applicable managing underwriter in order to effectively market the offering (provided, that, in no event shall any such amendment increase or enhance the rights afforded to GSCP under this Agreement, including this Schedule 6.9).

5.3	Regulatory Matters

The Shareholders and the Corporation shall each use commercially reasonable efforts to structure any public offering to comply with applicable law, including CRTC regulations and any laws with respect to foreign ownership, and shall use commercially reasonable efforts to obtain the approval of the CRTC and any other applicable regulator with respect to any offering or sale.

Exhibit A

US Registration Procedures

1.           Demand Registration Rights.

(a)
All Demand Qualification Requests for distributions in the United States will specify the aggregate amount of Shares to be registered and will also specify the intended methods of disposition thereof.  Promptly upon receipt of any such Demand Qualification Request, the Company will take such actions as are necessary to effect such registration under the United States Securities Act of 1933 and the rules and regulations promulgated thereunder (the “Securities Act”) (including, without limitation, filing post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act and ensuring that at the time of offering, the disclosure available to prospective investors includes all of the information required by Sections 12(a)(2) and 17(a)(2) of the Securities Act) of the Shares which the Company has been so requested to register within 180 days of such request (or within 120 days of such request in the case of a Demand Qualification Request after a public offering of at least $25 million has already occurred (a “Qualified Public Offering”)).  Without limiting the generality of the foregoing, the Corporation will, as expeditiously as possible:

(i)
prepare and, within 60 days, file with the Commission a Registration Statement with respect to such Distribution Shares, make all required filings with the NASD and thereafter use its reasonable best efforts to cause such Registration Statement to become effective, provided that before filing a Registration Statement or any amendments or supplements thereto, the Corporation will furnish to GSCP copies of all such documents proposed to be filed;

(ii)
prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (a) not less than six months or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Distribution Shares by an underwriter or dealer or, or two years in the case of shelf Registration Statements (or such shorter period ending on the date that the securities covered by such shelf Registration Statement cease to constitute Distribution Shares) or (b) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by GSCP set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by GSCP set forth in such Registration Statement;

(iii)
furnish to GSCP such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as GSCP may reasonably request including in order to facilitate the disposition of the Distribution Shares owned by GSCP;

(iv)
register or qualify such Distribution Shares under such other securities or blue sky laws of such jurisdictions in the United States or Canada as GSCP reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable GSCP to consummate the disposition in such jurisdictions (provided that the Corporation will not be required to (i) file any prospectus, registration statement or similar document in such jurisdiction that is materially different from that used in connection with the subject distribution, (ii) take any action that would require it to become subject to any periodic reporting, continuous disclosure or similar obligations in such jurisdiction, (iii) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (iv) subject itself to taxation in any such jurisdiction or (v) consent to general service of process in any such jurisdiction);

(v)
cause all Distribution Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary  or reasonably advisable in light of the business and operations of the Corporation to enable GSCP to consummate the disposition of such Distribution Shares in the United States in accordance with the intended method or methods of disposition thereof;

(vi)
promptly notify GSCP, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, prepare and furnish to GSCP a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Distribution Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(vii)
notify GSCP (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for any of such purposes;

(viii)
cause all such Distribution Shares to be listed on each securities exchange on which securities of the same class are then listed or, if no securities of the same class are then listed on any securities exchange, use its commercially reasonable efforts to cause all such Distribution Shares to be listed on the New York Stock Exchange or NASDAQ, if then eligible for such listing, as determined by GSCP and acceptable to the Corporation, acting reasonably, (including, without limitation, effecting a consolidation or reverse stock split in order to satisfy the listing requirements of any stock exchange) and comply with applicable listing requirements for so long as GSCP owns at least 1% of the number of issued and outstanding Shares;

(ix)	provide a transfer agent and registrar for all such Distribution Shares not later than the effective date of, or date of final receipt, for such Registration Statement;

(x)
enter into such customary agreements (including underwriting agreements with customary provisions) and take all such other actions as GSCP or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Distribution Shares;

(xi)
make available for inspection by GSCP, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by GSCP or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Corporation, and cause the Corporation’s officers, directors, employees and independent accountants to supply all information reasonably requested by any of GSCP, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided that prior to the Corporation making any such information available for inspection or supplying any such information, such underwriter, accountant or other agent has entered into a confidentiality agreement in form and substance reasonably satisfactory to the Corporation or otherwise confirmed the confidentiality of such information to the Company’s satisfaction and agreed to use its commercially reasonable efforts to minimize the disruption to the Corporation's business in connection with the foregoing;

(xii)
otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Corporation’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the US Securities Act and Rule 158 thereunder;

(xiii)
in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use its commercially reasonable efforts to promptly to obtain the withdrawal of such order;

(xiv)
take such other actions as the underwriters reasonably request in order to expedite or facilitate the disposition of such Distribution Shares, including, without limitation, preparing for and participating in such number of “road shows” and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;

(xv)
obtain one or more comfort letters, addressed to the sellers of Distribution Shares, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering dated the date of the closing under the underwriting agreement for such offering), signed by the Corporation’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as GSCP reasonably requests;

(xvi)
provide legal opinions of the Corporation’s outside counsel, addressed to the holders of the Distribution Shares being sold, dated the effective date of such Registration Statement, (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement) in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

(xvii)
not to file or make any amendment to any Registration Statement with respect to any Distribution Shares, or any amendment of or supplement to the prospectus used in connection therewith, that refers to GSCP by name, or otherwise identifies GSCP as the holder of any securities of the Corporation, without the consent of GSCP, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law; and

(xviii)
use its reasonable best efforts to take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable in the opinion of GSCP to effect the registration of such Distribution Shares contemplated hereby.

(b)	If the Company receives a Demand Qualification Request and the Corporation furnishes to the GS Parties a copy of a resolution of the board of directors of the

Corporation stating that in the good faith judgment of the board of directors it would be materially adverse to the Corporation for a Registration Statement to be filed on or before the date such filing would otherwise be required hereunder, the Corporation shall have the right to defer such filing for a period of not more than ninety (90) days after the date such filing would otherwise be required hereunder.  The Corporation shall not be permitted to take such action more than twice in any 360-day period.  If the Corporation shall so postpone the filing of a Registration Statement, the requesting party may withdraw its Demand Qualification Request by so advising the Corporation in writing within thirty (30) days after receipt of the notice of postponement.

(c)
Registrations shall be on such appropriate registration form (the “Registration Statement”) of the Commission (i) as shall be selected by the Corporation, acting reasonably, and (ii) as shall permit the disposition of such Distribution Shares in accordance with the intended method or methods of disposition specified in the Demand Qualification Request.

(d)	In the case of an underwritten offering, GSCP shall select the underwriters, provided such selection is acceptable to the Corporation, acting reasonably.

2.           Lock-ups.

Prior to or in connection with a Qualified Public Offering, if the Corporation shall register Distribution Shares under the Securities Act for sale to the public, no holder of Shares other than GSCP (in connection with the offering) shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Shares of the Corporation without the prior written consent of GSCP and the Corporation, for the period of time in which the GS Parties have similarly agreed not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Shares of the Corporation.  In addition, if requested by the managing underwriter(s), in connection with the initial public offering, all holders of Shares shall enter into a customary lock-up agreement with the managing underwriter(s).  In connection with an underwritten public offering following a Qualified Public Offering, no holder of Shares shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Corporation, for such period as shall be required by the managing underwriter of such public offering.  For the avoidance of doubt, CanWest will not be obligated to enter into or accept any lock-up agreement unless the GS Parties enter into or accepts a lock-up agreement providing for substantially the same restrictions.

3.           Indemnification.

(a)
Indemnification by the Corporation.  The Corporation agrees to indemnify and hold harmless, to the full extent permitted by law, GSCP (for purposes of this Section 3, a “Selling Shareholder”), its officers, directors, employees and representatives and each person who controls (within the meaning of the Securities Act) such Selling Shareholder against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, preliminary prospectus, “free writing” prospectus or any supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to the Corporation by such Selling Shareholder for use therein; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus if (A) such Selling Shareholder failed to deliver or cause to be delivered a copy of the prospectus to the Person asserting such loss, claim, damage, liability or expense after the Corporation has furnished such Selling Shareholder with a sufficient number of copies of the same and (B) the prospectus completely corrected in a timely manner such untrue statement or omission; and provided, further, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the Selling Shareholder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense after the Corporation had furnished such Selling Shareholder with a sufficient number of copies of the same.  The Corporation will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Selling Shareholder, if requested.

(b)
Indemnification by Selling Shareholders.  Each Selling Shareholder agrees to indemnify and hold harmless, to the full extent permitted by law, the Corporation, its directors, officers, employees and representatives and each person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any statement or affidavit furnished in writing by such Selling Shareholder to the Corporation expressly for inclusion in such Registration Statement, prospectus, preliminary prospectus, “free writing” prospectus, or any supplement thereto and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the person asserting such loss, claim, damage, liability or expense.  In no event shall the liability of any Selling Shareholder hereunder be greater in amount than the dollar amount of the proceeds received by such Selling Shareholder upon the sale of the securities giving rise to such indemnification obligation and any indemnification shall be several and not joint.  The Corporation and the Selling Shareholders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

(c)	Conduct of Indemnification Proceedings. Any claim made for indemnification hereunder shall be made in accordance with the procedures set forth in Section 4.3 of this Schedule.

(d)
Other Indemnification.  Indemnification similar to that specified in paragraphs (a) and (b) (with appropriate modifications) shall be given by the Corporation and each Selling Shareholder with respect to any required registration or other qualification of securities under United States federal or state law or regulation of governmental authority other than the Securities Act.

(e)
Contribution.  If for any reason the indemnification provided for in paragraphs (a), (b) or (d) of this Exhibit A to Schedule 6.9 is unavailable to an indemnified party or insufficient to hold such indemnified party harmless as contemplated by such paragraphs, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no Selling Shareholder shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such Selling Shareholder with respect to the sale of any securities hereunder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not itself guilty of such fraudulent misrepresentation.

SCHEDULE 7.1

FINANCIAL CALCULATIONS

1.
If any contracts or other assets of the Contributed Business are unable to be transferred to the Corporation in connection with the Combination Transaction (due to consent issues or otherwise), the Financial Calculations shall be calculated on a pro forma basis such that (a) Cash of the Corporation will increase or decrease, as applicable, to account for the Cash that would have been generated or depleted, as applicable, by the Corporation had such contract or asset been transferred to the Corporation and (b) EBITDA of the Corporation will increase or decrease, as applicable, to account for the EBITDA that would have been generated or depleted, as applicable, by the Corporation had such contract or asset been transferred to the Corporation.

2.
“EBITDA” shall be increased by the amount of EBITDA related to an asset acquired by the Contributed Business or the Corporation (reflecting a pro forma EBITDA for the last 12 months prior to the date of the EBITDA calculation to the extent that the EBITDA of the acquired assets is not fully reflected in the Financial Calculations for the Contributed Business or the Corporation for such period), subject to pro rata adjustment in the case of the acquisition of any partial interest.

3.
If the Corporation or any of its Subsidiaries lends money to a third party (for the avoidance of doubt, excluding any Person in which the Corporation or any of its Subsidiaries has an equity interest) or otherwise acquires a note receivable, promissory note, bond, other debt or debt-like instruments or other debt securities from such a third party (including in the event that the Corporation or any of its subsidiaries lends money to or otherwise finances a CanWest Party in connection with a purchase of GS Shares by such CanWest Party (pursuant to this Agreement), but excluding the acquisition of all or substantially all of the securities of a business in connection with the acquisition of a business or asset that is an operating business or asset and/or generates or is expected to generate EBITDA), such amount shall be added to Cash (until such time as such amount has been repaid to the Corporation or its Subsidiaries or the proceeds from the disposition of any such instrument have been received by the Corporation or its Subsidiaries).

4.
The Corporation, CanWest and its Affiliates agree not to take any action to the extent the motivation for such action is to affect the Financial Calculations in such a way as to favour one or more of the CanWest Parties over one or more of the GS Parties.